Exhibit 10.1

THE CAMBRIDGE SCIENCE CENTER

245 FIRST STREET

CAMBRIDGE, MASSACHUSETTS 02142

LEASE SUMMARY SHEET

Execution Date:	May 24, 2016

Tenant:	Sage Therapeutics, Inc.,
a Delaware corporation

Tenant Parties:	Tenant and its agents, employees, contractors or representatives.

Tenant’s Mailing Address Prior to Occupancy:	215 First Street, Suite 220, Cambridge, MA 02142, Attn: Anne Marie Cook, Esq.

Landlord:	Jamestown Premier 245 First, LLC,
a Delaware limited liability company

Landlord Parties:	Landlord and its agents, employees, contractors, or representatives.

Buildings:	The two buildings located at 245 First Street, Cambridge, Massachusetts 02142, and commonly known as the “Cambridge Science Center” with the first building being the science building (the “Science Building”) and the second building being the office building (the “Building” or “Office Building”). “Rentable Square Footage of the Buildings” is deemed to be 297,632 square feet. “Rentable Square Footage of the Science Building is deemed to be 132,928 square feet, and “Rentable Square Footage of the Office Building” is deemed to be 164,704 square feet. The land on which the Buildings are located (the “Land”) is more particularly described in Exhibit 2 attached hereto and made a part hereof (such land, together with the Buildings, are hereinafter collectively referred to as the “Property”).

Premises:	Approximately 19,805 rentable square feet of office space on the sixteenth (16th) floor of the Building, as more particularly shown as cross-hatched on the plan attached hereto as Exhibit 1 and made a part hereof (the “Lease Plan”).

Term Commencement Date:	The date that is the later to occur of (i) September 1, 2016 or (ii) the date Landlord delivers the Premises to Tenant in the condition required pursuant to Section 3.1.

Rent Commencement Date:	Sixty (60) days after the Term Commencement Date.

Expiration Date:	February 28, 2022.

Permitted Uses:	Subject to Legal Requirements, as hereinafter defined, general office, use, and other ancillary uses related to the foregoing.
Base Rent:	LEASE YEAR*	ANNUAL BASE RENT	MONTHLY PAYMENT
	1	$1,574,497.50	$131,208.13
	2	$1,594,302.50	$132,858.54
	3	$1,614,107.50	$134,508.96
	4	$1,633,912.50	$136,159.38
	5	$1,653,717.50	$137,809.79
	6	$1,673,522.50*	$139,460.21

	*”Lease Year” shall be defined as a twelve-(12)-month period beginning on the Rent Commencement Date or an anniversary of the Rent Commencement Date, except that if the Rent Commencement Date does not fall on the first day of a calendar month, then the first Lease Year shall begin on the Rent Commencement Date and end on the last day of the month containing the first anniversary of the Rent Commencement Date, and each succeeding Lease Year shall begin on the day following the last day of the prior Lease Year, and the monthly Base Rent for the first month of such Lease Year shall be appropriately prorated. Notwithstanding anything to the contrary herein contained, the last Lease Year shall end on the Lease Expiration Date.

	**Annualized

Expenses and Taxes:	See Exhibit 7.

Tenant’s Share:	(a) “Tenant’s Building Pro Rata Share” shall mean a fraction, the numerator of which is the rentable area of the Premises and the denominator of which is the Rentable Square Footage of the Office Building (i.e., 12.02% as of the Execution Date).

	(b) “Tenant’s Common Area Pro Rata Share” shall mean a fraction, the numerator of which is the rentable area of the Premises and the denominator of which is the Rentable square Footage of the Buildings (i.e., 6.65% as of the Execution Date).

2

Base Years:	“Base Year” for Taxes (as defined in Exhibit 7): Fiscal Year 2017 (i.e., July 1, 2016, to June 30, 2017).

“Base Year” for Expenses (as defined in Exhibit 7): Calendar Year 2017.

“Base Year” for Common Area Expenses (as defined in Exhibit 7): Calendar Year 2017.

For purposes hereof, “Fiscal Year” shall mean the Base Year for Taxes and each period of July 1 to June 30 thereafter.

Security Deposit/ Letter of Credit:	$524,832.52.

Guarantor:	N/A.

Allowance:	$594,150.00.

Test-Fit Allowance:	$1,980.50.

EXHIBIT 1	LEASE PLAN
EXHIBIT 2	LEGAL DESCRIPTION
EXHIBIT 3	INITIAL ALTERATIONS
EXHIBIT 4	INTENTIONALLY OMITTED
EXHIBIT 5	FORM OF LETTER OF CREDIT
EXHIBIT 6	LIST OF FURNITURE/BILL OF SALE
EXHIBIT 7	EXPENSES AND TAXES
EXHIBIT 8-1	BUILDING RULES AND REGULATIONS
EXHIBIT 8-2	CONSTRUCTION RULES AND REGULATIONS
EXHIBIT 9	TENANT WORK INSURANCE SCHEDULE

3

TABLE OF CONTENTS

1.	LEASE GRANT; TERM; APPURTENANT RIGHTS; EXCLUSIONS		1
	1.1	Lease Grant	1
	1.2	Extension Term	1
	1.3	Appurtenant Rights	2
	1.4	Tenant’s Access	3
	1.5	No recording; Notice of Lease	3
	1.6	Exclusions	4
	1.7	Furniture	4
2.	RIGHTS RESERVED TO LANDLORD		4
	2.1	Additions and Alterations	4
	2.2	Additions to the Property	4
	2.3	Name and Address of Building	5
	2.4	Landlord’s Access	5
	2.5	Pipes, Ducts and Conduits	6
	2.6	Minimize Interference	6
3.	CONDITION OF PREMISES; CONSTRUCTION		6
	3.1	Condition of Premises	6
	3.2	Initial Alterations	7
4.	USE OF PREMISES		8
	4.1	Permitted Uses	8
	4.2	Prohibited Uses	8
	4.3	Parking and Traffic Demand Management Plan	9
5.	RENT; ADDITIONAL RENT		9
	5.1	Base Rent	9
	5.2	Additional Rent	9
	5.3	Late Payments	9
	5.4	No Offset; Independent Covenants; Waiver	10
	5.5	Survival	11
6.	Intentionally omitted		11
7.	LETTER OF CREDIT		11
	7.1	Amount	11
	7.2	Application of Proceeds of Letter of Credit	12
	7.3	Transfer of Letter of Credit	12
	7.4	Cash Proceeds of Letter of Credit	12
	7.5	Return of Security Deposit or Letter of Credit	12
8.	intentionally omitted		13
9.	UTILITIES, LANDLORD’S SERVICES		13
	9.1	Electricity	13
	9.2	Water	13
	9.3	Gas	13
	9.4	Other Utilities	13
	9.5	Interruption or Curtailment of Utilities	14
	9.6	Landlord’s Services	14
	9.7	Tenant’s Remedies in the Event of Service Interruption	15
10.		MAINTENANCE AND REPAIRS	16

i

	10.1	Maintenance and Repairs by Tenant	16
	10.2	Maintenance and Repairs by Landlord	16
	10.3	Accidents to Sanitary and Other Systems	17
	10.4	Floor Load—Heavy Equipment	17
11.	ALTERATIONS AND IMPROVEMENTS BY TENANT		17
	11.1	Landlord’s Consent Required	17
	11.2	After-Hours	18
	11.3	Harmonious Relations	19
	11.4	Liens	19
	11.5	General Requirements	19
	11.6	Construction Management Fee	19
12.	SIGNAGE		20
	12.1	Restrictions	20
	12.2	Building Directory	20
13.	ASSIGNMENT, MORTGAGING AND SUBLETTING		20
	13.1	Landlord’s Consent Required	20
	13.2	Landlord’s Recapture Right	20
	13.3	Standard of Consent to Transfer	21
	13.4	Listing Confers no Rights	21
	13.5	Profits In Connection with Transfers	21
	13.6	Prohibited Transfers	22
	13.7	Exceptions to Requirement for Consent	22
	13.8	Expenses Incurred by Landlord	22
14.	INSURANCE; INDEMNIFICATION; EXCULPATION		22
	14.1	Tenant’s Insurance	22
	14.2	Indemnification	24
	14.3	Property of Tenant	24
	14.4	Limitation of Landlord’s Liability for Damage or Injury	24
	14.5	Waiver of Subrogation; Mutual Release	25
	14.6	Tenant’s Acts—Effect on Insurance	25
	14.7	Landlord’s Insurance	25
15.	CASUALTY; TAKING		26
	15.1	Damage	26
	15.2	Termination Rights	27
	15.3	Taking for Temporary Use	27
	15.4	Disposition of Awards	28
16.	ESTOPPEL CERTIFICATE		28
17.	HAZARDOUS MATERIALS		28
	17.1	Prohibition	28
	17.2	Environmental Laws	28
	17.3	Hazardous Material Defined	29
	17.4	Testing	29
	17.5	Tenant Indemnity	29
	17.6	Disclosures	31
	17.7	Removal	31
	17.8	Landlord Representations and Indemnity	31

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18.	RULES AND REGULATIONS		31
	18.1	Rules and Regulations	31
	18.2	Energy Conservation	32
	18.3	Recycling	32
19.	LAWS AND PERMITS		32
	19.1	Legal Requirements	32
20.	DEFAULT		33
	20.1	Events of Default	33
	20.2	Remedies	34
	20.3	Damages - Termination	34
	20.4	Landlord’s Self-Help; Fees and Expenses	35
	20.5	Waiver of Redemption, Statutory Notice and Grace Periods	35
	20.6	Landlord’s Remedies Not Exclusive	35
	20.7	No Waiver	36
	20.8	Restrictions on Tenant’s Rights	36
	20.9	Landlord Default	36
21.	SURRENDER; ABANDONED PROPERTY; HOLD-OVER		36
	21.1	Surrender	36
	21.2	Abandoned Property	37
	21.3	Holdover	37
	21.4	Warranties	37
22.	MORTGAGEE RIGHTS		38
	22.1	Subordination	38
	22.2	Notices	38
23.	QUIET ENJOYMENT		38
24.	NOTICES		38
25.	MISCELLANEOUS		40

iii

THIS INDENTURE OF LEASE (this “Lease”) is hereby made and entered into on the Execution Date by and between Landlord and Tenant.

Each reference in this Lease to any of the terms and titles contained in any Exhibit attached to this Lease shall be deemed and construed to incorporate the data stated under that term or title in such Exhibit. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in the Lease Summary Sheet which is attached hereto and incorporated herein by reference.

1. LEASE GRANT; TERM; APPURTENANT RIGHTS; EXCLUSIONS

1.1 Lease Grant. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises upon and subject to terms and conditions of this Lease, for a term of years commencing on the Term Commencement Date and, unless earlier terminated pursuant to the terms hereof, ending on the Expiration Date (the “Initial Term”; the Initial Term and any duly exercised Extension Terms are hereinafter collectively referred to as the “Term”).

1.2 Extension Term.

(a) Provided that the following conditions, which may be waived by Landlord in its sole discretion, are satisfied (i) Tenant, an Affiliated Entity (hereinafter defined) and/or a Successor (hereinafter defined) is/are then occupying one hundred percent (100%) of the Premises; and (ii) no Event of Default has occurred and is continuing (1) as of the date of the Extension Notice (hereinafter defined), and (2) at the commencement of the Extension Term (hereinafter defined), Tenant shall have the option to extend the Term for one (1) additional term of five (5) years (the “Extension Term”), commencing as of the expiration of the Initial Term. Tenant must exercise such option to extend, if at all, by giving Landlord written notice (the “Extension Notice”) on or before the date that is twelve (12) months prior to the expiration of the then-current term of this Lease, time being of the essence. Upon the timely giving of such notice, the Term shall be deemed extended upon all of the terms and conditions of this Lease, except that Base Rent during the Extension Term shall be calculated in accordance with this Section 1.2, Landlord shall have no obligation to construct or renovate the Premises and Tenant shall have no further right to extend the Term. If Tenant fails to give timely notice, as aforesaid,

Tenant shall have no further right to extend the Term. Notwithstanding the fact that Tenant’s proper and timely exercise of such option to extend the Term shall be self executing, the parties shall promptly execute a lease amendment reflecting such Extension Term after Tenant exercises such option. The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of its rights under this Section 1.2.

(b) The Base Rent during the Extension Term (the “Extension Term Base Rent”) shall be determined in accordance with the process described hereafter. Extension Term Base Rent shall be the fair market rental value of the Premises then demised to Tenant as of the commencement of the Extension Term as determined in accordance with the process described below, for renewals of office space in the East Cambridge area of equivalent quality, size, utility, location, and proximity to public transit, with the length of the Extension Term, the credit standing of Tenant and all other relevant factors to be taken into account. Within thirty (30) days after receipt of the Extension Notice, Landlord shall deliver to Tenant written notice (“Landlord’s Quotation”) of its determination of the Extension Term Base Rent for the Extension Term. Within thirty (30) days after Tenant’s receipt of Landlord’s Quotation (the “Negotiation Period”), Landlord and the Tenant shall negotiate in good faith to reach agreement on the Extension Term Base Rent. Subject to Section 1.2(c) below, if Landlord and Tenant have not so agreed and executed a written instrument evidencing such agreement within the Negotiation Period, then Landlord’s determination of the Extension Term Base Rent as set forth in Landlord’s Quotation shall be binding on Tenant. For the avoidance of doubt, Landlord and Tenant agree that neither party shall be obligated to agree on the Extension Term Base Rent during the Negotiation Period.

(c) If and only if Tenant notifies Landlord in writing during the Negotiation Period that it rejects Landlord’s determination of the Extension Term Base Rent and desires to submit the matter to arbitration (“Tenant’s Rejection Notice”), then the Extension Term Base Rent shall be determined in accordance with the procedure set forth in this Section 1.2(c). In such event, within ten (10) days after receipt by Landlord of Tenant’s Rejection Notice indicating Tenant’s desire to submit the determination of the Extension Term Base Rent to arbitration, Tenant and Landlord shall each notify the other, in writing, of their respective selections of an appraiser (respectively, “Landlord’s Appraiser” and “Tenant’s Appraiser”). Landlord’s Appraiser and Tenant’s Appraiser shall then jointly select a third appraiser (the “Third Appraiser”) within ten (10) days of their appointment. All of the appraisers selected shall be individuals with at least five (5) consecutive years’ commercial appraisal experience in the area in which the Premises are located, shall be members of the Appraisal Institute (“MAI”), and, in the case of the Third Appraiser, shall not have acted in any capacity for either Landlord or Tenant within five (5) years of his or her selection. The three appraisers shall determine the Extension Term Base Rent in accordance with the requirements and criteria set forth in Section 1.2(b) above, employing the method commonly known as Baseball Arbitration, whereby Landlord’s Appraiser and Tenant’s Appraiser each sets forth its determination of the Extension Term Base Rent as defined above, and the Third Appraiser must select one or the other (it being understood that the Third Appraiser shall be expressly prohibited from selecting a compromise figure). Landlord’s Appraiser and Tenant’s Appraiser shall deliver their determinations of the Extension Term Base Rent to the Third Appraiser within five (5) days of the appointment of the Third Appraiser and the Third Appraiser shall render his or her decision within ten (10) days after receipt of both of the other two determinations of the Extension Term Base Rent. The Third Appraiser’s decision shall be binding on both Landlord and Tenant. Each party shall bear the cost of its own appraiser. Landlord and Tenant shall bear the expense of the Third Appraiser equally.

1.3 Appurtenant Rights.

(a) Common Areas. Subject to the terms of this Lease and the Building Rules and Regulations (hereinafter defined), Tenant shall have, as appurtenant to the Premises, rights to use in common with others entitled thereto the following areas (such areas are hereinafter referred to as the “Common Areas”): (i) the common freight elevators, loading docks and hallways of the Building serving the Premises, (ii) common walkways and driveways necessary for access to the Building, (iii) the common lobbies, corridors, stairways, toilets and elevators of the Building, (iv) the common electrical room and “demarc” closet located on the sixteenth (16th) floor of the Building (solely for the purpose of purposes of installing electrical and telecommunications equipment), (v) the pipes, ducts, shafts (to the extent available), conduits, wires and appurtenant meters and equipment serving the Premises in common with others, and (vi) other areas and facilities designated by Landlord from time to time for the common use of tenants of the Building; and no other appurtenant rights or easements.

(b) Parking. During the Term, Landlord shall, subject to the terms hereof, make available eighteen (18) parking spaces (i.e., 0.9 parking spaces per 1,000 square feet of rentable square feet of the Premises of 19,805 rentable square feet) for Tenant’s use in the parking garage attached to the Buildings. The number of parking spaces in the garage used by Tenant, as modified pursuant to this Lease or as otherwise permitted by Landlord, are hereinafter referred to as the “Parking Spaces.” Subject to Landlord’s right to reserve parking spaces for other tenants in the Building, use of unreserved Parking Spaces shall be on an unassigned, first-come, first-served basis. Tenant shall pay for such Parking Spaces at the prevailing monthly rates from time to time charged by the operator or operators of the Garage, whether or not such operator is an affiliate of Landlord. Such monthly parking charges for Parking Spaces shall constitute Additional Rent and shall be payable monthly as directed by Landlord upon billing therefor by Landlord or such operator. As of the Execution Date of this Lease, the current parking charge is $280.00 per space per month. Tenant acknowledges that said monthly charges to be paid under this Section 1.3(b) are for the use by Tenant of the Parking Spaces referred to herein, and not for any other service.

Tenant shall have no right to hypothecate or encumber the Parking Spaces, and shall not sublet, assign, or otherwise transfer the Parking Spaces other than to employees of Tenant occupying the Premises or to a Successor (hereinafter defined), an Affiliated Entity (hereinafter defined) or a transferee pursuant to an approved Transfer under Section 13 of this Lease. Subject to Landlord’s right to reserve parking for other tenants of the Building, said Parking Spaces will be on an unassigned, non-reserved basis, and shall be subject to such reasonable rules and regulations as may be in effect for the use of the parking areas from time to time. Reserved and handicap parking spaces must be honored.

1.4 Tenant’s Access. From and after the Term Commencement Date and until the end of the Term, Tenant shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week, subject to Legal Requirements, the Building Rules and Regulations and the terms of this Lease. The parties acknowledge that (i) security is provided at a manned security station in the lobby and is staffed twenty-four (24) hours a day, seven (7) days a week and (ii) the Building currently has an electronic card access security system to allow Tenant and its authorized employees access to the Building during non-business hours. Landlord shall, upon written request from Tenant and without additional charge to Tenant, provide up to 150 electronic access cards to Tenant. Tenant shall comply with all reasonable security measures from time to time established by Landlord for the Building.

1.5 No recording; Notice of Lease. Tenant shall not record this lease or any portion hereof, a memorandum of this Lease and/or a notice of this Lease. Neither party shall record this Lease, but each of the parties hereto agrees to join in the execution, in recordable form, of a statutory notice of lease and/or written declaration in which shall be stated the Term

Commencement Date, the Rent Commencement Date, the number and length of the Extension Term(s) and the Expiration Date, which notice of lease may be recorded by Tenant with the Middlesex South Registry of Deeds and/or filed with the Middlesex South Registry District of the Land Court, as appropriate (alternatively and collectively, the “Registry”) at Tenant’s sole cost and expense. If a notice of lease was previously recorded with the Registry, upon the expiration or earlier termination of this Lease, Landlord shall deliver to Tenant a notice of termination of lease and Tenant shall promptly execute, acknowledge, and deliver the same (together with any other instrument(s) that may be necessary in order to record and/or file same with the Registry) to Landlord for Landlord’s execution and recordation with the Registry, which obligation shall survive the expiration or earlier termination of the Lease.

1.6 Exclusions. The following are expressly excluded from the Premises and reserved to Landlord: the exterior glass and curtain wall, all the perimeter walls of the Premises (except the inner surfaces thereof), the Common Areas, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use of all of the foregoing, except as expressly permitted pursuant to Section 1.3 above.

1.7 Furniture. Landlord shall cause the Current Tenant, as hereinafter defined, to convey its interest in substantially all of those items of furniture described in the Bill of Sale attached hereto as Exhibit 6 within a reasonable period of time after the Execution Date.

2. RIGHTS RESERVED TO LANDLORD

2.1 Additions and Alterations. Landlord reserves the right, at any time and from time to time, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Property (including the Premises but, with respect to the Premises, only for purposes of repairs, maintenance, replacements and the exercise of any other rights expressly reserved to Landlord herein) and the fixtures and equipment therein, as well as in or to the street entrances and/or the Common Areas, as it may deem necessary or desirable, provided, however, that there be no material obstruction of permanent access to, or material interference with the use and enjoyment of, the Premises by Tenant. Subject to the foregoing, Landlord expressly reserves the right to temporarily close all, or any portion, of the Common Areas for the purpose of making repairs or changes thereto.

2.2 Additions to the Property.

(a) Landlord may at any time or from time to time (i) construct additional improvements and related site improvements (collectively, “Future Development”) in all or any part of the Property and/or (ii) change the location or arrangement of any improvement outside the Building in or on the Property or all or any part of the Common Areas, or add or deduct any land to or from the Property; provided that there shall be no material increase in Tenant’s obligations or material interference with Tenant’s rights under this Lease in connection with the exercise of the foregoing reserved rights.

(b) Landlord and Tenant each hereby acknowledges and agrees that, in connection with any Future Development, (i) Landlord shall have the right to subject the Land and the improvements located now or in the future located thereon to a commercial condominium regime (“Condominium”) on terms and conditions consistent with first class office and laboratory buildings; (ii) upon Landlord’s request in connection with the recording of the Master Deed for the Condominium and the Unit Deed for the Building, Tenant shall execute a reasonable instrument in recordable form making this Lease subject and subordinate to the Master Deed and other documents evidencing the Condominium (collectively, the “Condo Documents”) provided that such Condo Documents continue to provide Tenant with all of the rights and obligations contained in this Lease (e.g. the appurtenant right to use all Common Areas) and the Condo Documents comply with the provisions of this Section 2.2; (iii) Landlord shall have the right to enter into, and subject the Property to the terms and conditions of, a reciprocal easement agreement with any one or more of the neighboring property owners in order to create a commercial campus-like setting (“REA”) provided that such REA continues to provide Tenant with all of the rights and obligations contained in this Lease as of the Execution Date (e.g. the appurtenant right to use all Common Areas) and the REA complies with the provisions of this Section 2.2; (iv) Landlord shall submit to Tenant for Tenant’s approval drafts of the Condo Documents and the REA (and any amendments thereto) prior to their execution; (v) Tenant shall have the right to notify Landlord within twenty (20) days after receipt of the draft Condo Documents and/or REA (or any amendments thereto) of Tenant’s objection(s) thereto, but only to the extent such draft(s) (A) materially adversely affect Tenant’s use of, or access to, the Premises, (B) materially adversely affect the operation of Tenant’s business from the Premises in accordance with the terms of this Lease, or Tenant’s rights under and pursuant to the terms of this Lease, including without limitation Tenant’s rights with respect to the Common Areas, and/or (C) result in any increase in Tenant’s payment or other obligations under this Lease in more than a de minimis manner; (vi) upon Landlord’s request in connection with the recording of the REA, Tenant shall execute a commercially reasonable instrument in recordable form making this Lease subject and subordinate to the REA; (vii) Landlord shall have the right to subdivide the Property so long as Tenant continues to have all of the rights and obligations contained in this Lease (e.g. the appurtenant right to use all Common Areas); and (vii) Tenant shall execute such reasonable documents (which may be in recordable form) evidencing the foregoing promptly upon Landlord’s request.

(c) In case any excavation shall be made for building or improvements or for any other purpose upon the land adjacent to or near the Premises, Tenant will afford without charge to Landlord, or the person or persons, firms or corporations causing or making such excavation, license to enter upon the Premises for the purpose of doing such work as Landlord or such person or persons, firms or corporation shall deem to be necessary to preserve the walls or structures of the building from injury, and to protect the building by proper securing of foundations.

2.3 Name and Address of Building. Landlord reserves the right at any time and from time to time to change the name or address of the Building and/or the Property, provided Landlord gives Tenant at least three (3) months’ prior written notice thereof.

2.4 Landlord’s Access. Subject to the terms hereof, Tenant shall (a) upon as much advance notice as is practical under the circumstances, and in any event at least twenty-four (24) hours’ prior written notice (except that no notice shall be required in emergency situations), permit Landlord and any holder of a Mortgage (hereinafter defined) (each such holder, a

“Mortgagee”), and the agents, representatives, employees and contractors of each of them, to have reasonable access to the Premises at all reasonable hours for the purposes of inspection, making repairs, replacements or improvements in or to the Premises or the Building or equipment therein (including, without limitation, sanitary, electrical, heating, air conditioning or other systems), complying with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions and orders and requirements of all public authorities (collectively, “Legal Requirements”), or exercising any right reserved to Landlord under this Lease (including without limitation the right to take upon or through, or to keep and store within the Premises all necessary materials, tools and equipment); (b) permit Landlord and its agents and employees, at reasonable times, upon reasonable advance written notice, to show the Premises during Normal Business Hours (as defined in Section 9.6 below) to any prospective Mortgagee or purchaser of the Building and/or the Property or of the interest of Landlord therein, and, during the last twelve (12) months of the Term, prospective tenants; and (c) upon reasonable prior written notice from Landlord, permit Landlord and its agents, at Landlord’s sole cost and expense, to perform environmental audits, environmental site investigations and environmental site assessments (“Site Assessments”) in, on, under and at the Premises and the Land, it being understood that Landlord shall repair any damage arising as a result of the Site Assessments, and such Site Assessments may include both above and below the ground testing and such other tests as may be necessary or appropriate to conduct the Site Assessments. In addition, to the extent that it is necessary to enter the Premises in order to access any area that serves any portion of the Building outside the Premises, then Tenant shall, upon as much advance notice as is practical under the circumstances, and in any event at least twenty-four (24) hours’ prior written notice (except that no notice shall be required in emergency situations), permit contractors engaged by other occupants of the Building to pass through the Premises in order to access such areas but only if accompanied by a representative of Landlord.

2.5 Pipes, Ducts and Conduits. Tenant shall permit Landlord to erect, use, maintain and relocate pipes, ducts and conduits in and through the Premises, provided the same do not materially reduce the floor area or materially adversely affect the appearance thereof and provided that such relocated pipes, ducts and conduits shall be located, so far as practicable, in the central core of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises.

2.6 Minimize Interference. Except in the event of an emergency, Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s business operations and use and occupancy of the Premises in connection with the exercise any of the foregoing rights under this Section 2, including consulting with Tenant as to the manner and timing of such work.

3. CONDITION OF PREMISES; CONSTRUCTION.

3.1 Condition of Premises.

(a) Except as set forth in this Section 3.1, Tenant acknowledges and agrees that Tenant is leasing the Premises in their “AS IS,” “WHERE IS” condition and with all faults on the Execution Date, without representations or warranties, express or implied, in fact or by law, of any kind, and without recourse to Landlord. Notwithstanding the foregoing, as of the

Term Commencement Date: (i) the Premises shall be delivered to Tenant free and clear of all tenants and occupants and free of all property and debris, except for that furniture described in the Bill of Sale attached as Exhibit 6, and otherwise in broom clean condition (Tenant hereby acknowledging that the Premises are currently leased to another tenant (“Current Tenant”) pursuant to a lease, the term of which expires as of August 31, 2016), (ii) the roof of the Building shall be watertight, and (iii) the Building systems serving the Premises, including, without limitation, the base building HVAC, electrical, life safety and plumbing systems serving the Premises shall be in good working order (collectively “Commencement Date Conditions”). Tenant shall be conclusively be deemed to have agreed that the Commencement Date Conditions have been satisfied unless, within seven (7) days after Landlord gives written notice to Tenant that the Commencement Date Conditions have been satisfied, Tenant gives written notice to Landlord setting forth with specificity Tenant’s objections to such notice. Tenant shall not be required to pay for such costs (if any) as Landlord is required to incur in order to satisfy the Commencement Date Conditions. Nothing in this Section 3.1 shall relieve Landlord of its maintenance and repair obligations as set forth in Section 10.2 of the Lease. Subject to Section 3.1(b) below, Landlord’s failure to cause the Term Commencement Date to occur by September 1, 2016 (the “Estimated Commencement Date”) shall in no way affect the validity of this Lease or the obligations of Tenant hereunder, and Tenant shall not have any claim against Landlord by reason thereof.

(b) Notwithstanding the foregoing, in the event that Landlord shall be unable to cause the Term Commencement Date to occur on or before the Estimated Commencement Date due to the failure of the Current Tenant to vacate the Premises on or before the Estimated Commencement Date, then (i) Landlord shall have no liability to Tenant therefor, (ii) Tenant shall not have the right to terminate the Lease, (iii) Tenant shall accept delivery of the Premises when delivered by Landlord with the Commencement Date Conditions satisfied, (iv) Landlord shall promptly deliver to the Current Tenant a written demand to immediately vacate the Premises, (v) Landlord shall use diligent efforts to recover possession of the Premises as soon as possible from the Current Tenant, including, without limitation, commencing and diligently prosecuting summary process proceedings against the Current Tenant and (vi) Landlord shall use reasonable efforts to obtain any Holdover Premium (as hereinafter defined) payable by the Current Tenant to Landlord under the Current Tenant’s existing lease as a result of such holdover. For the purposes hereof, the “Holdover Premium” shall be defined as the amount by which the occupancy charges and other amounts payable by the Current Tenant as the result of its hold over in the Premises after the Estimated Commencement Date exceed the amount which the Current Tenant would have paid to Landlord with respect to such hold over period had the rental rate payable by the Current Tenant during the hold over period been the same as the rental rate payable by the Current Tenant with respect to the Premises immediately prior to the expiration date of the Current Tenant’s existing lease. Landlord shall pay to Tenant any Holdover Premium which it collects from the Current Tenant, net of the reasonable costs incurred by Landlord (including, without limitation, reasonable attorneys’ fees) in obtaining the Holdover Premium and/or recovering possession of the Premises from the Current Tenant.

3.2 Initial Alterations. Tenant, at Tenant’s sole cost and expense, but subject to Tenant’s right to receive the Allowance, shall perform the work (the “Initial Alterations”) more particularly described in Exhibit 3 attached hereto. The Initial Alterations shall be performed in accordance with the provisions of Article 11 hereof.

4. USE OF PREMISES

4.1 Permitted Uses. During the Term, Tenant shall use the Premises only for the Permitted Uses and for no other purposes. Service and utility areas (whether or not a part of the Premises) shall be used only for the particular purpose for which they are designed. Tenant shall keep the Premises equipped with appropriate safety appliances to the extent required by Legal Requirements, as hereinafter defined, or insurance requirements.

4.2 Prohibited Uses.

(a) Notwithstanding any other provision of this Lease, Tenant shall not use the Premises or the Building, or any part thereof, or suffer or permit the use or occupancy of the Premises or the Building or any part thereof by any of the Tenant Parties (i) in a manner which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or otherwise applicable to or binding upon the Premises of which Tenant has been provided notice; (ii) for any unlawful purposes or in any unlawful manner; (iii) which, in the reasonable judgment of Landlord (taking into account the use of the Building as a combination laboratory, research and development and office building and the Permitted Uses) shall (a) impair the appearance or reputation of the Building; (b) impair, interfere with or otherwise diminish the quality of any of the Building services or the proper and economic heating, cleaning, ventilating, air conditioning or other servicing of the Building or Premises, or the use or occupancy of any of the Common Areas; (c) occasion discomfort, inconvenience or annoyance in any material respect (and Tenant shall not install or use any electrical or other equipment of any kind which, in the reasonable judgment of Landlord, will cause any such impairment, interference, discomfort, inconvenience, annoyance or injury), or cause any injury or damage to any occupants of the Premises or other tenants or occupants of the Building or their property; or (d) cause harmful air emissions, laboratory odors or noises or any unusual or other objectionable odors, noises or emissions to emanate from the Premises; (iv) in a manner which is inconsistent with the operation and/or maintenance of the Building as a first-class combination office, research, development and laboratory facility; (v) for any fermentation processes whatsoever; or (vi) in a manner which shall increase such insurance premiums on the Building or on property located therein over that applicable when Tenant first took occupancy of the Premises hereunder.

(b) With respect to the use and occupancy of the Premises and the Common Areas, Tenant will not: (i) place or maintain any signage (except as set forth in Section 12.2 below), trash, refuse or other articles in any vestibule or entry of the Premises, on the footwalks or corridors adjacent thereto or elsewhere on the exterior of the Premises, nor obstruct any driveway, corridor, footwalk, parking area, mall or any other Common Areas; (ii) permit undue accumulations of or burn garbage, trash, rubbish or other refuse within or without the Premises; (iii) permit the parking of vehicles so as to interfere with the use of any driveway, corridor, footwalk, parking area, or other Common Areas; (iv) receive or ship articles of any kind outside of those areas reasonably designated by Landlord; (v) conduct or permit to be conducted any auction, going out of business sale, bankruptcy sale (unless directed by court order), or other similar type sale in or connected with the Premises; (vi) use the name of Landlord, or any of Landlord’s affiliates in any publicity, promotion, trailer, press release, advertising, printed, or display materials without Landlord’s prior written consent; or (vii) except in connection with Alterations (hereinafter defined) approved by Landlord, cause or permit any hole to be drilled or made in any part of the Building.

4.3 Parking and Traffic Demand Management Plan. Tenant acknowledges that the Property may become subject to a traffic mitigation and/or management plan (as the same may be amended from time to time, the “PTDM”). So long as Landlord provides a copy thereof to Tenant, Tenant agrees not to violate the terms of the PTDM applicable to tenants of the Building. To the extent required by the PTDM, Tenant shall, at Tenant’s sole expense, (a) participate in any designated transportation management association, (b), allow employees at the Premises to set-aside pre-tax funds as allowable under the Commuter Choice provision of the Federal tax code, and (c) reasonably cooperate with Landlord (i) in connection with Landlord’s reporting obligations under the PTDM, and (ii) to encourage employees to avoid vehicle trips at peak commuting hours and to seek alternate modes of transportation. The costs incurred by Landlord in connection with compliance with the PTDM shall be included in Expenses.

5. RENT; ADDITIONAL RENT

5.1 Base Rent. During the Term, Tenant shall pay to Landlord Base Rent in equal monthly installments, in advance and without demand on the first day of each month for and with respect to such month. Unless otherwise expressly provided herein, the payment of Base Rent, Additional Rent, as hereinafter defined, and other charges reserved and covenanted to be paid under this Lease with respect to the Premises (collectively, “Rent”) shall commence on the Rent Commencement Date, and shall be prorated for any partial months. Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease. Rent shall be payable to Landlord or, if Landlord shall so direct in writing, to Landlord’s agent or nominee, in lawful money of the United States which shall be legal tender for payment of all debts and dues, public and private, at the time of payment.

5.2 Additional Rent. “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease, including, without limitation, Expense Excess, Tax Excess, and Common Area Expense Excess, as such terms are defined in Exhibit 7.

5.3 Late Payments.

(a) Any payment of Rent due hereunder not paid when due shall bear interest for each month or fraction thereof from the due date until paid in full at the annual rate of twelve percent (12%), or at any applicable lesser maximum legally permissible rate for debts of this nature (the “Default Rate”).

(b) Additionally, if Tenant fails to make any payment within five (5) days after the due date therefor, Landlord may charge Tenant a fee (each, a “Late Fee”), which shall constitute liquidated damages, equal to One Thousand and NO/100 Dollars ($1,000.00) for each such late payment. Notwithstanding the foregoing, Tenant shall not be required to pay a Late Fee with respect to the first time, if any, in any calendar year that Tenant fails to make any payment when due.

(c) For each Tenant payment check to Landlord that is returned by a bank for any reason, Tenant shall pay a returned check charge equal to the amount as shall be customarily charged by Landlord’s bank at the time.

(d) Money paid by Tenant to Landlord shall be applied to Tenant’s account in the following order: first, to any unpaid Additional Rent, including without limitation late charges, returned check charges, legal fees and/or court costs chargeable to Tenant hereunder; and then to unpaid Base Rent.

(e) The parties agree that the late charge referenced in Section 5.4(b) represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of late charges is to compensate Landlord for Landlord’s processing, administrative and other costs incurred by Landlord as a result of Tenant’s delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect.

(f) If Tenant during any six (6) month period shall be more than five (5) days delinquent in the payment of any installment of Rent on three (3) or more occasions, then, notwithstanding anything herein to the contrary, Landlord may, by written notice to Tenant, elect to require Tenant to pay all Base Rent and Additional Rent on account of Expenses and Taxes quarterly in advance. Such right shall be in addition to and not in lieu of any other right or remedy available to Landlord hereunder or at law on account of Tenant’s default hereunder.

5.4 No Offset; Independent Covenants; Waiver. Rent shall be paid without notice or demand, and without setoff, counterclaim, defense, abatement, suspension, deferment, reduction or deduction, except as expressly provided herein. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 5.1 (WITH RESPECT TO THE RENT COMMENCEMENT DATE), SECTION 9.7 (WITH RESPECT TO SERVICE INTERRUPTIONS) OR SECTION 15.1 (WITH RESPECT TO A CASUALTY OR TAKING), TENANT WAIVES ALL RIGHTS (I) TO ANY ABATEMENT, SUSPENSION, DEFERMENT, REDUCTION OR DEDUCTION OF OR FROM RENT, AND (II) TO QUIT, TERMINATE OR SURRENDER THIS LEASE OR THE PREMISES OR ANY PART THEREOF, EXCEPT AS EXPRESSLY PROVIDED HEREIN. TENANT HEREBY ACKNOWLEDGES AND AGREES THAT THE OBLIGATIONS OF TENANT HEREUNDER SHALL BE SEPARATE AND INDEPENDENT COVENANTS AND AGREEMENTS, THAT RENT SHALL CONTINUE TO BE PAYABLE IN ALL EVENTS AND THAT THE OBLIGATIONS OF TENANT HEREUNDER SHALL CONTINUE UNAFFECTED, UNLESS THE REQUIREMENT TO PAY OR PERFORM THE SAME SHALL HAVE BEEN TERMINATED OR ABATED PURSUANT TO AN EXPRESS PROVISION OF THIS LEASE. LANDLORD AND TENANT EACH ACKNOWLEDGES AND AGREES THAT THE INDEPENDENT NATURE OF THE OBLIGATIONS OF TENANT HEREUNDER REPRESENTS FAIR, REASONABLE, AND ACCEPTED COMMERCIAL PRACTICE WITH RESPECT TO THE TYPE OF PROPERTY SUBJECT TO THIS LEASE, AND THAT THIS AGREEMENT IS THE PRODUCT OF

FREE AND INFORMED NEGOTIATION DURING WHICH BOTH LANDLORD AND TENANT WERE REPRESENTED BY COUNSEL SKILLED IN NEGOTIATING AND DRAFTING COMMERCIAL LEASES IN MASSACHUSETTS, AND THAT THE ACKNOWLEDGEMENTS AND AGREEMENTS CONTAINED HEREIN ARE MADE WITH FULL KNOWLEDGE OF THE HOLDING IN WESSON V. LEONE ENTERPRISES, INC., 437 MASS. 708 (2002). SUCH ACKNOWLEDGEMENTS, AGREEMENTS AND WAIVERS BY TENANT ARE A MATERIAL INDUCEMENT TO LANDLORD ENTERING INTO THIS LEASE.

5.5 Survival. Any payment obligations under this Section 5 which shall not have been paid at the expiration or earlier termination of the Term shall survive such expiration or earlier termination and shall be paid when and as the amount of same shall be determined and be due.

6. INTENTIONALLY OMITTED.

7. LETTER OF CREDIT

7.1 Amount. Contemporaneously with the execution of this Lease, Tenant shall deliver to Landlord either (i) cash in the amount specified in the Lease Summary Sheet (the “Cash Security Deposit”), which shall be held by Landlord in accordance with Section 7.5 below, or (ii) an irrevocable letter of credit (the “Letter of Credit”) that shall (a) be in the initial amount of $524,832.52; (b) be issued on the form attached hereto as Exhibit 5; (c) name Landlord as its beneficiary; and (d) be drawn on an FDIC insured financial institution reasonably satisfactory to Landlord that satisfies both the Minimum Rating Agency Threshold and the Minimum Capital Threshold (as those terms are defined below). The “Minimum Rating Agency Threshold” shall mean that the issuing bank has outstanding unsecured, uninsured and unguaranteed senior long-term indebtedness that is then rated (without regard to qualification of such rating by symbols such as “+” or “-” or numerical notation) “Baa” or better by Moody’s Investors Service, Inc. and/or “BBB” or better by Standard & Poor’s Rating Services, or a comparable rating by a comparable national rating agency designated by Landlord in its discretion. The “Minimum Capital Threshold” shall mean that the issuing bank has combined capital, surplus and undivided profits of not less than $10,000,000,000. As of the Execution Date, Landlord approves Silicon Valley Bank as the issuer of the Letter of Credit. The Letter of Credit (and any renewals or replacements thereof) shall be for a term of not less than one (1) year. If the issuer of the Letter of Credit gives written notice of its election not to renew such Letter of Credit for any additional period, Tenant shall be required to deliver a substitute Letter of Credit satisfying the conditions hereof at least thirty (30) days prior to the expiration of the term of such Letter of Credit. If the issuer of the Letter of Credit fails to satisfy either or both of the Minimum Rating Agency Threshold or the Minimum Capital Threshold, Tenant shall be required to deliver a substitute letter of credit from another issuer reasonably satisfactory to the Landlord and that satisfies both the Minimum Rating Agency Threshold and the Minimum Capital Threshold not later than ten (10) business days after Landlord notifies Tenant of such failure. Tenant agrees that it shall from time to time, as necessary, whether as a result of a draw on the Letter of Credit by Landlord pursuant to the terms hereof or as a result of the expiration of the Letter of Credit then in effect, renew or replace the original and any subsequent Letter of Credit so that a Letter of Credit, in the amount required hereunder, is in effect until a date which is at least sixty (60) days after the Expiration Date. If Tenant fails to furnish such renewal or replacement at least thirty (30) days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) as a Security Deposit pursuant to the terms of this Article 7. Any renewal or replacement of the original or any subsequent Letter of Credit shall meet the requirements for the original Letter of Credit as set forth above, except that such replacement or renewal shall be issued by a national bank reasonably satisfactory to Landlord at the time of the issuance thereof.

7.2 Application of Proceeds of Letter of Credit. Upon an Event of Default, or if any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors (and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within thirty (30) days) or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding, Landlord at its sole option may draw down all or a part of the Letter of Credit. The balance of any Letter of Credit cash proceeds shall be held in accordance with Section 7.5 below. Should the entire Letter of Credit, or any portion thereof, be drawn down by Landlord, Tenant shall, upon the written demand of Landlord, deliver a replacement Letter of Credit in the amount drawn, and Tenant’s failure to do so within ten (10) business days after receipt of such written demand shall constitute an additional Event of Default hereunder. The application of all or any part of the cash proceeds of the Letter of Credit to any obligation or default of Tenant under this Lease shall not deprive Landlord of any other rights or remedies Landlord may have nor shall such application by Landlord constitute a waiver by Landlord.

7.3 Transfer of Letter of Credit. In the event that Landlord transfers its interest in the Premises, Tenant shall upon written notice from and at no cost to Landlord, deliver to Landlord an amendment to the Letter of Credit or a replacement Letter of Credit naming Landlord’s successor as the beneficiary thereof. If Tenant fails to deliver such amendment or replacement within ten (10) business days after written notice from Landlord, Landlord shall have the right to draw down the entire amount of the Letter of Credit and hold the proceeds thereof in accordance with Section 7.5 below.

7.4 Cash Proceeds of Letter of Credit. Landlord shall hold the Cash Security Deposit and/or the balance of proceeds remaining after a draw on the Letter of Credit (each hereinafter referred to as the “Security Deposit”) as security for Tenant’s performance of all its Lease obligations. After an Event of Default, Landlord may apply the Security Deposit, or any part thereof, to Landlord’s damages without prejudice to any other Landlord remedy. Landlord has no obligation to pay interest on the Security Deposit and may co-mingle the Security Deposit with Landlord’s funds. If Landlord conveys its interest under this Lease, the Security Deposit, or any part not applied previously, may be turned over to the grantee in which case Tenant shall look solely to the grantee for the proper application and return of the Security Deposit.

7.5 Return of Security Deposit or Letter of Credit. Should Tenant comply with all of such terms, covenants and conditions and promptly pay all sums payable by Tenant to Landlord hereunder, the Security Deposit and/or Letter of Credit or the remaining proceeds therefrom, as applicable, shall be returned to Tenant within sixty (60) days after the end of the Term, less any portion thereof which may have been utilized by Landlord to cure any Event of Default or applied to any actual damage suffered by Landlord.

8. INTENTIONALLY OMITTED.

9. UTILITIES, LANDLORD’S SERVICES

9.1 Electricity. Landlord and Tenant acknowledge that the Premises are separately metered for electricity (i.e., for lights, plugs, and HVAC heat pump units). Tenant shall pay the full amount of the cost of electricity consumed in the Premises, as measured by such meter on or before the due date therefor directly to the supplier thereof.

9.2 Water. Landlord shall furnish, or cause to be furnished, water to the Premises in such manner as is reasonably deemed by Landlord to be adequate for Tenant’s use and occupancy of the Premises, and the cost thereof shall be included in Expenses. If Landlord reasonably believes that Tenant is using or consuming more water than is customarily consumed by typical office tenants, Landlord may (i) assess a reasonable charge for the additional water so used or consumed by Tenant or (ii) install a water meter and thereby measure Tenant’s water consumption for all purposes. In the latter event, Landlord may elect, at Tenant’s sole cost and expense, to furnish and install in a location selected by Landlord in or near the Premises any necessary metering or submetering equipment reasonably acceptable to Landlord and the supplier thereof to be used to measure water furnished to the Premises and any equipment exclusively serving the same. If applicable, Tenant shall, at Tenant’s sole cost and expense, maintain and keep in good order, condition and repair the metering or submetering equipment used to measure water furnished to the Premises and any equipment exclusively serving the same. Tenant shall pay the full amount of the cost of water consumed in the Premises, as measured by such meter or submeter on or before the due date therefor either to Landlord or directly to the supplier thereof, at Landlord’s election.

9.3 Gas. Landlord shall furnish, or cause to be furnished, gas to the Premises in such manner as is reasonably deemed by Landlord to be adequate for Tenant’s use and occupancy of the Premises, and the cost thereof shall be included in Expenses. If Landlord reasonably believes that Tenant is using or consuming more gas than is customarily consumed by typical office tenants, Landlord may (i) assess a reasonable charge for the additional gas so used or consumed by Tenant or (ii) install a gas meter and thereby measure Tenant’s gas consumption for all purposes. In the latter event, Landlord may elect, at Tenant’s sole cost and expense, to furnish and install in a location selected by Landlord in or near the Premises any necessary metering or submetering equipment reasonably acceptable to Landlord and the supplier thereof to be used to measure gas furnished to the Premises and any equipment exclusively serving the same. Tenant shall pay the full amount of the cost of gas consumed in the Premises, as measured by such meter or submeter on or before the due date therefor directly to the supplier thereof.

9.4 Other Utilities. Subject to Landlord’s reasonable rules and regulations governing the same and as may be otherwise provided in Section 9.6, Tenant shall obtain and pay, as and when due, for all other utilities and services consumed in and/or furnished to the Premises, together with all taxes, penalties, surcharges and maintenance charges pertaining thereto.

9.5 Interruption or Curtailment of Utilities. When necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, Landlord reserves the right, upon as much prior notice to Tenant as is practicable under the circumstances and no less than twenty-four (24) hours’ prior written notice except in the event of an emergency, to interrupt, curtail, or stop (i) the furnishing of hot and/or cold water, and (ii) the operation of the plumbing and electric systems. Landlord shall exercise reasonable diligence to eliminate the cause of any such interruption, curtailment, stoppage or suspension, but there shall be no diminution or abatement of Rent or other compensation due from Landlord to Tenant hereunder, nor shall this Lease be affected or any of Tenant’s obligations hereunder reduced, and Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems, except as explicitly provided in Section 9.7 below.

9.6 Landlord’s Services. Subject to reimbursement pursuant to Section 5.2 above, Landlord shall furnish Tenant with the following services in the Building: (a) water for use in the common lavatories and for ordinary premises and kitchenette use, cleaning and drinking purposes; (b) customary heat and air conditioning (“HVAC Service”) in season and during Normal Business Hours (as hereinafter defined); (c) elevator service, and (d) janitorial services on Monday through Friday (except for Building Holidays). In addition, Tenant shall have the right to use the loading dock and freight elevator services for the Building on a non-discriminatory, first-come, first served basis, it being understood that the use of the freight elevator and loading dock must be scheduled in advance with Landlord but there shall be no charge for any such usage; (d) electricity in accordance with the terms and conditions of Section 9.1; (e) access to the Building for Tenant and its employees 24 hours per day/7 day, per week, subject to the terms of this Lease and such protective services or monitoring systems, if any, as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards; and (f) such other services as Landlord reasonably determines are necessary or appropriate for the Property. As used herein, “Normal Business Hours” shall mean 8:00 A.M. to 6:00 P.M. on Monday through Friday and 8:00 A.M. to 1:00 P.M. on Saturdays, excepting Building Holidays. As used herein, “Building Holiday” shall mean New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day plus days observed by the Commonwealth of Massachusetts or the City of Cambridge as legal holidays. Landlord shall not be required to furnish any HVAC Service outside of Normal Business Hours unless Landlord shall have received advance notice from Tenant requesting such HVAC Service at least twenty-four (24) hours prior to the day such HVAC Service is requested. Tenant shall pay, as Additional Rent, the usual and customary charges established by Landlord from time-to-time for HVAC Service outside of Normal Business Hours (the “Overtime HVAC Rate”). As of the Execution Date, the Overtime HVAC Rate is $50.00 per hour. If Landlord, at Tenant’s request, provides any services which are not Landlord’s express obligation under this Lease, including, without limitation, any repairs which are Tenant’s responsibility pursuant to Section 10.1 below, Tenant shall pay Landlord, or such other party designated by Landlord, the cost of providing such service plus a reasonable administrative charge. Except in emergencies, as reasonably determined by Landlord, Landlord shall use reasonable efforts to notify Tenant of Landlord’s estimate of the cost of providing such services and any associated administrative charges prior to providing such service(s). If Tenant wishes to obtain such services which are not Landlord’s express obligation under this Lease from third party vendors other than Landlord, Tenant may do so, subject to Landlord’s reasonable approval of such services and provided that (i) any such third party vendors are approved by Landlord (which approval shall not be unreasonably withheld), (ii) such third party vendors provide Landlord with evidence of amounts and types of insurance as may be reasonably required by Landlord, (iii) such third party vendors comply with the applicable rules and regulations for the Building, and (iv) such third party vendors will not cause a labor disruption vis a vis other vendors or contractors in the Building, as determined by Landlord in Landlord’s reasonable discretion.

9.7 Tenant’s Remedies in the Event of Service Interruption

(a) Abatement of Base Rent. In the event that: (i) (a) there shall be an interruption, curtailment or suspension of any utility service described above in this Section 9 or failure to perform any obligation required to be provided or performed by Landlord pursuant to Sections 9 or 10.2 (and no reasonably equivalent alternative service or supply is provided by Landlord) that shall materially interfere with Tenant’s use and enjoyment of the Premises, or any portion thereof or (b) Tenant is denied access to the Premises (any such event, a “Service Interruption”), and (ii) such Service Interruption shall continue for five (5) consecutive business days following receipt by Landlord of written notice (the “Service Interruption Notice”) from Tenant describing such Service Interruption (“Abatement Service Interruption Cure Period”), and (iii) such Service Interruption shall not have been caused by Tenant Fault, as defined in Section 9.7(b) below (an event that satisfies the foregoing conditions (i)-(iii) being referred to hereinafter as a “Material Service Interruption”) then, Tenant, subject to the next following sentence, shall be entitled to an equitable abatement of Base Rent and Additional Rent based on the nature and duration of the Material Service Interruption and the area of the Premises affected, for any and all days following the Abatement Service Interruption Cure Period that the Material Service Interruption is continuing. The Abatement Service Interruption Cure Period shall be extended by reason of any delays in Landlord’s ability to cure the Service Interruption in question caused by causes beyond Landlord’s reasonable control; provided, however, that in no event shall the Abatement Service Interruption Cure Period be longer than ten (10) consecutive business days following receipt by Landlord of the Service Interruption Notice.

(b) Tenant’s Termination Right. In the event that: (i) a Service Interruption occurs, and (ii) such Service Interruption continues for a period of ninety (90) consecutive days after Landlord receives a Service Interruption Notice with respect to such Service Interruption (“Termination Service Interruption Cure Period”), and (iii) such Service Interruption shall not have been caused by the default, negligence or willful misconduct of Tenant or any of the Tenant Parties or Tenant’s invitees (any such cause being referred to as “Tenant Fault”), then Tenant shall have the right to terminate this Lease by giving a written termination notice to Landlord after the expiration of the Termination Service Interruption Cure Period. If such Service Interruption is cured within ten (10) days (“Post-Termination Notice Cure Period”) after Landlord receives such termination notice, then Tenant shall have no right to terminate this Lease based upon such Service Interruption and such termination notice shall be of no force or effect. If such Service Interruption is not cured within the Post-Termination Notice Cure Period, then the term of the Lease shall terminate as of the expiration of the Post-Termination Cure Period. The Termination Service Interruption Cure Period and the Post-Termination Notice Cure Period shall each be extended by reason of any delays in Landlord’s ability to cure the Service Interruption in question caused by causes beyond Landlord’s reasonable control; provided, however, that in no event shall the Post-Termination Notice Cure Period be longer than one hundred and fifty (150) days following receipt by Landlord of the Service Interruption Notice.

(c) In the event of any Service Interruption, Landlord will use all commercially reasonable efforts to restore any Service Interruption as soon as is reasonably practicable.

(d) The provisions of this Section 9.7 shall not apply in the event of a Service Interruption caused by Casualty or Taking (see Section 15 hereof).

(e) The provisions of this Section 9.7 set forth Tenant’s sole rights and remedies, both in law and in equity, in the event of any Service Interruption.

10. MAINTENANCE AND REPAIRS

10.1 Maintenance and Repairs by Tenant. Tenant shall: (i) keep the Premises neat and clean (ii) keep the Premises free of insects, rodents, vermin and other pests to the extent any infestation of the same is caused by any Tenant Party and (iii) keep the Premises in good repair, order and condition, including without limitation the entire interior of the Premises, all electronic, phone and data cabling and related equipment that is installed by or for the exclusive benefit of the Tenant (whether located in the Premises or other portions of the Building), all fixtures, equipment and lighting therein, electrical equipment wiring, doors, non-structural walls, windows and floor coverings, reasonable wear and tear and damage by Casualty excepted. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the proper maintenance of (i) all supplemental heating, ventilation and air conditioning equipment which exclusively serve the Premises, (ii) any other equipment and appliances which exclusively serve the Premises (iii) the emergency call systems located on the sixteenth (16th) floor of the Building and (iv) the security card access systems located on the sixteenth (16th) floor of the Building. Tenant agrees to provide regular maintenance by contract with a reputable qualified service contractor for all such equipment. Each such maintenance contract and contractor shall be subject to Landlord’s reasonable approval. Tenant, at Landlord’s request, shall at reasonable intervals provide Landlord with copies of such contracts and maintenance and repair records and/or reports.

10.2 Maintenance and Repairs by Landlord. Except as otherwise provided in Section 15, and subject to Tenant’s obligations in Section 10.1 above, Landlord shall maintain and keep in reasonable condition the common Building systems and equipment (including, without limitation, sanitary, electrical, heating, air conditioning, fire/life safety, plumbing and other systems servicing the Premises), foundation, the roof (and all components of the roof), Building structure, exterior walls, structural floor slabs and columns in good repair, order and condition consistent with comparable combination office and laboratory facilities in the vicinity of the Premises. In addition, Landlord shall operate and maintain the Common Areas in substantially the same manner as comparable combination office and laboratory facilities in the vicinity of the Premises.

10.3 Accidents to Sanitary and Other Systems. Tenant shall give to Landlord prompt notice of any fire or accident in the Premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building including, without limitation, sanitary, electrical, ventilation, heating and air conditioning or other systems located in, or passing through, the Premises. Except as otherwise provided in Section 15, and subject to Tenant’s obligations in Section 10.1 above, such damage or defective condition shall be remedied by Landlord with reasonable diligence, but, subject to Section 14.5 below, if such damage or defective condition was caused by any of the Tenant Parties, the cost to remedy the same shall be paid by Tenant.

10.4 Floor Load—Heavy Equipment. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by Legal Requirements. Landlord reserves the right to prescribe the weight and position of all safes, heavy machinery, heavy equipment, freight, bulky matter or fixtures (collectively, “Heavy Equipment”), which shall be placed so as to distribute the weight. Heavy Equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not move any Heavy Equipment into or out of the Building without giving Landlord prior written notice thereof and observing all of Landlord’s Rules and Regulations with respect to the same. If such Heavy Equipment requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do said work, and that all work in connection therewith shall comply with Legal Requirements. Any such moving shall be at the sole risk and hazard of Tenant and Tenant will defend, indemnify and save Landlord Parties harmless from and against any and all claims, damages, losses, penalties, costs, expenses and fees (including without limitation reasonable legal fees) (collectively, “Claims”) resulting directly or indirectly from such moving. Proper placement of all Heavy Equipment in the Premises shall be Tenant’s responsibility.

11. ALTERATIONS AND IMPROVEMENTS BY TENANT

11.1 Landlord’s Consent Required. Tenant shall not make any alterations,decorations, installations, removals, additions or improvements (“Alterations”) in or to the Premises without Landlord’s prior written approval of the contractor(s), written plans and specifications and a time schedule therefor. Unless otherwise expressly agreed to by Landlord in writing, such plans and specifications shall be consistent with the Construction Rules and Regulations (hereinafter defined) attached hereto as Exhibit 8-2. Landlord reserves the right to require that Tenant use Landlord’s preferred vendor(s) for any Alterations that involve roof penetrations, alarm tie-ins, sprinklers, fire alarm and other life safety equipment. Tenant shall not make any amendments or additions to plans and specifications approved by Landlord without Landlord’s prior written consent. Landlord’s approval of non-structural Alterations shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Landlord may withhold its consent in its sole discretion (a) to any Alteration to or affecting the fixed lab benches, fume hoods, roof and/or building systems, (b) with respect to matters of aesthetics relating to Alterations to or affecting the exterior of the Building, and (c) to any Alteration affecting the Building structure. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with Legal Requirements, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. In seeking Landlord’s approval, Tenant shall provide Landlord, at least fourteen (14) days in advance of any proposed construction, with plans, specifications, bid proposals, certified stamped engineering drawings and calculations by Tenant’s engineer of record or architect of record, (including connections to the Building’s structural system, modifications to the Building’s envelope, non-structural penetrations in slabs or walls, and modifications or tie-ins to life safety systems), work contracts, requests for laydown areas and such other information concerning the nature and cost of the alterations as Landlord may reasonably request. Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials (whether building standard or non-building standard), appliances or equipment selected by Tenant in connection with any work performed by or on behalf of Tenant. Except as otherwise expressly set forth herein, all Alterations shall be done at Tenant’s sole cost and expense and at such times and in such manner as Landlord may from time to time reasonably designate. If Tenant shall make any Alterations, then (unless otherwise stated by Landlord in its consent to the performance of such Alteration) Landlord may elect to require Tenant at the expiration or sooner termination of the Term to restore the Premises to substantially the same condition as existed immediately prior to the Alterations (including, without limitation, the removal of cabling and any other low voltage wiring). Notwithstanding the foregoing, Landlord agrees: (i) to specify whether any Initial Alterations made by Tenant pursuant to the provisions of Exhibit 3 will need to be removed by Tenant at the expiration or sooner termination of the Term at the time that Landlord consents to such Initial Alterations and, (ii) with respect to any Alterations other than the Initial Alterations, to specify whether any such Alterations will need to be removed by Tenant at the expiration or sooner termination of the Term if Tenant requests that Landlord make such election at the time Tenant submits the plans and specifications for such Alterations to Landlord. Tenant shall provide Landlord with reproducible record drawings (in CAD format) of all Alterations within sixty (60) days after completion thereof. Notwithstanding the foregoing, provided that Tenant provides Landlord at least five (5) business days’ prior written notice of such Alterations, Landlord’s consent shall not be required with respect to the following Alterations: (i) any interior cosmetic or decorative Alteration (such as the installation of paint or wall coverings) or (ii) other non-structural alterations which (a) do not affect the Building’s structure or base building systems, (b) are not readily visible from the exterior of the Premises and (c) cost less than $100,000.00 in the aggregate in any one instance. In the event that Tenant’s proposed Alterations include the installation of any HVAC heat pump units, Tenant shall, at its sole cost and expense, tie such heat pump units into the Building’s emergency management system.

11.2 After-Hours. Landlord and Tenant recognize that to the extent Tenant elects to perform some or all of the Alterations during times other than normal construction hours (i.e., Monday-Friday, 7:00 a.m. to 6:00 p.m., excluding Building Holidays), Landlord may need to make arrangements to have supervisory personnel on site. Accordingly, Landlord and Tenant agree as follows: Tenant shall give Landlord at least two (2) business days’ prior written notice of any time outside of normal construction hours when Tenant intends to perform any Alterations (the “After-Hours Work”). Tenant shall reimburse Landlord, within ten (10) days after demand therefor, for the cost of Landlord’s supervisory personnel overseeing the After-Hours Work, provided that such costs constitute Permitted Costs for which Tenant may use the Allowance, subject to the Outside Draw Date (as defined in Section 6 of Exhibit 3). In addition, if construction during normal construction hours unreasonably disturbs other tenants of the Building, in Landlord’s bona fide business judgment, Landlord may require Tenant to stop the performance of Alterations during normal construction hours and to perform the same after hours, subject to the foregoing requirement to pay for the cost of Landlord’s supervisory personnel.

11.3 Harmonious Relations. Tenant agrees that it will not use any contractors and/or materials if their use will create any difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building, the Property or any part thereof. In the event of any such difficulty, upon Landlord’s request, Tenant shall cause all contractors, mechanics or laborers causing such difficulty to leave the Property immediately.

11.4 Liens. No Alterations shall be undertaken by Tenant until (i) Tenant has made provision for written waiver of liens from all contractors for such Alteration and taken other appropriate protective measures approved and/or required by Landlord; and, (ii) with respect to any Alterations involving total estimated costs in excess of $450,000, Tenant has procured appropriate surety payment and performance bonds which shall name Landlord as an additional obligee and has filed lien bond(s) (in jurisdictions where available) on behalf of such contractors. Notwithstanding the foregoing, Landlord agrees that, with respect to the Initial Alterations, Tenant shall not be required to procure such surety payment and performance bonds or file such lien bonds. Any mechanic’s lien filed against the Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) business days thereafter, at Tenant’s expense by filing the bond required by law or otherwise.

11.5 General Requirements. Unless Landlord and Tenant otherwise agree in writing, Tenant shall (a) procure or cause others to procure on its behalf all necessary permits before undertaking any Alterations in the Premises (and provide copies thereof to Landlord); (b) perform all of such Alterations in a good and workmanlike manner, employing materials of good quality and in compliance with Landlord’s construction rules and regulations as provided in writing to Tenant, all insurance requirements of this Lease, and Legal Requirements; and (c) defend, indemnify and hold the Landlord Parties harmless from and against any and all Claims occasioned by or growing out of such Alterations, except to the extent such Claims result from the negligence or willful misconduct of Landlord Parties.

11.6 Construction Management Fee. With respect to any Alterations (including the Initial Alterations) made by Tenant, (1) Tenant shall pay an administration and supervision fee to Landlord or, at Landlord’s direction, to Landlord’s Building manager equal to one percent (1%) of the sum of the hard costs and costs of engineering and design associated with such Alterations and (2) Tenant shall reimburse Landlord for any reasonable third party fees (e.g., the cost of reviewing Tenant’s plans by a structural engineer, MEP engineer and/or security consultant, if Landlord reasonably deems that such review is necessary) incurred by Landlord in connection with such Alterations.

12. SIGNAGE

12.1 Restrictions. Tenant shall have the right to install Building standard signage identifying Tenant’s business at the entrance to the Premises, which signage shall be subject to Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Subject to the foregoing, and subject to Section 12.2 below, Tenant shall not place or suffer to be placed or maintained on the exterior of the Premises, or any part of the interior visible from the exterior thereof, any sign, banner, advertising matter or any other thing of any kind (including, without limitation, any hand-lettered advertising), and shall not place or maintain any decoration, letter or advertising matter on the glass of any window or door of the Premises without first obtaining Landlord’s written approval. No signs or blinds may be put on or in any window or elsewhere if visible from the exterior of the Building.

12.2 Building Directory. Landlord shall list Tenant within the directory in the Building lobby at Landlord’s sole cost and expense. Subject to reasonable limits on the number of lines on the directory Landlord can provide and all such additional signage in the lobby directory, Landlord shall add the names of any approved subtenants or licensees occupying any portion of the Premises at Tenant’s sole cost and expense. Tenant, at Tenant’s sole cost and expense, may install building standard signage at the entrance to Tenant’s Premises on the first floor in accordance with plans and specifications therefor that have been approved in advance, in writing by Landlord.

13. ASSIGNMENT, MORTGAGING AND SUBLETTING

13.1 Landlord’s Consent Required. Tenant shall not mortgage or encumber this Lease or in whole or in part whether at one time or at intervals, operation of law or otherwise. Except as expressly otherwise set forth herein, Tenant shall not, without Landlord’s prior written consent, assign, sublet, license or transfer this Lease or the Premises in whole or in part whether by changes in more than fifty percent (50%) of the ownership or control of Tenant, whether at one time or at intervals, by sale or transfer of stock, partnership or beneficial interests, operation of law or otherwise, or permit the occupancy of all or any portion of the Premises by any person or entity other than Tenant’s employees (each of the foregoing, a “Transfer”). Any purported Transfer made without Landlord’s consent, if required hereunder, shall be void and confer no rights upon any third person, provided that if there is a Transfer, Landlord may collect rent from the transferee without waiving the prohibition against Transfers, accepting the transferee, or releasing Tenant from full performance under this Lease. In the event of any Transfer in violation of this Section 13, Landlord shall have the right to terminate this Lease upon thirty (30) days’ written notice to Tenant given within sixty (60) days after receipt of written notice from Tenant to Landlord of any Transfer, or within one (1) year after Landlord first learns of the Transfer if no notice is given. No Transfer shall relieve Tenant of its primary obligation as party Tenant hereunder, nor shall it reduce or increase Landlord’s obligations under this Lease.

13.2 Landlord’s Recapture Right

(a) Subject to Section 13.7 below, Tenant shall, prior to offering or advertising the Premises or any portion thereof for a Transfer, give a written notice (the “Recapture Notice”) to Landlord which: (i) states that Tenant desires to make a Transfer, (ii) identifies the affected portion of the Premises (the “Recapture Premises”), (iii) identifies the period of time (the “Recapture Period”) during which Tenant proposes to sublet the Recapture Premises, or indicates that Tenant proposes to assign its interest in this Lease, and (iv) offers to Landlord to terminate this Lease with respect to the Recapture Premises (in the case of a proposed assignment of Tenant’s interest in this Lease or a subletting for the remainder of the term of this

Lease) or to suspend the Term for the Recapture Period (i.e. the Term with respect to the Recapture Premises shall be terminated during the Recapture Period and Tenant’s rental obligations shall be proportionately reduced). Landlord shall have fifteen (15) business days within which to respond to the Recapture Notice.

(b) If Tenant does not enter into a Transfer on the terms and conditions contained in the Recapture Notice on or before the date which is one hundred eighty (180) days after the earlier of: (x) the expiration of the 15-business day period specified in Section 13.2(a) above, or (y) the date that Landlord notifies Tenant that Landlord will not accept Tenant’s offer contained in the Recapture Notice, time being of the essence, then prior to entering into any Transfer after such 180-day period, Tenant must deliver to Landlord a new Recapture Notice in accordance with Section 13.2(a) above

(c) Notwithstanding anything to the contrary contained herein, if Landlord notifies Tenant that it accepts the offer contained in the Recapture Notice or any subsequent Recapture Notice, Tenant shall have the right, for a period of fifteen (15) days following receipt of such notice from Landlord, time being of the essence, to notify Landlord in writing that it wishes to withdraw such offer and this Lease shall continue in full force and effect.

13.3 Standard of Consent to Transfer. If Landlord does not timely give written notice to Tenant accepting a Recapture Offer or declines to accept the same, then Landlord agrees that, subject to the provisions of this Section 13, Landlord shall not unreasonably withhold, condition or delay its consent to a Transfer and otherwise on the terms contained in the Recapture Notice to an entity which will use the Premises for the Permitted Uses and, in Landlord’s reasonable opinion: (a) has a tangible net worth and other financial indicators sufficient to meet the Transferee’s obligations under the Transfer instrument in question; (b) has a business reputation compatible with the operation of a combination laboratory, research, development and office building; and (c) the intended use of such entity does not violate any restrictive use provisions then in effect with respect to space in the Building.

13.4 Listing Confers no Rights. The listing of any name other than that of Tenant, whether on the doors of the Premises or on the Building directory, or otherwise, shall not operate to vest in any such other person, firm or corporation any right or interest in this Lease or in the Premises or be deemed to effect or evidence any consent of Landlord.

13.5 Profits In Connection with Transfers. Except in connection with a Transfer that does not require Landlord’s consent pursuant to Section 13.7, Tenant shall, within thirty (30) days of receipt thereof, pay to Landlord fifty percent (50%) of any rent, sum or other consideration to be paid or given in connection with any Transfer, either initially or over time, after deducting actual out-of-pocket legal, and brokerage expenses, architectural and engineering fees, and construction costs and construction allowances incurred by Tenant in good faith and unamortized improvements paid for by Tenant in connection therewith, in excess of Rent hereunder as if such amount were originally called for by the terms of this Lease as Additional Rent.

13.6 Prohibited Transfers. Notwithstanding any contrary provision of this Lease, Tenant shall have no right to make a Transfer unless on both (i) the date on which Tenant notifies Landlord of its intention to enter into a Transfer and (ii) the date on which such Transfer is to take effect, Tenant is not in default of any of its obligations under this Lease, beyond applicable notice and cure periods. Notwithstanding anything to the contrary contained herein, Tenant agrees that in no event shall Tenant make a Transfer without Landlord’s written consent (which may be withheld in Landlord’s sole discretion) to (a) any government agency; (b) any tenant, subtenant or occupant of other space in the Building; or (c) any entity with whom Landlord shall have negotiated for space in the Property in the four (4) months immediately preceding such proposed Transfer.

13.7 Exceptions to Requirement for Consent. Notwithstanding anything to the contrary herein contained, Tenant shall have the right, without obtaining Landlord’s consent and without giving Landlord a Recapture Notice, to make a Transfer to (a) an Affiliated Entity (hereinafter defined) so long as such entity remains in such relationship to Tenant for at least one (1) year after the Transfer to such Affiliated Entity, and (b) a Successor, provided that prior to or simultaneously with any such Transfer, such Affiliated Entity or Successor, as the case may be, and Tenant execute and deliver to Landlord an assignment and assumption agreement in form and substance reasonably acceptable to Landlord whereby such Affiliated Entity or Successor, as the case may be, shall agree to be independently bound by and upon all the covenants, agreements, terms, provisions and conditions set forth in the Lease on the part of Tenant to be performed, and whereby such Affiliated Entity or Successor, as the case may be, shall expressly agree that the provisions of this Section 13 shall, notwithstanding such Transfer, continue to be binding upon it with respect to all future Transfers. For the purposes hereof, an “Affiliated Entity” shall be defined as any entity (a) that has a net worth and other financial indicators demonstrating such entity’s ability to perform all of Tenant’s obligations hereunder, as evidenced by audited financial statements; and (b) which is controlled by, is under common control with, or which controls Tenant. For the purposes hereof, a “Successor” shall be defined as any entity into or with which Tenant is merged or with which Tenant is consolidated or which acquires all or substantially all of Tenant’s stock or assets, provided that the surviving entity shall have a net worth and other financial indicators sufficient to meet Tenant’s obligations hereunder.

13.8 Expenses Incurred by Landlord. Tenant shall promptly reimburse Landlord for the reasonable expenses (including reasonable attorneys’ fees) incurred by Landlord in connection with Tenant’s request for Landlord to give its consent to any Transfer; provided, however, that the maximum amount payable by Tenant on account of fees incurred by Landlord with respect to any request by Tenant for Landlord’s consent to a proposed Transfer shall be $2,500, except: (i) where the Transfer is a sub-sublease of any tier, or (x) where, at Tenant’s request, the parties enter into a mutually acceptable amendment to the Lease in connection with such proposed Transfer.

14. INSURANCE; INDEMNIFICATION; EXCULPATION

14.1 Tenant’s Insurance.

(a) Tenant shall procure, pay for and keep in force throughout the Term (and for so long thereafter as Tenant remains in occupancy of the Premises) commercial general liability insurance insuring Tenant on an occurrence basis against all claims and demands for personal injury liability (including bodily injury, sickness, disease, and death) or damage to property which may be claimed to have occurred from and after the time any of the Tenant Parties shall first enter the Premises, of not less than Two Million Dollars ($2,000,000), and from time to time thereafter shall be not less than such higher amounts, if procurable, as may be reasonably required by Landlord. Tenant shall also carry umbrella liability coverage in an amount of no less than Three Million Dollars ($3,000,000). Such policy shall also include contractual liability coverage. Such insurance policy(ies) shall name Landlord, Landlord’s managing agent and persons claiming by, through or under them, if any, as additional insureds.

(b) Tenant shall take out and maintain throughout the Term a policy of fire, vandalism, malicious mischief, extended coverage and so-called “all risk” coverage insurance in an amount equal to one hundred percent (100%) of the replacement cost insuring (i) all items or components of Alterations (collectively, the “Tenant-Insured Improvements”), and (ii) all of Tenant’s furniture, equipment, fixtures and property of every kind, nature and description related or arising out of Tenant’s leasehold estate hereunder, which may be in or upon the Premises or the Building (collectively, “Tenant’s Property”). Such insurance shall insure the interests of both Landlord and Tenant as their respective interests may appear from time to time.

(c) Tenant shall take out and maintain a policy of business interruption insurance throughout the Term sufficient to cover at least twelve (12) months of Rent due hereunder and Tenant’s business losses during such 12-month period.

(d) During periods when Tenant’s Work and/or any Alterations are being performed, Tenant shall maintain, or cause to be maintained, so-called all risk or special cause of loss property insurance or its equivalent and/or builders risk insurance on 100% replacement cost coverage basis, including hard and soft costs coverages. Such insurance shall protect and insure Landlord, Landlord’s agents, Tenant and Tenant’s contractors, as their interests may appear, against loss or damage by fire, water damage, vandalism and malicious mischief, and such other risks as are customarily covered by so-called all risk or special cause of loss property / builders risk coverage or its equivalent.

(e) Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any Legal Requirements.

(f) Tenant shall cause all contractors and subcontractors to maintain during the performance of any Alterations the insurance described in Exhibit 9 attached hereto.

(g) The insurance required pursuant to Sections 14.1(a), (b), (c), (d) and (e) (collectively, “Tenant’s Insurance Policies”) shall be effected with insurers approved by Landlord, with a rating of not less than “A-XI” in the current Best’s Insurance Reports, and authorized to do business in the Commonwealth of Massachusetts under valid and enforceable policies. Tenant’s Insurance Policies shall each provide that it shall not be canceled without at least fifteen (15) days’ prior written notice to each insured named therein. Tenant will give Landlord notice of any modification to Tenant’s Insurance Policies that materially adversely affects Landlord within five (5) business days after such modification. Tenant’s Insurance Policies may include deductibles in an amount no greater than commercially reasonable amounts. On or before the date on which any of the Tenant Parties shall first enter the Premises and thereafter not less than five (5) days prior to the expiration date of each expiring policy, Tenant shall deliver to Landlord the declaration page of Tenant’s Insurance Policies together with evidence satisfactory to Landlord of the payment of all premiums for such policies. In the event of any claim, and upon Landlord’s request, Tenant shall deliver to Landlord complete copies of Tenant’s Insurance Policies. Upon request of Landlord, Tenant shall deliver to any Mortgagee copies of the foregoing documents.

14.2 Indemnification.

(a) Except to the extent caused by the negligence or willful misconduct of any of the Landlord Parties, Tenant shall defend, indemnify and save the Landlord Parties harmless from and against any and all Claims asserted by or on behalf of any person, firm, corporation or public authority arising from:

(i) Tenant’s breach of any covenant or obligation under this Lease;

(ii) Any injury to or death of any person, or loss of or damage to property, sustained or occurring in, upon, at or about the Premises;

(iii) Any injury to or death of any person, or loss of or damage to property arising out of the use or occupancy of the Premises by or the negligence or willful misconduct of any of the Tenant Parties; and

(iv) On account of or based upon any work or thing whatsoever done (other than by any of the Landlord Parties) at the Premises during the Term and during the period of time, if any, prior to the Term Commencement Date that any of the Tenant Parties may have been given access to the Premises

(b) Subject to the limitations of liability set forth in this Lease, Landlord shall defend, indemnify and save Tenant, its employees and agents harmless from and against any all Claims arising from injury to any person or damage to any property to the extent caused by the negligence or wilful misconduct of any of the Landlord Parties.

14.3 Property of Tenant. Tenant covenants and agrees that, to the maximum extent permitted by Legal Requirements, all of Tenant’s Property at the Premises shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever, no part of said damage or loss shall be charged to, or borne by, Landlord, except, subject to Section 14.5 hereof, to the extent such damage or loss is due to the negligence or willful misconduct of any of the Landlord Parties.

14.4 Limitation of Landlord’s Liability for Damage or Injury. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, except to the extent caused by or due to the negligence or willful misconduct of any of the Landlord Parties, and then, where notice and an opportunity to cure are appropriate

(i.e., where Tenant has an opportunity to know or should have known of such condition sufficiently in advance of the occurrence of any such injury or damage resulting therefrom as would have enabled Landlord to prevent such damage or loss had Tenant notified Landlord of such condition) only after (i) notice to Landlord of the condition claimed to constitute negligence or willful misconduct, and (ii) the expiration of a reasonable time after such notice has been received by Landlord without Landlord having commenced to take all reasonable and practicable means to cure or correct such condition; Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property. Notwithstanding the foregoing, in no event shall any of the Landlord Parties be liable for any loss which is covered by insurance policies actually carried or required to be so carried by Tenant or any Tenant Parties under this Lease; nor shall any of the Landlord Parties be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public, or quasi-public work; nor shall any of the Landlord Parties be liable for any latent defect in the Premises or in the Building; provided, however, that the foregoing shall not relieve Landlord of its maintenance and repair obligations as set forth in Section 10.2 of the Lease (including, without limitation, the repair of any latent defects in the portions of the Building required to be maintained by Landlord pursuant to Section 10.2).

14.5 Waiver of Subrogation; Mutual Release. Landlord and Tenant each hereby waives on behalf of itself and its property insurers (none of which shall ever be assigned any such claim or be entitled thereto due to subrogation or otherwise) any and all rights of recovery, claim, action, or cause of action against the other and its agents, officers, servants, partners, shareholders, or employees (collectively, the “Related Parties”) for any loss or damage that may occur to or within the Premises or the Building or any improvements thereto, or any personal property of such party therein which is insured against under any property insurance policy actually being maintained by the waiving party from time to time, even if not required hereunder, or which would be insured against under the terms of any insurance policy required to be carried or maintained by the waiving party hereunder, whether or not such insurance coverage is actually being maintained, including, in every instance, such loss or damage that may be caused by the negligence of the other party hereto and/or its Related Parties. Landlord and Tenant each agrees to cause appropriate clauses to be included in its property insurance policies necessary to implement the foregoing provisions.

14.6 Tenant’s Acts—Effect on Insurance. Tenant shall not do or permit any Tenant Party to do any act or thing upon the Premises or elsewhere in the Building which will invalidate or be in conflict with any insurance policies covering the Building and the fixtures and property therein. If by reason of the failure of Tenant to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, Tenant shall reimburse Landlord upon demand for that part of any insurance premiums which shall have been charged because of such failure by Tenant, within ten (10) days after receipt of an invoice therefor. In addition, Tenant shall reimburse Landlord for any increase in insurance premium arising as a result of Tenant’s use and/or storage of any Hazardous Materials in the Premises.

14.7 Landlord’s Insurance. Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Building. Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Property.

15. CASUALTY; TAKING

15.1 Damage. If the Premises or access thereto is damaged in whole or part because of fire or other insured casualty (“Casualty”), or if the Premises or access thereto is subject to a taking in connection with the exercise of any power of eminent domain, condemnation, or purchase under threat or in lieu thereof (any of the foregoing, a “Taking”), then unless this Lease is terminated in accordance with Section 15.2 below, Landlord shall restore the Building and the Premises and the access thereto to substantially the same condition as existed as of the Term Commencement Date, or in the event of a partial Taking which affects the Building and the Premises or access thereto, restore the remainder of the Building and the Premises or access thereto not so Taken to substantially the same condition as is reasonably feasible. Within sixty (60) days after the occurrence of a Casualty, Landlord shall cause a general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time (the “Estimated Restoration Period”) required using standard working methods to complete the repair and restoration of the Building and the Premises and the access thereto in accordance with this Section 15.1. If, in Landlord’s reasonable judgment, any element of the Tenant-Insured Improvements can more effectively be restored as an integral part of Landlord’s restoration of the Building or the Premises, such restoration shall also be made by Landlord, but at Tenant’s sole cost and expense. Subject to rights of Mortgagees, Tenant Delays, Legal Requirements then in existence and to delays for adjustment of insurance proceeds or Taking awards, as the case may be, and instances of Landlord’s Force Majeure, Landlord shall substantially complete such restoration on or before the later of (i) two hundred seventy (270) days after Landlord’s receipt of all required permits therefor with respect to substantial reconstruction of at least 50% of the Building, or, within one hundred eighty (180) days after Landlord’s receipt of all required permits therefor in the case of restoration of less than 50% of the Building and (ii) the last day of the Estimated Restoration Period. Upon substantial completion of such restoration by Landlord, Tenant shall use diligent efforts to complete restoration of the Premises to substantially the same condition as existed immediately prior to such Casualty or Taking, as the case may be, as soon as reasonably possible. Tenant agrees to cooperate with Landlord in such manner as Landlord may reasonably request to assist Landlord in collecting insurance proceeds due in connection with any Casualty which affects the Premises or the Building. In no event shall Landlord be required to expend more than the Net (hereinafter defined) insurance proceeds Landlord receives for damage to the Premises and/or the Building or the Net Taking award attributable to the Premises and/or the Building. “Net” means the insurance proceeds or Taking award actually paid to Landlord (and not paid over to a Mortgagee) less all costs and expenses, including adjusters and attorney’s fees, of obtaining the same. Except as Landlord may elect pursuant to this Section 15.1, under no circumstances shall Landlord be required to repair any damage to, or make any repairs to or replacements of, any Tenant-Insured Improvements. During any period of time that all or any portion of the Premises is rendered untenantable or inaccessible as a result of a Casualty or Taking, Base Rent and Additional Rent shall abate for the portion of the Premises that is untenantable or inaccessible and not used by Tenant.

15.2 Termination Rights.

(a) Landlord’s Termination Rights. Landlord may terminate this Lease upon thirty (30) days’ prior written notice to Tenant if:

(i) any material portion of the Building or any material means of access thereto is taken;

(ii) more than thirty-five percent (35%) of the Building is damaged by Casualty; or

(iii) the Estimated Restoration Period exceeds two hundred seventy (270) days.

(b) Tenant’s Termination Right. If (i) Landlord is so required but fails to complete restoration of the Premises within the time frames and subject to the conditions set forth in Section 15.1 above or (ii) the Estimated Restoration Period exceeds two hundred seventy (270) days, then Tenant may terminate this Lease upon thirty (30) days’ written notice to Landlord; provided, however, that if Landlord completes such restoration within thirty (30) days after receipt of any such termination notice, such termination notice shall be null and void and this Lease shall continue in full force and effect. The remedies set forth in this Section 15.2(b) and in Section 15.2(c) below are Tenant’s sole and exclusive rights and remedies based upon Landlord’s failure to complete the restoration of the Premises as set forth herein. Notwithstanding anything to the contrary contained herein, Tenant shall not have the right to terminate this Lease pursuant to this Section 15 if the Casualty was caused by the intentional misconduct of any Tenant Party.

(c) Either Party May Terminate. In the case of any Casualty or Taking affecting the Premises and occurring during the last twelve (12) months of the Term, then (i) if such Casualty or Taking results in more than twenty-five percent (25%) of the floor area of the Premises being unsuitable for the Permitted Uses, or (ii) the damage to the Premises costs more than $250,000 to restore, then either Landlord or Tenant shall have the option to terminate this Lease upon thirty (30) days’ written notice to the other. In addition, if Landlord’s Mortgagee does not release sufficient insurance proceeds to cover the cost of Landlord’s restoration obligations, then Landlord shall (i) notify Tenant thereof, and (ii) have the right to terminate this Lease. If Landlord does not terminate this Lease pursuant to the previous sentence and such notice by Landlord does not include an agreement by Landlord to pay for the difference between the cost of such restoration and such released insurance proceeds, then Tenant may terminate this Lease by written notice to Landlord on or before the date that is thirty (30) days after such written notice. Notwithstanding anything to the contrary contained in this Section 15, in no event may Tenant elect to terminate this Lease hereunder if the Casualty that would otherwise give rise to such right results from the willful misconduct of Tenant, its agents, contractors, or employees.

(d) Automatic Termination. In the case of a Taking of the entire Premises, then this Lease shall automatically terminate as of the date of possession by the Taking authority.

15.3 Taking for Temporary Use. If the Premises are Taken for temporary use, this Lease and Tenant’s obligations, including without limitation the payment of Rent, shall continue. For purposes hereof, a “Taking for temporary use” shall mean a Taking of ninety (90) days or less.

15.4 Disposition of Awards. Except for any separate award for Tenant’s movable trade fixtures, relocation expenses, and unamortized leasehold improvements paid for by Tenant (provided that the same may not reduce Landlord’s award), all Taking awards to Landlord or Tenant shall be Landlord’s property without Tenant’s participation, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant may pursue its own claim against the Taking authority.

16. ESTOPPEL CERTIFICATE.

Tenant shall at any time and from time to time upon not less than ten (10) business days’ prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which Rent has been paid in advance, if any, stating whether or not Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default, and such other facts as Landlord may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Building or of any interest of Landlord therein, any Mortgagee or prospective Mortgagee thereof, any lessor or prospective lessor thereof, any lessee or prospective lessee thereof, or any prospective assignee of any mortgage thereof. Time is of the essence with respect to any such requested certificate, Tenant hereby acknowledging the importance of such certificates in mortgage financing arrangements, prospective sales and the like.

17. HAZARDOUS MATERIALS

17.1 Prohibition. Tenant shall not, without the prior written consent of Landlord, bring or permit to be brought or kept in or on the Premises or elsewhere in the Building or the Property (i) any inflammable, combustible or explosive fluid, material, chemical or substance (except for standard office supplies stored in proper containers); and (ii) any Hazardous Material (hereinafter defined). Landlord shall have the right, from time to time, to inspect the Premises for compliance with the terms of this Section 17.1.

17.2 Environmental Laws. For purposes hereof, “Environmental Laws” shall mean all laws, statutes, ordinances, rules and regulations of any local, state or federal governmental authority having jurisdiction concerning environmental, health and safety matters, including but not limited to any discharge by any of the Tenant Parties into the air, surface water, sewers, soil or groundwater of any Hazardous Material (hereinafter defined) whether within or outside the Premises, including, without limitation (a) the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., (b) the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., (c) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., (d) the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2601 et seq., and (e) Chapter 21E of the General Laws of Massachusetts. Tenant, at its sole cost and expense, shall comply with (i) Environmental Laws, and (ii) any rules, requirements and safety procedures of the Massachusetts Department of Environmental Protection, the City of Cambridge and any insurer of the Building or the Premises with respect to Tenant’s use, storage and disposal of any Hazardous Materials.

17.3 Hazardous Material Defined. As used herein, the term “Hazardous Material” means asbestos, oil or any hazardous, radioactive or toxic substance, material or waste or petroleum derivative which is or becomes regulated by any Environmental Law, including without limitation live organisms, viruses and fungi, medical waste and any so-called “biohazard” materials. The term “Hazardous Material” includes, without limitation, oil and/or any material or substance which is designated as a “hazardous substance,” “hazardous material,” “oil,” “hazardous waste” or toxic substance under any Environmental Law.

17.4 Testing. If any Mortgagee or governmental authority requires testing to determine whether there has been any release of Hazardous Materials and such testing is required as a result of the acts or omissions of any of the Tenant Parties, then Tenant shall reimburse Landlord upon demand, as Additional Rent, for the reasonable costs thereof, together with interest at the Default Rate until paid in full. Tenant shall execute affidavits, certifications and the like, as may be reasonably requested by Landlord from time to time concerning Tenant’s best knowledge and belief concerning the presence of Hazardous Materials in or on the Premises, the Building or the Property.

17.5 Tenant Indemnity

(a) Tenant hereby covenants and agrees to indemnify, defend and hold the Landlord Parties harmless from and against any and all Claims against any of the Landlord Parties arising out of contamination of any part of the Property or other adjacent property, which contamination arises as a result of: (i) the presence of Hazardous Material in the Premises, the presence of which is caused by any act or omission of any of the Tenant Parties, or (ii) from a breach by Tenant of its obligations under this Section 17. This indemnification of the Landlord Parties by Tenant includes, without limitation, reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Building based upon the circumstances identified in the first sentence of this Section 17.5. The indemnification and hold harmless obligations of Tenant under this Section 17.5 shall survive the expiration or any earlier termination of this Lease. Without limiting the foregoing, if the presence of any Hazardous Material in the Building or otherwise in the Property is caused or permitted by any of the Tenant Parties and results in any contamination of any part of the Property or any adjacent property, Tenant shall promptly take all actions at Tenant’s sole cost and expense as are necessary to return the Property and/or the Building or any adjacent property to their condition as of the date of this Lease, provided that Tenant shall first obtain Landlord’s written approval of such actions, which approval shall not be unreasonably withheld, conditioned or delayed so long as such actions, in Landlord’s reasonable discretion, would not potentially have any adverse effect on the Property, and, in any event, Landlord shall not withhold its approval of any proposed actions which are required by applicable Environmental Laws. The provisions of this Section 17.5 shall survive the expiration or earlier termination of the Lease.

(b) Without limiting the obligations set forth in Section 17.5(a) above, if any Hazardous Material is in, on, under, at or about the Building or the Property as a result of the acts or omissions of any of the Tenant Parties and results in any contamination of any part of the Property or any adjacent property that is in violation of any applicable Environmental Law or that requires the performance of any response action pursuant to any Environmental Law, Tenant shall promptly take all actions at Tenant’s sole cost and expense as are necessary to reduce such Hazardous Material to amounts below any applicable Reportable Quantity, any applicable Reportable Concentration and any other applicable standard set forth in any Environmental Law; provided that Tenant shall first obtain Landlord’s written approval of such actions, which approval shall not be unreasonably withheld, conditioned or delayed so long as such actions would not be reasonably expected to have an adverse effect on the market value or utility of the Property for the Permitted Uses, and in any event, Landlord shall not withhold its approval of any proposed actions which are required by applicable Environmental Laws (such approved actions, “Tenant’s Remediation”).

(c) In the event that Tenant fails to complete Tenant’s Remediation prior to the end of the Term, then:

(i) until the completion of Tenant’s Remediation (as evidenced by the certification of Tenant’s Licensed Site Professional (as such term is defined by applicable Environmental Laws), who shall be reasonably acceptable to Landlord) (the “Remediation Completion Date”), Tenant shall pay to Landlord, with respect to the portion of the Premises which reasonably cannot be occupied by a new tenant until completion of Tenant’s Remediation, (A) Additional Rent on account of Expenses and Taxes and (B) Base Rent in an amount equal to the greater of (1) the fair market rental value of such portion of the Premises (determined in substantial accordance with the process described in Section 1.2 above), and (2) Base Rent attributable to such portion of the Premises in effect immediately prior to the end of the Term; and

(ii) Tenant shall maintain responsibility for Tenant’s Remediation and Tenant shall complete Tenant’s Remediation as soon as reasonably practicable in accordance with Environmental Laws. If Tenant does not diligently pursue completion of Tenant’s Remediation, Landlord shall have the right to either (A) assume control for overseeing Tenant’s Remediation, in which event Tenant shall pay all reasonable costs and expenses of Tenant’s Remediation (it being understood and agreed that all costs and expenses of Tenant’s Remediation incurred pursuant to contracts entered into by Tenant shall be deemed reasonable) within thirty (30) days of demand therefor (which demand shall be made no more often than monthly), and Landlord shall be substituted as the party identified on any governmental filings as the party responsible for the performance of such Tenant’s Remediation or (B) require Tenant to maintain responsibility for Tenant’s Remediation, in which event Tenant shall complete Tenant’s Remediation as soon as reasonably practicable in accordance with Environmental Laws, it being understood that Tenant’s Remediation shall not contain any requirement that Tenant remediate any contamination to levels or standards more stringent than those associated with the Property’s current office, research and development, and laboratory uses.

(d) The provisions of this Section 17.5 shall survive the expiration or earlier termination of this Lease.

17.6 Disclosures. Prior to bringing any Hazardous Material into any part of the Property, Tenant shall deliver to Landlord the following information with respect thereto: (a) a description of handling, storage, use and disposal procedures; (b) all plans or disclosures and/or emergency response plans which Tenant has prepared, including without limitation Tenant’s Spill Response Plan, and all plans which Tenant is required to supply to any governmental agency or authority pursuant to any Environmental Laws; (c) copies of all Required Permits relating thereto; and (d) other information reasonably requested by Landlord.

17.7 Removal. Tenant shall be responsible, at its sole cost and expense, for Hazardous Material and other biohazard disposal services for the Premises. Such services shall be performed by contractors reasonably acceptable to Landlord and on a sufficient basis to ensure that the Premises are at all times kept neat, clean and free of Hazardous Materials and biohazards except in appropriate, specially marked containers reasonably approved by Landlord.

17.8 Landlord Representations and Indemnity.

(a) Landlord represents to Tenant that, to the Best of Landlord’s Knowledge without inquiry, no Hazardous Materials exist in the Building or the Property as of the Execution Date which are in violation of applicable Environmental Laws. Neither Landlord nor any Landlord Party shall introduce Hazardous Materials into the Building or the Property in violation of applicable Environmental Laws as of the date of such introduction. Subject to the limitations on Landlord’s liability expressly set forth in this Lease, Landlord hereby agrees to indemnify, defend, and hold the Tenant Parties harmless from and against all Claims to the extent arising from any breach by Landlord of its representations and agreements set forth in this Section 17.8(a). As used in this Section 17.8(a), “Best of Landlord’s Knowledge” means to the actual knowledge (without any duty to investigate) of Landlord’s property manager, Edward Fontaine, or to the actual knowledge of Landlord’s asset managers, Shegun Holder and Nikko Politis.

(b) If any Hazardous Materials are discovered in the Building or the Property which are not in compliance with applicable Environmental Laws and which are not the responsibility of Tenant, then Landlord shall, when, if, and in the manner required by applicable Environmental Laws, remove or remediate such Hazardous Materials, unless such Hazardous Materials were introduced by Tenant or a release thereof was caused by Tenant.

18. RULES AND REGULATIONS.

18.1 Rules and Regulations. Tenant will faithfully observe and comply with all rules and regulations promulgated from time to time with respect to the Building and the Property (the “Building Rules and Regulations”) and construction within the Property (the “Construction Rules and Regulations” and, together with the Building Rules and Regulations, the “Rules and Regulations”), provided the same have been provided, in writing, to Tenant. The current version of the Building Rules and Regulations is attached hereto as Exhibit 8-1. The current version of the Construction Rules and Regulations is attached hereto as Exhibit 8-2. In the case of any conflict between the provisions of this Lease and any future rules and regulations, the provisions of this Lease shall control. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees.

18.2 Energy Conservation. Landlord may institute upon written notice to Tenant such policies, programs and measures as may be necessary, required, or expedient for the conservation and/or preservation of energy or energy services (collectively, the “Conservation Program”), provided however, that the Conservation Program does not, by reason of such policies, programs and measures, reduce the level of energy or energy services being provided to the Premises below the level of energy or energy services then being provided in comparable combination laboratory, research and development and office buildings in the vicinity of the Premises, or as may be necessary or required to comply with Legal Requirements or standards or the other provisions of this Lease. Upon receipt of such notice, Tenant shall comply with the Conservation Program.

18.3 Recycling. Upon written notice, Landlord may establish policies, programs and measures for the recycling of paper, products, plastic, tin and other materials (a “Recycling Program”). Upon receipt of such notice, Tenant will comply with the Recycling Program at Tenant’s sole cost and expense.

19. LAWS AND PERMITS.

19.1 Legal Requirements. Tenant shall not cause or permit the Premises, or cause the Property or the Building to be used in any way that violates any Legal Requirement, order, permit, approval, variance, covenant or restrictions of record or any provisions of this Lease, interferes with the rights of tenants of the Building, or constitutes a nuisance or waste. Tenant shall obtain, maintain and pay for all permits and approvals needed for the operation of Tenant’s business, as soon as reasonably possible and shall, promptly take all actions necessary to comply with all Legal Requirements, including, without limitation, the Occupational Safety and Health Act, applicable to Tenant’s use of the Premises, the Property or the Building. Tenant shall maintain in full force and effect all certifications or permissions required by any authority having jurisdiction to authorize, franchise or regulate Tenant’s use of the Premises. Tenant shall be solely responsible for procuring and complying at all times with any and all necessary permits and approvals directly or indirectly relating or incident to: the conduct of its activities on the Premises. Nothing contained in this Section 19.1 shall be construed to expand the uses permitted hereunder beyond the Permitted Uses. Landlord shall comply with any Legal Requirements and with any direction of any public office or officer relating to the maintenance or operation of the structural elements of the building and the Common Areas and office building, and the costs so incurred by Landlord may be included in Expenses in accordance with the provisions of Section 5.2 and Exhibit 7 attached hereto and made a part hereof.

20. DEFAULT

20.1 Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder by Tenant:

(a) If Tenant fails to make any payment of Rent or any other payment required hereunder, as and when due, and such failure shall continue for a period of five (5) business days after written notice thereof from Landlord to Tenant; provided, however, an Event of Default shall occur hereunder without any obligation of Landlord to give any written notice if (i) Tenant fails to make any payment within five (5) business days after the due date therefor, and (ii) Landlord has given Tenant written notice under this Section 20.1(a) on more than two (2) occasions during the twelve (12) month interval preceding such failure by Tenant;

(b) If Tenant shall make a Transfer in violation of the provisions of Section 13 above; or if any event shall occur or any contingency shall arise whereby this Lease, or the term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Section 13 hereof;

(c) If Tenant shall fail to perform its obligations under Section 3 hereof and such failure continues for more than thirty (30) days after written notice thereof from Landlord;

(d) The failure by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified above, and such failure continues for more than thirty (30) days after written notice thereof from Landlord; provided, further, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than ninety (90) days from the date of such written notice from Landlord;

(e) If Tenant enters into any written agreement in which Tenant admits it is unable to pay its debts generally as they become due;

(f) Tenant shall make an assignment or trust mortgage, or other conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors;

(g) an attachment on mesne process, on execution or otherwise, or other legal process shall issue against Tenant or its property and a sale of any of its assets shall be held thereunder;

(h) the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within thirty (30) days thereafter;

(i) a receiver, sequesterer, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant’s Property and such appointment shall not be vacated within thirty (30) days; or

(j) any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors, and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within thirty (30) days or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding.

20.2 Remedies. Upon an Event of Default, Landlord may, by written notice to Tenant, elect to terminate this Lease; and thereupon (and without prejudice to any remedies which might otherwise be available for arrears of Rent or preceding breach of covenant or agreement and without prejudice to Tenant’s liability for damages as hereinafter stated), upon the giving of such written notice, this Lease shall terminate as of the date specified therein as though that were the Expiration Date. Upon such termination, Landlord shall have the right to utilize the Security Deposit or draw down the entire Letter of Credit, as applicable, and apply the proceeds thereof to its damages hereunder. Without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages therefor, Landlord may, by lawful process, enter into and upon the Premises (or any part thereof in the name of the whole); repossess the same, as of its former estate; and expel Tenant and those claiming under Tenant. The words “re-entry” and “re-enter” as used in this Lease are not restricted to their technical legal meanings.

20.3 Damages—Termination.

(a) Upon the termination of this Lease under the provisions of this Section 20, Tenant shall pay to Landlord Rent up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord, either:

(i) the amount (discounted to present value at the rate of five percent (5%) per annum by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under Section 20.3(a)(ii) below), (x) the aggregate of Rent projected over the period commencing with such termination and ending on the Expiration Date, exceeds (y) the aggregate projected rental value of the Premises for such period, taking into account a reasonable time period during which the Premises shall be unoccupied, plus all Reletting Costs (hereinafter defined); or

(ii) amounts equal to Rent which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the Expiration Date, provided, however, if Landlord shall re-let the Premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, as well as the expenses of re-letting, including altering and preparing the Premises for new tenants, brokers’ commissions, and all other expenses properly chargeable against the Premises and the rental therefrom (collectively, “Reletting Costs”), it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining Term; and provided, further, that (x) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (y) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Section 20.3(a)(ii) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit. If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

(b) In calculating the amount due under Section 20.3(a)(i), above, there shall be included, in addition to the Base Rent, all other considerations agreed to be paid or performed by Tenant, including without limitation Tenant’s Share of Expenses and Taxes, on the assumption that all such amounts and considerations would have increased at the rate of five percent (5%) per annum for the balance of the full term hereby granted.

(c) Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been terminated hereunder.

(d) Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any Event of Default hereunder.

20.4 Landlord’s Self-Help; Fees and Expenses. If Tenant shall default in the performance of any covenant on Tenant’s part to be performed in this Lease contained, including without limitation the obligation to maintain the Premises in the required condition pursuant to Section 10.1 above, and if Tenant fails to commence curing such default within ten (10) days after written notice thereof from Landlord or thereafter fails to diligently prosecute such cure to completion, Landlord may, upon reasonable advance written notice, except that no notice shall be required in an emergency, immediately, or at any time thereafter, perform the same for the account of Tenant. Tenant shall pay to Landlord upon demand therefor, any costs incurred by Landlord in connection therewith, together with interest at the Default Rate until paid in full. In addition, Tenant shall pay all of Landlord’s costs and expenses, including without limitation reasonable attorneys’ fees, incurred (i) in enforcing any obligation of Tenant under this Lease or (ii) as a result of Landlord or any of the Landlord Parties, without its fault, being made party to any litigation pending by or against any of the Tenant Parties.

20.5 Waiver of Redemption, Statutory Notice and Grace Periods. Tenant does hereby waive and surrender all rights and privileges which it might have under or by reason of any present or future Legal Requirements to redeem the Premises or to have a continuance of this Lease for the Term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided. Except to the extent prohibited by Legal Requirements, any statutory notice and grace periods provided to Tenant by law are hereby expressly waived by Tenant.

20.6 Landlord’s Remedies Not Exclusive. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be lawfully entitled, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

20.7 No Waiver. Landlord’s failure to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provisions of this Lease shall be deemed to have been waived by either party unless such waiver be in writing signed by such party. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy in this Lease provided.

20.8 Restrictions on Tenant’s Rights. During the continuation of any Event of Default, Tenant shall not have the right to make, nor to request Landlord’s consent or approval with respect to, any Alterations or Transfers.

20.9 Landlord Default. Notwithstanding anything to the contrary contained in the Lease, Landlord shall in no event be in default in the performance of any of Landlord’s obligations under this Lease unless Landlord shall have failed to perform such obligations within thirty (30) days (or such additional time as is reasonably required to correct any such default, provided Landlord commences cure within 30 days) after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation. Except as expressly set forth in this Lease, Tenant shall not have the right to terminate or cancel this Lease or to withhold rent or to set-off or deduct any claim or damages against rent as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder, except in the case of a wrongful eviction of Tenant from the Premises (constructive or actual) by Landlord, unless same continues after notice to Landlord thereof and an opportunity for Landlord to cure the same as set forth above. In addition, Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against Landlord from rent thereafter due and payable under this Lease.

21. SURRENDER; ABANDONED PROPERTY; HOLD-OVER

21.1 Surrender

(a) Upon the expiration or earlier termination of the Term, Tenant shall (i) peaceably quit and surrender to Landlord the Premises (including without limitation all fixed electric, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment therein) broom clean and in the same condition that Tenant is required to maintain the Premises pursuant to Section 10.1; (ii) remove all of Tenant’s Property and Alterations made by Tenant (unless Landlord has expressly elected not to require Tenant to remove such Alterations in accordance with Section 11.1); and (iii) repair any damages to the Premises or the Building caused by the installation or removal of Tenant’s Property and/or such Alterations. Tenant’s obligations under this Section 21.1(a) shall survive the expiration or earlier termination of this Lease.

(b) No act or thing done by Landlord during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. Unless otherwise agreed by the parties in writing, no employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the expiration or earlier termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises.

21.2 Abandoned Property. After the expiration or earlier termination hereof, if Tenant fails to remove any property from the Building or the Premises which Tenant is obligated by the terms of this Lease to remove within five (5) business days after written notice from Landlord, such property (the “Abandoned Property”) shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any item of Abandoned Property shall be sold, Tenant hereby agrees that Landlord may receive and retain the proceeds of such sale and apply the same, at its option, to the expenses of the sale, the cost of moving and storage, any damages to which Landlord may be entitled under Section 20 hereof or pursuant to law, and to any arrears of Rent.

21.3 Holdover. If any of the Tenant Parties holds over (which term shall include, without limitation, the failure of Tenant or any Tenant Party to perform all of its obligations under Section 21.1 above) after the end of the Term, Tenant shall be deemed a tenant-at-sufferance subject to the provisions of this Lease; provided that whether or not Landlord has previously accepted payments of Rent from Tenant, (i) Tenant shall pay Base Rent at the Holdover Percentage (as hereinafter defined) of the Base Rent calculated on a daily basis at the highest rate payable during the Term, (ii) Tenant shall continue to pay to Landlord all Additional Rent, and (iii) Tenant shall be liable for all damages, including without limitation lost business and consequential damages, incurred by Landlord as a result of such holding over beyond thirty (30) days following the end of the Term or earlier termination hereof, Tenant hereby acknowledging that Landlord may need the Premises after the end of the Term for other tenants and that the damages which Landlord may suffer as the result of Tenant’s holding over cannot be determined as of the Execution Date. Nothing contained herein shall grant Tenant the right to holdover after the expiration or earlier termination of the Term. The “Holdover Percentage” shall be defined as (i) 150% with respect to first thirty (30) days of Tenant holding over and (ii) 200% with respect to any holdover by Tenant thereafter.

21.4 Warranties. To the extent assignable, Tenant hereby assigns to Landlord any warranties in effect on the last day of the Term with respect to any fixtures and Alterations installed in the Premises. Tenant shall provide Landlord with copies of any such warranties prior to the expiration of the Term (or, if the Lease is earlier terminated, within five (5) days thereafter).

22. MORTGAGEE RIGHTS

22.1 Subordination. Tenant’s rights and interests under this Lease shall be (i) subject and subordinate to any ground lease, overleases, mortgage, deed of trust, or similar instrument covering the Premises, the Building and/or the Land and to all advances, modifications, renewals, replacements, and extensions thereof (each of the foregoing, a “Mortgage”), or (ii) if any Mortgagee elects, prior to the lien of any present or future Mortgage. Tenant further shall attorn to and recognize any successor landlord, whether through foreclosure or otherwise, as if the successor landlord were the originally named landlord. The provisions of this Section 22.1 shall be self-operative and no further instrument shall be required to effect such subordination or attornment; however, Tenant agrees, within fifteen (15) days of request therefor, to execute, acknowledge and deliver such instruments, confirming such subordination and attornment in such form as shall be requested by any such holder, consistent with the next following paragraph.

Notwithstanding anything to the contrary contained herein, in order for this Section 22.1 to be effective Landlord shall obtain a subordination, non-disturbance and attornment agreement from any future Mortgagees, and Tenant agrees that (i) any such agreement shall be on such Mortgagee’s customary form, which form may contain commercially reasonable limitations on the liability of such Mortgagee, with such commercially reasonable revision as may be requested by Tenant, and (ii) Tenant shall pay any reasonable charges (including legal fees) required by such Mortgagee as a condition to entering into such agreement.

22.2 Notices. Provided Tenant has been given an address for the Mortgagee(s), Tenant shall give each Mortgagee the same written notices given to Landlord concurrently with the written notice to Landlord, and each Mortgagee shall have a reasonable opportunity thereafter to cure a Landlord default, and Mortgagee’s curing of any of Landlord’s default shall be treated as performance by Landlord.

23. QUIET ENJOYMENT.

Landlord covenants that so long as there is no Event of Default of Tenant, Tenant shall peaceably and quietly hold, occupy and enjoy the Premises during the Term from and against the claims of all persons lawfully claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease, any matters of record or of which Tenant has knowledge and to any Mortgage to which this Lease is subject and subordinate, as hereinabove set forth.

24. NOTICES.

Any notice, consent, request, bill, demand or statement hereunder (each, a “Notice”) by either party to the other party shall be in writing and shall be deemed to have been duly given when either delivered by hand, first-class U.S. mail, certified or return receipt requested, or by nationally recognized overnight courier (in either case with evidence of delivery or refusal thereof) addressed as follows:

If to Landlord:	c/o Jamestown
675 Ponce de Leon Avenue, 7th Floor
Atlanta, GA 30308
Attn: Managing Director of Asset Management

and

c/o Jamestown
Chelsea Market
75 Ninth Avenue, 5th Floor
New York, NY 10011
Attn: Shegun Holder
Phone: 212-220-8737
Email: Asset Manager

Copy to:

Goulston & Storrs PC
400 Atlantic Avenue
Boston, MA 02110-3333
Attn: Amy Moody McGrath, Esq.

If to Tenant:	Sage Therapeutics, Inc.

215 First Street
Cambridge, MA 02142
Attn: Anne Marie Cook, Esq.

If to Tenant before June 24, 2016, copy to:

Goodwin Procter LLP
53 State Street
Boston, MA 02109
Attn: Alexander Randall, Esq.
Email: arandall@goodwinprocter.com

If to Tenant on or after June 24, 2016, copy to:

Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attn: Alexander Randall, Esq.
Email: arandall@goodwinprocter.com

Either party may at any time change the address or specify an additional address for such Notices by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed or additional address, provided such changed or additional address is within the United States. Notices shall be effective upon the date of receipt or refusal thereof.

25. MISCELLANEOUS

25.01 If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of this Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

25.02 The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof.

25.03 In connection with the consummation of this Lease other than Transwestern|RJB and Newmark Grubb Knight Frank (collectively, “Broker”). Tenant and Landlord each agrees to defend, indemnify and save the other harmless from and against any Claims arising in breach of the representation and warranty set forth in the immediately preceding sentence. Landlord shall be solely responsible for the payment of any brokerage commissions to Broker.

25.04 This Lease, Lease Summary Sheet and Exhibits 1-8 attached hereto and incorporated herein contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Tenant acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that Tenant in no way relied upon any other statements or representations, written or oral. This Lease may not be modified orally or in any manner other than by written agreement signed by the parties hereto.

25.05 This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts and any applicable local municipal rules, regulations, by-laws, ordinances and the like.

25.06 By his or her execution hereof, each of the signatories on behalf of the respective parties hereby warrants and represents to the other that he or she is duly authorized to execute this Lease on behalf of such party. Upon Landlord’s request, Tenant shall provide Landlord with evidence that any requisite resolution, corporate authority and any other necessary consents have been duly adopted and obtained.

25.07 Subject to Section 11.6 and Section 13.8, Tenant shall, upon demand, reimburse Landlord for all reasonable expenses, including, without limitation, legal fees, incurred by Landlord in connection with all requests by Tenant for consents, approvals or execution of collateral documentation related to this Lease, including, without limitation, costs incurred by Landlord in the review and approval of Tenant’s plans and specifications in connection with proposed Alterations to be made by Tenant to the Premises or in connection with requests by Tenant for Landlord’s consent to make a Transfer. Such costs shall be deemed to be Additional Rent under this Lease.

25.08 Without limiting any other obligation of either party which may survive the expiration or prior termination of the Term, all obligations on the part of either party to indemnify, defend, or hold the other party harmless, as set forth in this Lease shall survive the expiration or prior termination of the Term.

PAGE40

25.09

(a) Limitation on Landlord’s Liability. Tenant shall neither assert nor seek to enforce any claim against Landlord or any of the Landlord Parties, or the assets of any of the Landlord Parties, for breach of this Lease or otherwise, other than against Landlord’s interest in the Building and in the uncollected rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease. This Section 25.9 shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord. Landlord and Tenant specifically agree that in no event shall any officer, director, trustee, employee or representative of Landlord or any of the other Landlord Parties, ever be personally liable for any obligation under this Lease, nor shall Landlord or any of the other Landlord Parties be liable for consequential or incidental damages or for lost profits whatsoever in connection with this Lease.

(b) Limitation on Tenant’s Liability. Landlord and Tenant specifically agree that in no event shall any officer, director, trustee, employee or representative of Tenant or any of the other Tenant Parties, ever be personally liable for any obligation under this Lease, nor shall Tenant or any of the other Tenant Parties be liable for consequential or incidental damages or for lost profits whatsoever in connection with this Lease, provided however that nothing herein shall limit or affect any liability or obligation which Tenant may have under Section 21.3.

25.10 The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Section 13 hereof shall operate to vest any rights in any successor or assignee of Tenant.

25.11 Upon any sale, transfer or other disposition of the Building, Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder on the part of Landlord to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord’s ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord, except as otherwise agreed in writing.

25.12 Tenant shall not grant any interest whatsoever in any fixtures within the Premises or any item paid in whole or in part by Landlord’s Contribution or by Landlord.

25.16 Tenant shall deliver to Landlord, within thirty (30) days after Landlord’s reasonable request, Tenant’s most recently completed balance sheet and related statements of income, shareholder’s equity and cash flows statements (audited if available) reviewed by an independent certified public accountant and certified by an officer of Tenant as being true and correct in all material respects. Any such financial information may be relied upon by any actual or potential lessor, purchaser, or mortgagee of the Property or any portion thereof.

25.17 Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 10756, the “Patriot Act”) prohibit certain property transfers. Tenant hereby represents and warrants to Landlord (which representations and warranties shall be deemed to be continuing and re-made at all times during the Term) that neither Tenant nor to Tenant’s knowledge any stockholder, manager, beneficiary, partner, or principal of Tenant is subject to the Executive Order, that none of them is listed on the United States Department of the Treasury Office of Foreign Assets Control (“OFAC”) list of “Specially Designated Nationals and Blocked Persons” as modified from time to time, and that none of them is otherwise subject to the provisions of the Executive Order or the Patriot Act. The most current list of “Specially Designated Nationals and Blocked Persons” can be found at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html. Tenant shall from time to time, within ten days after request by Landlord, deliver to Landlord any certification or other evidence requested from time to time by Landlord in its reasonable discretion, confirming Tenant’s compliance with these provisions. No assignment or subletting, other than a Related Party Transfer, shall be effective unless and until the assignee or subtenant thereunder delivers to Landlord written confirmation of such party’s compliance with the provisions of this subsection, in form and content satisfactory to Landlord. If for any reason the representations and warranties set forth in this subsection, or any certificate or other evidence of compliance delivered to Landlord hereunder, is untrue in any respect when made or delivered, or thereafter becomes untrue in any respect, then an Event of Default hereunder shall be deemed to occur immediately, and there shall be no opportunity to cure. Tenant shall indemnify, defend with counsel reasonably acceptable to Landlord, and hold Landlord harmless from and against, any and all liabilities, losses claims, damages, penalties, fines, and costs (including attorneys’ fees and costs) arising from or related to the breach of any of the foregoing representations, warranties, and duties of Tenant. The provisions of this subsection shall survive the expiration or earlier termination of this Lease for the longest period permitted by law.

25.18 Tenant acknowledges and agrees that the terms of this Lease are confidential. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the Building and may impair Landlord’s relationship with other tenants of the Building. Tenant agrees that Tenant and its partners, officers, directors and employees, shall not, and Tenant shall inform its brokers, and attorneys, if any, to not disclose the terms and conditions of this Lease to any other person or entity without the prior written consent of Landlord which may be given or withheld by Landlord, in Landlord’s sole discretion, except as required for financial disclosures or securities filings, as required by the order of any court or public body with authority over Tenant, or in connection with any litigation between Landlord and Tenant with respect this Lease. It is understood and agreed that damages alone would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall also have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach or continued breach.

[Signatures on Following Page]

IN WITNESS WHEREOF the parties hereto have executed this Lease as a sealed instrument as of the Execution Date.

LANDLORD:

JAMESTOWN PREMIER 245 FIRST, LLC, a Delaware limited liability company

By:	/s/ Renee Bergeron
	Name:	Renee Bergeron
	Title:	Vice President

TENANT:

SAGE THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Jeffrey M. Jonas
	Name:	Jeffrey Jonas
	Title:	Chief Executive Officer

[Signature Page to Lease – 245 First Street]

EXHIBIT 1

LEASE PLAN

EXHIBIT 1, PAGE 1

EXHIBIT 2

LEGAL DESCRIPTION

The land in Cambridge, Middlesex County, Massachusetts, situated on First Street, and being shown as Lot B on a plan entitled, “Plan of Land in Cambridgeport Belonging to Henry M. Whitney” dated March 21, 1903, prepared by W.A. Mason & Son, Surveyors, and recorded with the Middlesex South District Registry of Deeds in Plan Book 142, Plan 37, to which plan reference is hereby made for a more particular description.

Lot B contains 70,489+ square feet, according to said plan.

EXHIBIT 2, PAGE 1

EXHIBIT 3

INITIAL ALTERATIONS

This Exhibit is attached to and made a part of the Indenture of Lease (the “Lease”) by and between JAMESTOWN PREMIER 245 FIRST, LLC, a Delaware limited liability company (“Landlord”), and SAGE THERAPEUTICS, INC., a Delaware corporation, a Delaware corporation (“Tenant”), for space in the Building located at 245 First Street, Cambridge, Massachusetts 02142. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

1. Performance of Initial Alterations. Tenant, following the delivery of the Premises by Landlord and the full and final execution and delivery of the Lease to which this Exhibit is attached and security deposits required under such agreement, shall have the right to perform alterations and improvements in the Premises (the “Initial Alterations”). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Section 11 of the Lease, including, without limitation, approval by Landlord of the final plans for the Initial Alterations and the contractors to be retained by Tenant to perform such Initial Alterations. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. Landlord’s approval of Tenant’s plans for the Initial Alterations shall not be unreasonably withheld, conditioned or delayed. Unless otherwise expressly agreed to by Landlord in writing, Tenant’s plans shall be consistent with the Building’s standards for leasehold improvements, which are attached to the Lease as Exhibit 8-2. Landlord’s approval of the contractors to perform the Initial Alterations shall not be unreasonably withheld, conditioned or delayed. The parties agree that Landlord’s approval of the general contractor to perform the Initial Alterations shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as required pursuant to the terms of this Lease, (iii) does not have the creditworthiness to perform its obligations under the construction contract between such general contractor and Tenant, or (iv) is not licensed as a contractor in the state/municipality in which the Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor. Tenant shall ensure that all contractors performing the Initial Alterations include Landlord and such other parties as Landlord shall require as additional insureds on the insurance policies maintained by such contractors.

2. Budget and Landlord’s Share. Promptly after Landlord approves Tenant’s plans for the Initial Alterations, Tenant shall deliver to Landlord an itemized statement (the “Budget”) of the estimated hard and soft costs of the Initial Alterations (the “Estimated Cost”). Tenant shall, on a monthly basis, deliver to Landlord an updated Budget of the Estimated Cost, based upon the information then available to Tenant. “Landlord’s Share” shall be defined as follows: (i) if the Estimated Cost, as set forth in the then current Budget is less than, or equal to, the Maximum Amount of the Allowance, as hereinafter defined, then Landlord’s Share shall be

EXHIBIT 3, PAGE 1

100%, and (ii) if the Estimated Cost, as set forth in the then current Budget, is greater than the Maximum Amount, then Landlord’s Share shall be equal to a fraction, the numerator of which is the Maximum Amount, and the denominator of which is the Estimated Cost, as set forth in the then current Budget.

3. Definition of Allowance.

(i) Allowance. Subject to the terms and conditions of this Exhibit, Landlord agrees to contribute an amount (the “Allowance”) not to exceed of $594,150.00 (i.e., $30.00 per rentable square foot of the Premises) (the “Maximum Amount”) toward the cost of performing the Initial Alterations in preparation of Tenant’s occupancy of the Premises, including, without limitation, the installation of data/telecom cabling. The Allowance may be used for the hard and soft costs (the “Permitted Costs”) incurred by Tenant in performing the Initial Alterations. Tenant shall have the right to apply up to $198,050.00 of the Allowance (i.e., $10.00 per rentable square foot of the Premises) towards the costs incurred by Tenant in relocating to the Premises and purchasing furniture for the Premises.

(ii) Test-Fit Allowance. In addition to providing the Allowance, Landlord shall contribute up to $1,980.50 (i.e., $.10 per rentable square foot of the Premises) (the “Test-Fit Allowance”) towards the cost of the test-fit plan prepared by Tenant’s architect. Landlord shall, within thirty (30) days of receipt of paid invoices from Tenant, pay the Test Fit Allowance to Tenant.

4. Payment Procedures. Landlord shall, subject to the provisions of this Exhibit, pay Landlord’s Share of the amount requested by Tenant pursuant to each Requisition, as hereinafter defined, to Tenant or, at Landlord’s option, to the order of the general contractor that performs the Initial Alterations, within thirty (30) days after Landlord’s receipt of such Requisition. In no event shall Landlord be required to: (i) pay more than the Maximum Amount of the Allowance towards Permitted Costs, (ii) disburse the Allowance more than one time per month, or (iii) pay more than the Maximum Amount of the Allowance. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured monetary or material non-monetary default under the Lease; provided, however that if the Lease is in full force and effect and Tenant cures such default in accordance with the terms and conditions of the Lease, then Tenant shall have the right to resubmit such declined Requisition, and Landlord shall pay any amounts properly due under such resubmitted Requisition, subject to the conditions and procedures set forth in this Exhibit 3. Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant’s books and records relating to each Requisition in order to verify the amount thereof. If Landlord fails timely to pay any portion of the Allowance properly due to Tenant pursuant to this Exhibit 3, and if Landlord fails to cure such failure within ten (10) days after Landlord receives written notice of such failure from Tenant, then Tenant shall have the right to deduct such amount from the next installment(s) of Base Rent thereafter due under the Lease.

EXHIBIT 3, PAGE 2

5. Requisition. A “Requisition” shall be defined as the following documentation: (i) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (ii) a certification from an AIA architect substantially in the form of the Architect’s Certificate for Payment which is located on AIA Document G702, Application and Certificate of Payment; (iii) Contractor’s, subcontractor’s and material supplier’s waivers of liens which shall cover all Initial Alterations for which disbursement is being requested and all other statements and forms required for compliance with the mechanics’lien laws of the state in which the Premises is located, together with all such invoices, contracts, or other supporting data as Landlord or Landlord’s Mortgagee may reasonably require; (iv) a cost breakdown for each trade or subcontractor performing the Initial Alterations; (v) plans and specifications for the Initial Alterations; (vi) copies of all construction contracts for the Initial Alterations, together with copies of all change orders, if any; and (vii) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost to complete the Initial Alterations. In addition, the final Requisition (i.e., after the completion of the Initial Alterations, and prior to final disbursement of the Allowance) shall include the following documentation: (1) general contractor and architect’s completion affidavits, (2) full and final waivers of lien from all contractors, subcontractors and material suppliers, (3) receipted bills covering all labor and materials expended and used, (4) as-built plans of the Initial Alterations, and (5) the certification of Tenant and its architect that the Initial Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and such approved plans were prepared (and such installation has been performed) in accordance with Legal Requirements, codes and ordinances.

6. Outside Draw Date. If Tenant does not submit a request for payment of the entire Allowance to Landlord in accordance with the provisions contained in this Exhibit by December 31, 2017 (the “Outside Draw Date”), any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Alterations and/or Allowance.

7. Administration and Supervision Fee. Tenant shall pay an administration and supervision fee with respect to the Initial Alterations in accordance with Section 11.6 of the Lease.

8. “As Is” Condition of Premises. Except as otherwise provided for in the Lease, Tenant agrees to accept the Premises in its “as-is” condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Allowance, incur any costs in connection with the construction or demolition of any improvements in the Premises. This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

9. Miscellaneous. Tenant shall have the right to use the freight elevator and loading dock on a twenty-four-(24)-hour basis at no additional charge.

EXHIBIT 3, PAGE 3

EXHIBIT 4

INTENTIONALLY OMITTED.

EXHIBIT 4, PAGE 1

EXHIBIT 5

FORM OF LETTER OF CREDIT

[Name of Financial Institution]

Irrevocable Standby
Letter of Credit
No.
Issuance Date:
Expiration Date:
Applicant:

Beneficiary

[[[LANDLORD NAME]]]

Ladies/Gentlemen:

We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of                     U.S. Dollars ($                    ) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1. An original copy of this Irrevocable Standby Letter of Credit.

2. Beneficiary’s dated statement signed by a purportedly authorized officer/official certifying that the Beneficiary is entitled to draw upon this Letter of Credit (in the amount of the draft submitted herewith) pursuant to this Lease (the “Lease”) dated                         by and between                         , as Landlord, and                         , as Tenant and/or any amendment to the lease or any other agreement between such parties related to the lease.

It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least sixty (60) days prior to such expiration date or applicable anniversary thereof, we notify you in writing by certified mail return receipt requested or by recognized overnight courier service, that we elect not to so renew this Irrevocable Standby Letter of Credit. A copy of any such notice shall also be sent, in the same manner, to:

EXHIBIT 5, PAGE 1

                             . In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1 and 2 above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by an authorized signatory or agent of Beneficiary stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary’s signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to transfer your interest in this Irrevocable Standby Letter of Credit from time to time and more than one time without our approval and without charge. In the event of a transfer, we reserve the right to require reasonable evidence of such transfer as a condition to any draw hereunder.

This Irrevocable Standby Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) ICC Publication No. 500.

We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at                     to the attention of                     .

Very truly yours,

[name]
[title]

EXHIBIT 5, PAGE 2

EXHIBIT 6

FORM OF BILL OF SALE FOR FURNITURE

BILL OF SALE

Know all men by these presents:

In consideration of One Dollar ($1.00) paid by Sage Therapeutics, Inc. (“Grantee”) to SAP America, Inc. (“Grantor”) as the date of this Bill of Sale, and for other good and valuable consideration, Grantor does hereby grant, sell, transfer and deliver unto Grantee the following goods and chattels (“Conveyed Property”), namely:

Certain furniture and equipment which, as of the date of this Bill of Sale, are located in portions of the sixteenth (16th) floor of the Building presently known as the Cambridge Science Center and located at 245 First Street, Cambridge, Massachusetts, as such furniture and equipment are more particularly set forth on Exhibit A attached hereto.

To have and to hold all and singular the Conveyed Property to Grantee and its executors, administrators, successors and assigns, to their own use and behoof forever.

Grantor hereby represents and warrants to Grantee that, as of the date of this Bill of Sale:

•	Grantor is, and will be, the lawful owner of the Conveyed Property;

•	The Conveyed Property is, and will be, free from all liens and encumbrances;

•	Grantor has, and will have, good right to sell the Conveyed Property to Grantee; and

•	Grantor will indemnify, defend, and hold Grantee harmless against the claims and demands of all persons asserting any interest in the Conveyed Property.

Except as set forth in the immediately preceding sentence, the Conveyed Property is being delivered to Grantee “as-is”, in the condition in which the Conveyed Property is in as of the date hereof, without any representation or warranty by Grantor as to the condition thereof.

In witness whereof the said SAP America, Inc. has hereunto set its hand and seal as of this             day of             2016.

Witness:
SAP AMERICA, INC.

By:
Name:
Title:
Hereunto Duly Authorized

EXHIBIT 6, PAGE 1

EXHIBIT A

Conveyed Property

1	A/V-CAF.-RECEPT.-ENCLAVE RMS-CONF RM
2	A/V-ROOFTOP SATELLITE SYSTEM
3	AV-BOARD ROOM UPGRADE
4	ACCENT PADS-HAWTHORN COMPOSE 6X6 & 6X8 PANEL SURROUNDS (51) & (45)
5	CABLE BASE FOR TABLE
6	CAROLINA RECLINER/HEALTH CHAIR & BOA TABLE (1)
7	CHAIR-KEILHAUER CAHOOTS MEET ROOM-1601 LEATHER (2)
8	CHAIR-KRUG ZOLA ROOM-1617 METALLIC (2)
9	F&F-WORKSTATIONS (11) AND FURNITURE
10	FABRIC-CF STINSON FABRIC 12 YARDS SNUGGLE VERMILLI
11	FURNITURE - CAMBRIDGE LABS OFFICE
12	TABLE-KRUG PRADA 24X24 ROOM-1617 CLEAR MAPLE (1)
13	TABLE-KRUG PRADO 24” ROOM-1601 CLEAR MAPLE (1)
14	TABLE-KRUG REVO 42X66 ROOM-1632 CLEAR MAPLE (6)
15	TABLE-RACETRACK 10X48 OATMEAL CONSTELLATION (2)
16	WHITEBOARD-CUSTOM BRD FOR CHARLES CR (1)
17	WHITEBOARDS - CAMBRIDGE OFFICE (9)
18	MONITOR-DELL TFT 20 2007FP
19	MONITOR-SAMSUNG TFT 20SM204B
20	MONITOR-SAMSUNG TFT 20SM204B
21	MONITOR-SAMSUNG TFT 20SM204B
22	HVAC UNIT-PANASONIC 1 TON DUCTLESS SPLIT FOR IT LA
23	KITCHEN SINK-KOHLER WITH COUNTER TOP AND DISPOSAL
24	CABLING-DATA CABLING FOR CAMBRIDGE
25	CABLING-GENSPEED 6500 CAT6
26	NETWORK EQ.-APC SMART UPS 4KW 5000 VA
27	NETWORK EQ.-APC SMART UPS 4KW 5000 VA
28	NETWORK EQ.-APC SMART UPS RT 5000VA 208V
29	POLYCOM-SOUNDSTATION VTX1000 SUBWOOFER
30	SECURITY EQ.-SIEMENS ACCESS CONTR.&CCTV-245 FIRST
31	SECURITY EQ.-SST CCTV SETUP (SEE ATTACH.)
32	SECURITY EQUIP - SST CARD ACCESS SYSTEM

EXHIBIT 6, PAGE 2

EXHIBIT 7

EXPENSES AND TAXES

This Exhibit is attached to and made a part of the Indenture of Lease (the “Lease”) by and between JAMESTOWN PREMIER 245 FIRST, LLC, a Delaware limited liability company (“Landlord”), and SAGE THERAPEUTICS, INC., a Delaware corporation, a Delaware corporation (“Tenant”), for space in the Building located at 245 First Street, Cambridge, Massachusetts 02142. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

1. Payments.

1.01 Tenant shall pay (i) Tenant’s Building Pro Rata Share of the amount, if any, by which Expenses (defined below) for each calendar year during the Term exceed Expenses for the Base Year (the “Expense Excess”), (ii) Tenant’s Common Area Pro Rata Share of the amount, if any, by which Taxes (defined below) for each calendar year during the Term exceed Taxes for the Base Year (the “Tax Excess”) and (iii) Tenant’s Common Area Pro Rata Share of the amount, if any, by which Common Area Expenses (defined below) for the each calendar during the Term exceed Common Area Expenses for the Base Year (the “Common Area Expense Excess”). If Expenses, Taxes or Common Area Expenses in any calendar year decrease below the amount of Expenses, Taxes or Common Area Expenses for the Base Year, Tenant’s Building Pro Rata Share of Expenses and Tenant’s Common Area Pro Rata Share of Taxes and Common Area Expenses, as the case may be, for that calendar year shall be $0. Landlord shall provide Tenant with a good faith estimate of the Expense Excess, Tax Excess and Common Area Expense Excess for each calendar year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant’s Building Pro Rata Share of Landlord’s estimate of the Expense Excess and one-twelfth of Tenant’s Common Area Pro Rata Share of Landlord’s estimate of the Tax Excess and Common Area Expense Excess. If Landlord determines that its good faith estimate of the Expense Excess, the Tax Excess or the Common Area Expense Excess was incorrect by a material amount, Landlord may provide Tenant with a revised estimate, provided that Landlord shall not provide a revised estimate more than twice per calendar year. After its receipt of the revised estimate, Tenant’s monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the Expense Excess, the Tax Excess or the Common Area Expense Excess by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year’s estimate(s) until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year’s estimate. Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate. Any overpayment shall be refunded to Tenant within 30 days or credited against the next due future installment(s) of Additional Rent.

1.02 As soon as is practical following the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual Expenses and Expense Excess, the actual Taxes and Tax Excess and the actual Common Area Expenses and Common Area Expense Excess for the prior calendar year. Landlord shall use reasonable efforts to furnish the statement of actual

EXHIBIT 7, PAGE 1

Expenses on or before June 1 of the calendar year immediately following the calendar year to which the statement applies. If the estimated Expense Excess, the estimated Tax Excess or the estimated Common Area Expense Excess for the prior calendar year is more than the actual Expense Excess, actual Tax Excess and actual Common Area Expense Excess, as the case may be, for the prior calendar year, Landlord shall either provide Tenant with a refund or apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated Expense Excess, estimated Tax Excess or estimated Common Area Expense Excess for the prior calendar year is less than the actual Expense Excess, actual Tax Excess or actual Common Area Expense Excess, as the case may be, for such prior year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Expenses, Taxes or Common Area Expenses, any underpayment for the prior calendar year. Any overpayment (less any amounts then due from Tenant to Landlord) shall be refunded to Tenant within 30 days or credited against the next due future installment(s) of Additional Rent.

2. Expenses.

2.01 “Expenses” means all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Office Building, including the Common Areas located within the Office Building but excluding the Common Areas located in the Science Building and the shared Common Areas for both the Office Building and the Science Building, and excluding the Common Area Expenses set forth in Section 2.02 below. Landlord agrees to act in a commercially reasonable manner in incurring Expenses, taking into consideration the class and quality of the Office Building. “Expenses” shall include, but not be limited to: (a) all labor and labor related costs, including wages, salaries, bonuses, taxes, insurance, uniforms, training, retirement plans, pension plans and other employee benefits; (b) management fees in an amount equal to 3% of the gross revenues from the Office Building and the Property; (c) the cost of equipping, staffing and operating an on-site and/or off-site management office for the Office Building, provided if the management office services one or more other buildings or properties, the shared costs and expenses of equipping, staffing and operating such management office(s) shall be equitably prorated and apportioned between the Office Building and the other buildings or properties; (d) accounting costs for the Office Building; (e) the cost of services; (f) rental and purchase cost of parts, supplies, tools and equipment; (g) insurance premiums and commercially reasonable deductibles (Tenant hereby agreeing that, as of the Execution Date, a deductible not exceeding $100,000 is commercially reasonable); (h) electricity, gas and other utility costs attributable to the Office Building (exclusive of electricity supplied to other leasable areas of the Building); (i) expenses of periodic routine testing to assure that the Premises and surrounding land are free of hazardous materials, agents or substances, and to assure compliance with codes, regulations and Laws; and (j) the amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) made subsequent to the Base Year which are: (1) intended to effect economies in the operation or maintenance of the Property, reduce current or future Expenses, enhance the safety or security of the Property or its occupants, (2) replacements or modifications of nonstructural items located in the Base Building or Common Areas located within the Office Building that are required to keep the Base Building or Common Areas located within the Office Building in good condition, or (3) required under any

EXHIBIT 7, PAGE 2

Law that is enacted, or first interpreted to apply to the Property, after the date of the Lease. The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or the useful life of the capital improvement as reasonably determined by Landlord. The amortized cost of capital improvements may, at Landlord’s option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement. “Payback Period” means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement. Landlord, by itself or through an affiliate, shall have the right to directly perform, provide and be compensated for any services under the Lease. If Landlord incurs Expenses for the Buildings or Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Buildings and Property and the other buildings or properties.

2.02 “Common Area Expenses” means all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing and managing the shared Common Areas of the Buildings and the Property. Landlord agrees to act in commercially reasonable manner in incurring Common Area Expenses, taking into consideration the class and quality of the Common Areas of the Buildings and the Property. Common Area Expenses include, without limitation: (a) security for the shared Common Areas of the Buildings; (b) electricity, gas and other utility costs with respect to the shared Common Areas of the Buildings; (c) repairs to the shared Common Areas of the Buildings; and (d) the amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) made subsequent to the Term Commencement Date which are: (1) intended to effect economies in the operation or maintenance of the Property, reduce current or future Common Area Expenses, enhance the safety or security of the Property or its occupants, or enhance the environmental sustainability of the Property’s operations, (2) replacements or modifications of nonstructural items located in the Base Building or Common Areas of the Buildings that are required to keep the Base Building or Common Areas of the Buildings in good condition, or (3) required under any Law that is enacted, or first interpreted to apply to the Property, after the date of the Lease. The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined in Section 2.01 above) or the useful life of the capital improvement as reasonably determined by Landlord. Common Area Expenses shall not include any costs and expenses incurred with respect to the Common Areas located in the Office Building and the Common Areas located in the Science Building.

2.03 Expenses and Common Area Expenses shall not include: the cost of capital improvements (except as set forth above); depreciation; principal, interest or any impound payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance, other tenants or third parties or condemnation proceeds; costs in connection with leasing space in the Buildings, including brokerage commissions and marketing costs; lease concessions, including rental abatements and construction allowances granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of the Buildings; fines, interest and penalties incurred due to the late payment of Taxes, Expenses or Common Area Expenses; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; ground lease rental;

EXHIBIT 7, PAGE 3

wages, salaries, fees, and fringe benefits (“Labor Costs”) paid to executive personnel above the level of senior property manager or officers or partners of Landlord, except that if such individuals provide services directly related to the operation, maintenance or ownership of the Buildings which, if provided directly by a general manager/property manager or its general support staff, would normally be chargeable as an operating expense of a comparable office Building, then an appropriate pro rata share of the Labor Costs of such individuals that is reflective of the extent to which such individuals are providing such services to the Building may be included in Expenses; costs incurred by Landlord in connection with the correction of defects in design and original construction of the Building or Property; the cost or expense of any services or benefits provided generally to other tenants in the Building and not provided or available to Tenant; sums (other than management fees, it being agreed that the management fees included in Expenses are as described in Section 2.01 above) paid to subsidiaries or other affiliates of Landlord for services on or to the Property, Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience; any general administrative expenses, which costs would not be chargeable to operating expenses of the Building in accordance with generally accepted accounting principles, consistently applied; the cost of removing Hazardous Materials from the Buildings (provided that the foregoing shall not preclude the inclusion of such costs with respect to: (i) materials which exist in the Buildings as of the Execution Date, which are not, as of the Execution Date, deemed to be Hazardous Materials, as a matter of law, and which are subsequently deemed, as a matter of law, to be Hazardous Materials, and (ii) materials which are introduced to the Buildings after the Execution Date, which are not, as the date of such introduction, deemed to be Hazardous Materials, as a matter of law, and which are subsequently deemed, as a matter of law, to be Hazardous Materials); attorneys’ fees incurred in connection with lease negotiations or disputes with individual tenants; the cost of acquiring sculptures, paintings or other objects of art; or any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Buildings under their respective leases.

2.04 If at any time during a calendar year the Office Building is not at least 95% occupied (or a service provided by Landlord to tenants of the Office Building generally is not provided by Landlord to a tenant that provides such service itself, or any tenant of the Office Building is entitled to free rent, rent abatement or the like), Expenses and Common Area Expenses (but not Taxes) shall, at Landlord’s option, be determined as if the Office Building had been 95% occupied (and all services provided by Landlord to tenants of the Office Building generally had been provided by Landlord to all tenants, and no tenant of the Office Building had been entitled to free rent, rent abatement or the like) during that calendar year. If Expenses and Common Area Expenses for a calendar year are determined as provided in the prior sentence, Expenses and Common Area Expenses for the Base Year shall also be determined in such manner. Notwithstanding the foregoing, Landlord may calculate the extrapolation of Expenses and Common Area Expenses under this Section based on 100% occupancy and service so long as such percentage is used consistently for each year of the Term. The extrapolation of Expenses and Common Area Expenses under this Section shall be performed in accordance with the methodology specified by the Building Owners and Managers Association.

EXHIBIT 7, PAGE 4

3. “Taxes” shall mean: (a) all real property taxes and other assessments on the Office Building, the Science Building and/or Property, including, but not limited to, gross receipts taxes, assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Property, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property’s share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (c) all commercially reasonable costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a) and (b), including, without limitation, any such costs incurred by Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall be determined without regard to any “green building” credit and shall not include any income, capital levy, transfer, capital stock, gift, estate or inheritance tax or any interest or penalties incurred due to the late payment of Taxes. If a change in Taxes is obtained for any year of the Term during which Tenant paid Tenant’s Common Area Pro Rata Share of any Tax Excess, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment. Likewise, if a change is obtained for Taxes for the Base Year, Taxes for the Base Year shall be restated and the Tax Excess for all subsequent years shall be recomputed. Tenant shall pay Landlord the amount of Tenant’s Common Area Pro Rata Share of any such increase in the Tax Excess within 30 days after Tenant’s receipt of a statement from Landlord. Any overpayment (less any amounts then due from Tenant to Landlord) shall be refunded to Tenant within 30 days or credited against the next due future installment(s) of Additional Rent. For the purpose of determining Taxes for any given calendar year, the amount to be included in Taxes for such year shall be as follows: (1) with respect to any special assessment that is payable in installments, Taxes for such year shall include the amount of the installment (and any interest paid or payable by Landlord) due and payable during such calendar year; and (2) with respect to all other real estate taxes, Taxes for such year shall, at Landlord’s election, include either the amount accrued, assessed or otherwise imposed for such calendar year, provided that Landlord’s election shall be applied consistently throughout the Term of the Lease.

4. Audit Rights. Within ninety (90) days after receiving Landlord’s statement of Expenses or Common Area Expenses as applicable (or, with respect to the Base Year Expenses or Base Year Common Area Expenses, within sixty (60) days after receiving Landlord’s initial statement of Expenses or Common Area Expenses for the applicable Base Year, as the case may be) (each such period is referred to as the “Review Notice Period”), Tenant may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Expenses and/or Common Area Expenses for the calendar year (or Base Year, as applicable) to which the statement applies, and within sixty (60) days after sending the Review Notice to Landlord (such period is referred to as the “Request for Information Period”), Tenant shall send Landlord a written request identifying, with a reasonable degree of specificity, the information that Tenant desires to review (the “Request for Information”). Within a reasonable time after Landlord’s receipt of a timely Request for Information and executed Audit Confidentiality Agreement (referenced below), Landlord, as determined by Landlord, shall forward to Tenant, or make available for inspection on site at such location deemed reasonably appropriate by Landlord, such records (or copies thereof) relating to the amount of Expenses payable by Tenant in the Office Building and (to the extent applicable) the Science Building for the applicable calendar year (or Base Year, as applicable) that are reasonably necessary for Tenant to conduct its review

EXHIBIT 7, PAGE 5

of the information appropriately identified in the Request for Information. Within one hundred twenty (120) days after any particular records are made available to Tenant (such period is referred to as the “Objection Period”), Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of Expenses and/or Common Area Expenses for that year which relates to the records that have been made available to Tenant. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Objection Notice. If Landlord and Tenant determine that Expenses and/or Common Area Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant. Likewise, if Landlord and Tenant determine that Expenses and/or Common Area Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within thirty (30) days. If Tenant fails to give Landlord an Objection Notice with respect to any records that have been made available to Tenant prior to expiration of the Objection Period applicable to the records which have been provided to Tenant, Tenant shall be deemed to have approved Landlord’s statement of Expenses and/or Common Area Expenses with respect to the matters reflected in such records and shall be barred from raising any claims regarding the Expenses and/or Common Area Expenses relating to such records for that year. If Tenant fails to provide Landlord with a Review Notice prior to expiration of the Review Notice Period or fails to provide Landlord with a Request for Information prior to expiration of the Request for Information Period described above, Tenant shall be deemed to have approved Landlord’s statement of Expenses and/or Common Area Expenses and shall be barred from raising any claims regarding the Expenses and/or Common Area Expenses for that year.

If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the state or commonwealth where the Property is located. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit, and the fees charged cannot be based in whole or in part on a contingency basis. The records and related information obtained by Tenant shall be treated as confidential, and applicable only to the Office Building, by Tenant and its auditors, consultants and other parties reviewing such records on behalf of Tenant (collectively, “Tenant’s Auditors”), and, prior to making any records available to Tenant or Tenant’s Auditors, Landlord may require Tenant and Tenant’s Auditors to each execute a reasonable confidentiality agreement (“Audit Confidentiality Agreement”) in accordance with the foregoing. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Expenses or Common Area Expenses unless Tenant has paid and continues to pay all Rent when due, subject to any applicable notice, grace and cure periods.

EXHIBIT 7, PAGE 6

EXHIBIT 8-1

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Buildings, the parking facilities (if any), the Property and the appurtenances. In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control.

1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant’s employees to loiter in Common Areas or elsewhere about the Buildings or Property.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances.

3. No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Buildings, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Buildings. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Buildings except by the Building maintenance personnel without Landlord’s prior approval, which approval shall not be unreasonably withheld.

4. Landlord may provide and maintain in the first floor (main lobby) of the Buildings an alphabetical directory board or other directory device listing tenants and no other directory shall be permitted unless previously consented to by Landlord in writing.

5. Tenant shall not place any lock(s) on any door in the Premises or Buildings without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises. Up to 150 electronic access cards for the Premises shall be furnished by Landlord to Tenant and Tenant shall not make any duplicate keys. All keys and electronic access cards shall be returned to Landlord at the expiration or early termination of the Lease.

6. All contractors, contractor’s representatives and installation technicians performing work in the Buildings shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned, or delayed, and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time. Landlord has no obligation to allow any particular telecommunication service provider to have access to the Buildings or to the Premises. If Landlord permits access, Landlord may condition the access upon the payment to Landlord by the service provider of fees assessed

EXHIBIT 8-1, PAGE 1

by Landlord in Landlord’s sole discretion; provided, however, that so long as Tenant’s telecommunications service provider does not provide telecommunications service to any other tenant of the Buildings, Landlord shall not require such service provider to pay any fees for such access. In addition, Landlord shall waive such fees if Tenant uses Verizon, Comcast and Lightower Fiber Networks as its telecommunications service provider.

7. Movement in or out of the Buildings of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be performed in a manner and restricted to hours reasonably designated by Landlord. Tenant shall obtain Landlord’s prior approval by providing a detailed listing of the activity, including the names of any contractors, vendors or delivery companies, which approval shall not be unreasonably withheld, conditioned, or delayed. Tenant shall assume all risk for damage, injury or loss in connection with the activity.

8. Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld; provided that approval by Landlord shall not relieve Tenant from liability for any damage in connection with such heavy equipment or articles.

9. Corridor doors, when not in use, shall be kept closed.

10. Tenant shall not: (a) make or permit any improper, objectionable or unpleasant noises or odors in the Buildings, or otherwise interfere in any way with other tenants or persons having business with them; (b) solicit business or distribute or cause to be distributed, in any portion of the Buildings, handbills, promotional materials or other advertising; or (c) conduct or permit other activities in the Buildings or Property that might, in Landlord’s sole opinion, constitute a nuisance.

11. No animals, except those assisting handicapped persons, shall be brought into the Buildings or kept in or about the Premises.

12. No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Buildings or about the Property, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all Legal Requirements. Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq., M.G.L. c, 21C, M.G.L. c. 21E or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal.

13. Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Buildings. Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose.

EXHIBIT 8-1, PAGE 2

14. Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Buildings (“Labor Disruption”). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties nor shall the Term Commencement Date be extended as a result of the above actions.

15. Tenant shall not install, operate or maintain in the Premises or in any other area of the Buildings, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices, without Landlord’s prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Buildings.

16. Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees and invitees.

17. Bicycles and other vehicles are not permitted inside the Buildings or on the walkways outside the Buildings, except in areas designated by Landlord.

18. Landlord may from time to time adopt systems and procedures for the security and safety of the Buildings and Property, their occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures.

19. Landlord shall have the right to prohibit the use of the name of the Buildings or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the Buildings or their desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20. Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless a portion of the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Buildings. Landlord shall have the right to designate the Buildings (including the Premises) as a non-smoking building.

EXHIBIT 8-1, PAGE 3

21. Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Buildings present a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

22. Deliveries to and from the Premises shall be made only at the times in the areas and through the entrances and exits reasonably designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

23. The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

EXHIBIT 8-1, PAGE 4

EXHIBIT 8-2

CONSTRUCTION RULES AND REGULATIONS

[See attached.]

EXHIBIT 8-2, PAGE 1

245 First Street /

Cambridge Science Center

Construction Rules,

Specifications and Standards

Contents

CONTENTS	2
DEFINITIONS	3
SUMMARY PAGE	4
CONSTRUCTION RULES	5
1. GENERAL CONDITIONS	5
General	5
Review and Approval	6
Pre-Construction Notification and Approvals	6
Commencement of Work	7
Access	8
Work In Harmony	9
Conduct	9
Safety	10
Reporting Incidents	10
Demolition, Removal, Salvages, and Cleaning	10
2. CONSTRUCTION SCHEDULING	11
Coordination	12
Shut Downs	12
After Hours Work	13
3. SUBMISSION UPON COMPLETION	14
SPECIFICATIONS	14
4. MATERIALS	14
5. HEATING, VENTILATION, AND AIR CONDITIONING	17
6. ELECTRICAL SYSTEMS	17
7. FIRE ALARM / LIFE SAFETY SYSTEM	18
8. SPRINKLER WORK	19
9. PLUMBING SYSTEMS	20
10. WELDING AND HEAT CUTTING WORK	21
11. KEYS AND LOCKS	21
12. FINISHES, FLOORING, AND CEILINGS	22
13. ASBESTOS	22
INDOOR AIR QUALITY	23
PROPERTY STANDARDS	28
ELECTRICAL EQUIPMENT	28
HVAC Equipment	28
Ceiling System	28
Sprinkler Equipment	28
Plumbing Equipment.	28
TEMPORARY POWER FOR CONSTRUCTION	29
BUILDING RISER MANAGEMENT POLICY	30
CONTACTS	32
EXHIBIT A CERTIFICATES OF INSURANCE	33
EXHIBIT B KICKOFF MEETING	34

EXHIBIT C RATE SHEET	40
EXHIBIT D CLOSEOUT DOCUMENTS	41
EXHIBIT E ARIEL LIFT FORM	46
INDEX	53

Definitions

1.1	Building:	245 First Street / Cambridge Science Center

1.2	Property Team	Senior Property Manager, Edward Fontaine; Property Manager; Site Engineering Technicians or such individual as Landlord may designate from time to time.

1.3	Written Request:	Written request may be in the form of an email or any other format the property team elects to implement.

1.4	Building Systems:	Electrical, Condenser Water, Chilled Water, Domestic Water, Gas, Steam and Fire Alarm or all other systems located outside or inside the tenant space, which is common to and or services other building tenants.

1.5	Consultant:	Any architectural, engineering or design consultant engaged in connection with Tenant work.

1.6	Contractor:	Any Contractor performing Tenant work, and any Subcontractor, employed by any such Contractor.

1.7	IAQ:	Indoor Air Quality

1.8	Plans:	Any hard or electronic architectural, electrical and mechanical construction drawings and specifications required for the proper construction of the Tenant work.

1.9	Property-Approved Contractor	The contractor that is approved by the Property Manager to perform work on specific systems such as: Fire alarm system, balancing HVAC and etc.

1.10	Regular Business Hours:	Monday-Friday, 8:00 AM - 6:00 PM, Saturdays 8:00 AM - 1:00 PM, holidays excluded.

1.11	Tenant:	Any occupant of the Building.

1.12	Tenant Work:	Any alterations, improvements, additions, repairs or installations in the Building performed by or on behalf of any Tenant.

1.13	Trades Person:	Any person or sub-contractor working for or under the supervision of the contractor.

1.14	Utility:	Building provided services to include but not limited to the following: Electricity, Domestic water, Condenser water, Chilled water, Steam, Gas, Sprinkler system, Fire alarm system.

Summary Page

The Construction Rules, Specifications, and Standards document is designed to provide efficient design and scheduling of work while protecting the safety of all tenants, building staff, contractors and building occupants as well as, any unnecessary noise and inconveniences. The attached document explains the procedures and has been prepared in keeping with the standard lease at 245 First Street / Cambridge Science Center. In the event a conflict arises, the lease shall prevail unless local, state or federal code dictates otherwise. It contains detailed information and requirements to assist you in planning and implementing construction projects. Please review the document carefully before design begins. (Please see the “Kick-Off Meeting section).

1.	The Property Team must be contacted before any construction project begins. The Property Team can assist with the efficient implementation of the project.

2.	Incorporate the provisions of this document into all of your agreements and contracts with your chosen engineer, architect, and contractor. Written approval is required from the Property Team before the contracting of any work or construction.

3.	It is required to submit, at least four (4) weeks prior to construction 2 sets of drawings and plans to the Property Team for review and approval. The Property Team must also approve your list of contractors and subcontractors.

4.	It is required to submit detailed schedules; addresses and telephone numbers of supervisors, contractors, and sub-contractors 2 weeks minimum prior to construction to the Property Team for approval.

5.	In any labor dispute it is required to submit copies of local building permits; asbestos survey results, DEP form BWP AQ 06, proof of current insurance; payment, performance and lien bond, and notice of any contractor’s involvement.

6.	It is required that any noisy, disruptive work, odor and/or dust producing work, as well as the delivery of construction material be completed outside of regular business hours.

7.	The Property Team reserves the right to stop any construction or conditions that do not meet the criteria outlined in this document. All contractors are expected to maintain safe and orderly conditions, labor harmony, and proper handling of all hazardous materials.

8.	All Labor must be Union.

The intent of this summary page is to conveniently highlight key aspects of the attached document (entitled Construction Rules, Specifications, and Standards) and in no way supersedes it.

Construction Rules

1.	General Conditions

General

1.1	All tenant work shall be performed in accordance to these rules and specifications and the applicable provisions of the lease.

1.2	These construction rules, specifications, and standards are subject to change from time to time as deemed necessary by the property team.

1.3	Contractor’s duties for work specified within these rules and specifications shall include compliance of all codes, ordinances, rules, regulations, orders, and all other requirements mandated by authorities that bear on the performance of all work.

1.4	The provisions of these rules and specifications shall be incorporated in all agreements governing the performance of all tenant work, including, without limitation, any agreements governing services to be rendered by each contractor, consultant and engineer.

1.5	Except as otherwise provided in these rules and specifications, all inquiries, submissions and approvals in connection with any tenant work shall be processed through the property team.

1.6	All costs associated with any building disruption including but not limited to shutdowns, drain downs, disconnections, investigative work, or other work requiring the participation of building personal shall be reimbursed by the tenant or contractor. This includes participation during normal business hours.

1.7	The property team reserves the right to approve all contractors or suppliers and their respective employees. The property team shall have the right, with reasonable cause, and without any liability, to direct the contractor to immediately remove any contractor or supplier, their employees, his own supervisory and administrative personnel and immediately replace them with approved contractors.

1.8	The property team shall have the right to assign its own representative to any construction project for the purpose of monitoring the construction schedule and any work performed. All work shall be subject to reasonable supervision and inspection by the property teams designated representative. The property team’s representative will act as liaison between the contractor and/or tenant’s project team and the property manager’s project staff. The representative shall attend any job meetings that may be necessary to carry out these requirements. The meetings are to be maintained by the general contractor along with copies of schedules, meeting agendas and minutes.

1.9	The contractor and/or tenant are required to protect all common areas that are used for delivery of material.

1.10	Cleaning of common areas including but not limited to restrooms, stairwells must occur on a daily basis.

Review and Approval

1.11	Any tenant wishing to perform tenant work must first obtain the property team’s written approval of its plan for such tenant work. Under no circumstances will any tenant work be permitted prior to such approval. Such written approval shall be obtained prior to the execution of any agreement with any contractor for the performance of such tenant work.

1.12	Any tenant or contractor performing construction work or modifications of any type shall at least four (4) weeks before any construction work is to begin, furnish to the property team two full sets of plans and specifications describing such construction work.

1.13	All plans shall be drafted in accordance with the rules and specifications found within this document and state/federal/local codes.

1.14	The design manifested in the plans will be reviewed by the property team and shall comply with its requirements so as to avoid aesthetic or other conflicts with the design and function or the tenant’s premises and of the building as a whole.

Pre-Construction Notification and Approvals

1.15	Two (2) weeks prior to construction commencing, Tenant shall submit to the property team, for approval, the names of all prospective contractors prior to issuing any bid packages to such contractors. All approved contractors including the general contractor are to provide a certificate of insurance per the requirements contained in Exhibit A.

1.16	No tenant work shall commence by any contractor unless and until all the requirements set forth in section 1.16 (A-K below) have been received for the tenant work in question and unless the property manager has approved the requirements set forth in section 1.16 (A-K below).

1.17	The tenant or contractor must notify the property team with the time and place of any regularly scheduled construction meetings. Minutes, schedule revisions from said meetings shall be maintained and distributed to the property team by the tenant/contractor.

Commencement of Work

1.18	No tenant work shall be performed unless, at least two weeks before any tenant work is to begin and all the following items listed below have been provided to the property team and approved. In the event that the tenant proposes to change any of the items A-K below, the property team must be immediately notified of such change and such change shall be subject to the approval of the property team. In addition to the below requirements being submitted to the property team, a kickoff meeting must be scheduled with the property team at least two weeks prior to work commencing including a checklist of the provided documents related to items A-J. (Please also see Exhibit B)

A.	Schedule for the work, indicating start and completion dates, regular daily work schedule , any phasing ,special working hours, and also a list of anticipated shut downs of any property systems.

B.	A list of all contractors and sub-contractors, including addresses, telephone numbers of all project supervisors.

C.	Copies of all necessary governmental building permits, licenses, and approvals.

D.	An asbestos testing survey shall be performed by an Jamestown approved Certified Asbestos Inspector prior to construction and a copy of the results given to the property team.

E.	A copy of the DEP form BWPAQ06 filed with the State (617-556-1058).

F.	A smoke detector bagging permit issued by Cambridge Fire Prevention office. This permit is required during most construction work and usually requires a walk-through by the Cambridge Fire Prevention Representative of the construction site before issue.

G.	Proof of current insurance of all sub-contractors including the general contractor, to the limits set out in Exhibit A.

H.	Notice of the involvement of any contractor in any ongoing or threatening labor dispute.

I.	Payment, performance, and lien bonds from sureties acceptable to the ownership, in a form acceptable to the ownership, naming ownership as an additional oblige.

J.	Evidence that the tenant has made to obtain written lien waivers either provided by the property team and attached hereto in Exhibit D.

K.	Safety plans from the general contractor detailing policies and procedures related to safe working conditions that adhere to all building requirements and state/local/federal requirements.

Access

1.19	All contractors, subcontractors, vendors, etc., shall enter/exit the building through the loading dock and the relevant work floor(s) via the freight elevator. All access to the loading dock must be requested through the Property Team. The General Contractor will be responsible for providing a list of all approved subcontractors, vendors, etc. The building is under no obligation to allow access if they are not on the aforementioned list. They will be required to sign in/out and exchange a personal ID for a building ID. No access will be allowed without a building ID. Any additional hours including but not limited to, trash outs, large deliveries, demo and loud work must be scheduled with a minimum of 48 hour advance notice. Charges will apply per Exhibit C in the event security, cleaning, building engineer or other service is required per the determination of the property team.

1.20	All contractors and sub-contractors shall contact the property team prior to commencing work; they shall confirm work location, and gain access to the property during designated hours. This includes elevator usage and times of operation (Regular Building Business Hours: Monday-Friday 8:00AM-6:00PM; Saturday 8:00AM-1:00PM).

1.21	Parking is not allowed in or near truck docks, in handicapped spaces, fire access lanes, or any private way in or surrounding the property. Unauthorized vehicles parked in the above-restricted areas will be towed at the owner’s expense. Properties with parking garages may have availability. Rates can be provided by the property team.

1.22	Contractors transporting equipment, materials, tools and contractors wearing tool belts shall be restricted to the service elevator only, located on the property. The use of the passenger elevators is fully restricted without written authorization from the property team.

1.23	No contractors or sub-contractors will be permitted to enter private or public space in the property, other than the common areas of the property necessary to give direct access to the premises of the space for which he has been employed without the prior approval of the property team.

1.24	All contractors or sub-contractors must obtain permission from the property team prior to undertaking work in any space outside of the tenant’s premises. This requirement specifically includes ceiling spaces below that premises where any work required must be undertaken at the convenience of the effected tenant and outside of regular business hours. Contractors undertaking such work shall ensure that all work, including work required to reinstate removed items and cleaning, be completed prior to opening of the next business day. A security detail or building engineer will be required while working in the effected tenant suite. All costs associated with the security detail or building engineer will be the sole cost of the general contractor.

1.25	Contractors shall ensure that all furniture, equipment, and accessories in areas potentially affected by any tenant work in another tenant’s suite shall be adequately protected by means of drop cloths or the appropriate measures. In addition, all contractors shall be responsible for maintaining security to the extent required by the property team. The premises shall be returned to the same condition found a minimum of one hour prior to the start of regular business hours.

Work In Harmony

1.26	All contractors shall be responsible for employing skilled and competent personnel and suppliers who shall abide by the rules and specifications herein set forth as amended from time to time by the property team.

1.27	No tenant shall at any time, either directly or indirectly, employ, permit the employment, or continue the employment of any contractor if such employment or continued employment will or does interfere, or cause any labor harmony, coordination difficulty, delay or conflict with any contractors engaged in construction work in or about the property.

1.28	If a work stoppage or other action occurs anywhere in or about the property as a result or the presence, anywhere in the property, of a contractor engaged directly or indirectly by a tenant, or should such contractor be deemed by the property manager to have violated any such applicable rules or specifications, then upon 12 hours notice, the property manager may, without incurring any liability to tenant or said contractor, require any such contractor to vacate the premises demised by such tenant and the property, and to cease all further construction work therein.

Conduct

1.29	While in or about the property all contractors shall perform in a dignified, quiet, courteous, and professional manner at all times. Contractors shall wear clothing suitable for their work and shall remain fully attired at all times. No smoking is permitted in the building or on the exterior property grounds. All contractors will be responsible for their sub-contractors proper behavior and conduct including locations outside of the work area such as the exterior of the building

1.30	The property team reserves the right to remove anyone who, is causing a disturbance to any tenant or occupant of the property or any other person using or servicing the property, interfering with the work of others, or is in any other way displaying conduct, or performance not compatible with the property manager’s standards.

Safety

1.31	All contractors shall police ongoing construction operations and activities at all times. The premises must be kept orderly, maintaining cleanliness in and about the premises, ensuring safety and protection of all areas.

1.32	No gasoline-powered equipment is allowed to be used on the property at any time.

1.33	All welding and cutting work must be pre-approved by the property team and is subject to section 10 of this document.

1.34	Any contractor performing aerial or elevated work will be required to fill out a site specific safety plan. This includes but is not limited to work performed off staging, scaffolding, any type of lift, extension ladders, step ladders taller than 10 feet, and rooftop work. Please see Exhibit E for a sample plan.

Reporting Incidents

1.35	All accidents, disturbances, labor disputes or threats thereof, and any noteworthy events pertaining to the property or the tenant’s property shall be reported immediately to the property team. A written incident is required to be submitted to the Property Team within 24hours.

Demolition, Removal, Salvages, and Cleaning

1.36	All rubbish, waste, and debris shall be neatly removed from the property by contractors daily outside of regular business hours 8am-6p, Mon.-Fri., unless otherwise approved by the property team. Loading docks, freight elevators and any routes used to transport the debris must be cleaned prior to the regular business hours. No construction waste shall be permitted to be stored outside of the construction site unless approved by the property team. The property’s trash compactors or electronic recycling bins shall not be used for construction waste or other debris. For any demolition and debris, the contractor must make arrangements with the property team for the scheduling and location of an additional waste container to be supplied at the cost of the tenant engaging such contractors. All additional waste containers must be of the “recycling type’. At the end of the construction project a recycling report must be provided to the property team. Jamestown’s goal is for 75% of all debris to be LEED recycled.

1.37	Toxic, hazardous, or flammable waste is to be properly removed daily and disposed of in full compliance with all applicable laws, ordinances, rules, and regulations. If a previous unknown material is suspected of being toxic or hazardous including but not limited to asbestos, the property team must be notified immediately. Please see the Indoor Air Quality section contained herein for additional guidelines.

1.38	Contractors shall, prior to removing any item (including without limitation, building standard doors, frames, and hardware, light fixtures, ceiling diffusers, exhaust fans, sprinkler heads, fire alarm equipment, etc.) from the property, notify the property team that they intend to remove these items. At the election of the property team, contractors shall deliver any such items to the property team. Such items will be delivered without cost, to an area designated by the property team that shall be within the property.

1.39	Contractors shall be responsible for the daily clean-up or as needed to maintain the cleanliness of all common corridors, restrooms, mechanical spaces, stairwells, restrooms (as designated by the property team) and other areas that are used or traveled upon by the contractor and/or their sub-contractors. These areas include tenant floors that are shared by tenants not associated with the construction of the same floor. Pre-filters must be installed on all return air ducts, diffusers, valves and in front of a HV filter rack (see section 5.8 & 5.9).

1.40	All Electrical/communication cables that will not be re-used must be completely removed.

1.41	During demolition, care must be taken not to disrupt the fire alarm system devices and any wiring. The contractor must arrange the removal and temporary fire alarm system wiring to be performed by the Property-approved fire alarm contractor.

1.42	The property team may require that an engineer be on site for major demolition work at the cost of the tenant.

Coordination

2.1	All tenant work shall be carried out expeditiously and with minimum disturbance and disruption to the operation of the property and without causing discomfort, inconvenience, or annoyance to any of the other tenants or occupants of the property or the public at large.

2.2	All contractors and sub-contractors shall contact the property team prior to commencing work (see Ex. B), to confirm work location and property access, including elevator usage and times of operation. Access to the property before and after regular business hours or any other hours designated from time to time by the property team and all day on weekends and holidays. A security detail is required for after-hours use for moving items in and out of the building.

2.3	If coordination, labor disputes, union disputes or other circumstances arise, the property team may change the hours during which regular construction work can be scheduled and/or restrict or refuse entry to and exit from the property by any contractor.

2.4	All schedules for the performance of construction, including materials deliveries, must be coordinated through the property team. The property team shall have the right, without incurring any liability to any tenant or contractor, to stop the activities and/or to require rescheduling of the work based on adverse impact on the tenants or occupants of the property or in the maintenance or operations of the property.

2.5	No tenant work shall be performed in the property’s mechanical or electrical equipment rooms without the property team’s prior approval and the supervision of a representative designated by the property team. The tenant or contractor shall reimburse the property any associated costs to perform such supervision.

Shut Downs

2.6	Work that requires a system shut down during normal business hours will require a minimum of 72 hours notice and is subject to approval by the property team.

2.7	If any tenant work requires the shutdown of risers and mains for electrical systems, fire alarm, mechanical systems, sprinkler systems, plumbing systems, condenser water system, chilled water system, or any other systems, such work shall be approved, coordinated, and supervised by a representative of the property team. The tenant or contractor shall reimburse the property for any associated costs.

After Hours Work

2.8	The tenant or contractor shall provide the property team with at least 48 hours notice before proceeding with any after-hours work, as hereinafter defined. No after-hours work will be permitted, only at the times agreed upon by the property manager during periods outside of regular business hours, unless otherwise specifically permitted in writing by the property team. The tenant or contractor shall provide the property team 72 hours notice when access to another tenant suite is required. When working in another tenant’s suite, everything in the suite that will be affected must be protected prior to work commencing. A security detail or building engineer will be required when performing work in another tenant’s suite. This cost of the security detail or building engineer will be the tenant or contractors sole responsibility.

The following items listed below are considered after-hours work:

A.	All utility disruptions, disconnection, and turnovers that will cause an inconvenience, disruption, disturbance, or jeopardize the safety of any other tenant or occupants in the property. Some examples: (electrical, fire alarm, sprinkler work, condenser water, chilled water, domestic water, gas, steam, etc.) This type of work will require a minimum of 72 hours notification to the property team.

B.	Activities involving high levels of noise, including demolition, coring, drilling, and ramsetting.

C.	Any work causing fumes, odors, and dust to spread throughout the space that can affect the comfort or safety of any other tenants or occupants at any time. (Some examples: soldering, adhesives, solvents, dust, painting, refinishing, etc.)

D.	The delivery of materials and the distribution of such materials.

E.	The removal of materials or waste materials.

F.	All welding and heat cutting work.

G.	Fire Alarm Testing.

3. Submission upon Completion-See also, Exhibit D

3.1	Upon completion of any tenant work and prior to taking occupancy, tenant shall submit to the property team a permanent certificate of occupancy and final approval of any other governmental agencies having jurisdiction.

3.2	A properly executed air balancing report, signed by a professional engineer, shall be submitted to the property team upon completion of all mechanical work.

3.3	The general contractor shall submit to the property team one (1) final full set of “as-built” drawings and two (2) electronic copies (CD/DVD).

3.4	The architect shall submit approved certificate or documentation stating that all materials used on the construction project have no asbestos containing materials.

3.5	When relevant, a properly executed water balancing report, signed by a professional engineer, shall be submitted to the property team upon the completion of all mechanical work.

3.6	Upon completion of the construction project the property team will perform a visual inspection of the common areas. Any damage created from construction will be the contractor’s responsibility to repair.

Specifications

4. Materials

4.1	All materials and equipment required for the construction of the premises must comply with the property standards and conform to the plans and specifications approved by the property team. The materials must be installed in the locations shown on the drawings approved by the property team.

4.2	Any materials that do not conform to the property standards and require material substitution must be approved by the property team.

4.3	No alterations to approved plans will be made without prior knowledge and approval of the property team. Such changes shall be documented on the as-built drawings, as required to be delivered to the property team pursuant to section 3.3 of these rules and specifications.

4.4	Materials should not contain ACM.

5. Heating, Ventilation and Air Conditioning

5.1.1	All equipment and materials must comply with the property standards. All substitutions must be approved by the property team.

5.2	Any HVAC installations requiring soldering, and/or brazing on multi-tenant floors, or any time the fumes and/or odors on a full floor construction project travel beyond the immediate working area, the work shall be done after hours. The property team must be contacted to approve and schedule this work. The property team will issue daily “Hot Work” permits.

5.3	The base building HVAC equipment on the floors must be operated by the property engineering staff only, unless approved by the property team.

5.4	Air balancing must be performed if the original HVAC design is changed in any way. The contractor shall notify the property team if the original HVAC design is changed to evaluate and approve the new design. The property team requires the contractor to utilize the property-approved air balancer (see property-approved contractors at end of document). The air balancer is to be hired by the general contractor, not the HVAC sub-contractor.

5.5	The addition of a terminal box and air balancing is required in areas that divide 2 tenant spaces. No VAV/FPT box is permitted to serve 2 different tenant spaces. The tenant’s engineer shall examine the availability of the system to determine whether or not the terminal box installation meets system design. Please notify the property team if this situation occurs.

5.6	Any relocation or addition of FPT or VAV terminal boxes must include the relocation or addition of the thermostats needed to operate them. All terminal boxes’ electrical circuit wiring must be wired and labeled to the proper circuit and panel. Do not wire them to the lighting circuit.

5.7	All new or existing FPT / VAV boxes must be approved by the property team. The FPT/VAV box and controls must be of the same type as building standard unless approved in writing by the property team.

5.8	All thermostats that are part of the construction space must be calibrated per building standards. The main return air system intake located in the air handler mechanical room must be covered with a pre-filter material to prevent contamination of the duct system and the distribution of dust throughout the space. This pre-filter shall be checked and replaced on a regular basis during the entire construction. In the case of multi-tenant or partially occupied floors a pre filter must be installed on all return air transfer grilles.

5.9	The terminal boxes throughout the construction space must have pre-filters installed at each terminal box air intake to prevent contamination of the duct system and the distribution of dust throughout the space. These filters shall be checked and replaced on a regular basis during the entire construction period. New filters must be installed after construction is complete.

5.10	With the installation of any equipment that may require a flexible connector (flex) to be installed the size of the flex shall be as short as possible and no longer that (5) five feet.

5.11	The installation of all tenant self-contained air conditioning units (SCAC) shall be subject to the following conditions (A-O listed below):

A.	At no time will the tenant be allowed to dump return air from any type of supplemental cooling into the ceiling plenum.

B.	Base building condenser water systems utilize free cooling during the winter season. This creates varied low condenser water temperatures (Range 45-60 degrees). The installation of all (SCAC) units must be low temperature units, or additional controls must be added to allow proper function of the unit.

C.	If additional taps to the condenser or chilled water system are to be made, they will need to be wet tapped or system drained, as determined by property team. During the installation, larger valves shall be installed to provide future capacity. This work must be performed after-hours and the property manager must determine the tapped location on the riser. The tenant will be responsible for any costs incurred in providing temporary cooling to other tenants during any condenser or chilled water shutdowns.

D.	If additional taps or piping are added to the condenser or chilled water riser, vibration eliminators and dielectric nipples must also be supplied to prevent any vibration or galvanic corrosion conditions between dissimilar metals.

E.	The tenant will be responsible for the water treatment chemicals that are lost during any drain down and are required to restore the proper chemical levels. This cost will be determined by the property team and must be included in the proposal made by the contractor.

F.	Before any new equipment or piping is added to the condenser or chilled water system the equipment and all associated piping must be thoroughly flushed to prevent any contamination to the system. The contractor must coordinate this work with the property team before the new equipment and/or piping is introduced to the condenser water system. All uncoordinated work where equipment and/or piping are not flushed and which results in contamination of the system, will result in a labor/materials clean-up charge. A 24 to 48 hour cleaning will be required using a High alkaline phosphate cleaner at a rate of 2.5 gallons per 1000 gallons of water. Call ChemAqua at 401-419-7432 to order chemicals. Followed by a potable water flush and a final test and approval by the property team.

G.	The installation of a BTU meter for pulse output and remote reader must be installed in the air handler mechanical room in a readily accessible location and must clearly identify the system to which the meter is connected.

H.	All equipment, valves, controls, meters and other components must be installed in order to provide reasonable access and to properly maintain and service the equipment.

I.	All new HVAC controls, pumps, and systems that are installed shall have a system diagram and/or control diagram affixed to the inside of the control box of the adjacent wall. The electrical panel shall be properly marked indicating the new equipment.

J.	All tenant condenser and chilled water lines must be insulated to prevent sweating. Condenser water temperatures (Range 45-60 degrees).

K.	All condensate lines must be tied into the existing drain line in the air handler mechanical room to ensure all condensate goes directly to the floor drain and not onto the floor. These lines are not permitted to be run across the floor at any point.

L.	The electrical wiring must be installed to the proper circuit panel. All new equipment shall wired per manufacturers specifications.

M.	All penetrations caused from any HVAC installation must be sealed with an approved fire proofing material. All penetrations caused from the removal of any HVAC equipment and piping must be filled with the appropriate materials. The removal of piping from floors requires that the floor be filled with cement. The contractor shall be responsible for all existing penetrations that have been disturbed by the installation or the removal of HVAC equipment.

N.	No equipment is to be added to the chilled water system. Available capacity must be verified before adding to the condenser water system.

O.	Any ceilings that have been accessed for all HVAC installations must be properly replaced. Ceiling tiles that are damaged or missing will be the responsibility of the contractor. All labor and/or replacement costs to repair the ceiling will be charged to the contractor.

P.	A 24 hour pressure test with compressed air or dry nitrogen is required on any new piping connected to the buildings chilled, condenser or domestic water system.

Q.	Before any penetrations or cores through the flooring, the floor shall be scanned or x-ray mapped. Results of this procedure shall be issued to the property team for review prior to penetrations or core work being performed.

6. Electrical Systems

6.1	If electrical power to base building circuits or power to other tenant spaces is required to be shut down, the property team must be notified. Then, only under the direction of the property team, may the power be shut down.

6.2	All conductors/circuits of 50 volts or more must be installed in an approved raceway. Any low voltage cables 50 volts or less must be installed in accordance with any applicable codes.

6.3	No live work is permitted at any time. Lockout / Tagout procedures shall be followed at all times. Panel covers must be re-installed immediately, before energizing, to prevent unauthorized access and to prevent any safety hazards.

6.4	All existing, new and relocated circuits must be properly marked in the electrical panel(s) at the conclusion of the project.

6.5	The addition of all electrical panels, sub-panels, transformers and other major equipment must be coordinated through the property team.

6.6	All electrical wiring that is installed in the parking garage, mechanical rooms, electrical rooms, telephone rooms, storage rooms and any other exposed areas must be installed in a rigid raceway (except in approved chases). Wiring that has been installed without the use of a rigid conduit as mentioned above will be subject to a removal and reinstallation charge. These charges will be the responsibility of the tenant and/or contractor. The property team must be notified in the event these criteria cannot be met to establish an approved method of installation.

6.7	All penetrations caused from any electrical installation must be sealed with an approved fire proofing material. All penetrations caused from the removal of electrical conduits, cables and equipment must be filled with the appropriate materials. The removal of floor outlets requires the floor to be filled with cement. The contractor shall be responsible for all existing penetrations that have been disturbed by the installation or the removal of conduits, cables and equipment.

6.8	National Electric Code shall be followed for all wiring methods. Cables must be independently supported and properly affixed to the framing members above the ductwork. No cables shall be supported from the lighting fixtures, sprinkler piping, conduits, etc.

6.9	All circuits entering panels, disconnects, gear, etc. must be installed into a conduit. A pull-can must be installed above the suspended ceiling within the tenant space and piped to the enclosure. BX cables are not allowed to be directly installed into the panel.

6.10	Any ceilings that have been accessed for all electrical installations must be properly replaced. Ceiling tiles that are damaged or missing will be the responsibility of the contractor. All labor and/or replacement costs to repair the ceiling will be charged to the contractor.

6.11	Any electrical/communication cables that will no longer be utilized and disconnected must be pulled out completely. Cables must be disconnected and removed from the ceiling, electrical rooms, mechanical rooms or any other chase all the way back to their originating source or connection point.

7. Fire Alarm / Life safety System

7.1	Any charges incurred in taking any life safety service off-line and returning it to normal service will be the contractor or tenant’s responsibility. This includes any charges from the Cambridge Fire Department, property-approved contractors, engineering personnel, or other venders involved. The required notification is 24 hours before service can be disconnected and reconnected.

7.2	False or unnecessary fire alarms caused by the construction that results in a fine or any other charges will be the responsibility of the contractor or tenant.

7.3	All additions, modifications and tie-ins to the fire alarm system must be made at the direction of the authority having jurisdiction and coordinated by the property team. The property standard fire alarm contractor must be used to facilitate all work pertaining to the fire alarm system (see property approved contractors at the end of the document).
7.4	All devices that are added, removed or changed in any way must be accompanied by changes that are reflected at the fire command center (through programming changes at the tenant’s expense).

7.5	The addition of speaker/strobes to the fire alarm system and their locations must comply with the local A.D.A. requirements.

7.6	The property’s fire alarm system must be evaluated before the addition and/or required replacement of A.D.A speaker/strobes can be added to the present system. If it is determined that the additional and/or required replacement of these strobes will effect the proper operation of the system, a booster panel must be added. The tenant or contractor will be responsible for any costs associated with installation of this booster panel. The property team must approve all changes to the fire alarm system.

7.7	Smoke detectors and other fire alarm system devices must be protected when spray painting, demolition, or performing other jobs that may cause these devices to become contaminated. Protecting devices will be provided by the Engineering Department and must be removed by the end of each day they are installed.

7.8	During most construction work the Cambridge Fire Prevention Office requires a bagging permit. The representative will visit the construction site and approve the site and issue the permit. The contractor is responsible for covering the smoke detectors daily during all construction and removing them daily upon completion that day. A daily impairment card and logbook is kept on site at the Fire Command Center and it must be filled out daily upon the installation and the removal of smoke covers. The Engineering Department will provide the contractor with smoke detector covers and assist with the coordination of the impairment cards and logbook.

7.9	No pre-action or other tenant stand alone life safety system, may be tied into the base property without said system having being approved by the Cambridge Fire Department and/or authority governing agency. Copies of such approval must be provided to the property manager.

7.10	Any ceilings that have been accessed for all fire alarm installations must be properly replaced. Ceiling tiles that are damaged or missing will be the responsibility of the contractor. All labor and/or replacement costs to repair the ceiling will be charged to the contractor.

7.11	All FA wire to be MC type cable

7.12	All FA wiring must be class “A.”

7.13	All new devices must be compatible with the buildings fire alarm system.

7.14	A pretest of all devices must be performed prior to the local fire departments acceptance test. The pretest must be scheduled with the building fire alarm contractor 3 business days in advance.

7.15	All smoke detectors and other fire alarm devices that are disabled for construction shall be re – enabled at end of construction shift (day or night)

7.16	Fire Department rules should be followed at all times when it disabling/enabling points.

7.17	A fire alarm panel enable/disable request form shall be completed or such other format the property team designates (i.e.: email) and provided to the property team with a minimum of 24 hours notice prior to any points being altered.

8. Sprinkler Work

8.1	All sprinkler work must be installed in accordance with the Cambridge Fire Department and/or other governing agencies.

8.2	All sprinkler contractors must be approved by the property team.

8.3	No Sprinkler shutoff valves shall be opened or closed without first giving notice to the Property team and then only under the direction of the property team shall these valves be exercised.

8.4	The closing of sprinkler valves requires them to be tagged with an impairment control tag issued daily the impairment logbook and appropriate card must be filled out and posted in the Fire Command Center. The property team must be notified to implement this procedure.

8.5	Anytime a sprinkler shutoff valve is closed to work on the system, it must be opened by the end of the day and the building property team must be notified and present. Under no circumstances will any section of the floor be left without sprinkler coverage during non-business hours. The property team must be contacted if these conditions cannot be met.

8.6	When adding sprinkler heads it is required to match the existing sprinkler heads. In the event the standard head is unavailable, an approved replacement head can be used. The sprinkler heads in the same visual area must match. Sprinkler head types must be consistent within the same visual area.

8.7	The contractor is responsible for providing fire extinguishers during the entire construction. No pipe should be next to or in front of FPT/VAV boxes.

8.8	Before any penetrations or cores through the flooring, the floor shall be scanned or x-ray mapped. Results of this procedure should be issued to the property team for review prior to penetrations or core work being performed.

9.	Plumbing Systems

9.1	All plumbing installations must comply with the local and state plumbing codes.

9.2	Plumbing installations requiring soldering and or brazing shall be done after hours if there is a possibility fumes will travel beyond the work site. The property team must be contacted to approve and schedule this work. The property team will issue daily Jamestown “Hot Work” permits.

9.3	All penetrations caused from any plumbing installation must be sealed with an approved fire proofing material. All penetrations caused from the removal of plumbing piping and equipment must be filled with the appropriate materials. The removal of floor penetrating piping requires the floor to be filled with cement. The contractor shall be responsible for all existing penetrations that have been disturbed by the installation or the removal of plumbing piping and equipment.

9.4	The property team must be notified of any plumbing work that will require the domestic water feeding other areas of the property to be turned off. The work must first be approved and scheduled by the property team before any disconnection or shut off occurs.

9.5	Shut off valves must be provided at all sinks and equipment that require the use of the domestic water system.

9.6	All hot and cold water pipes shall be insulated.

9.7	Any ceilings that have been accessed for all plumbing installations must be properly replaced. Ceiling tiles that are damaged or missing will be the responsibility of the contractor. All labor and/or replacement costs to repair the ceiling will be charged to the contractor.

9.8	Any hot water tanks will require a water sensor and an automatic shutoff valve.

9.9	Before any penetrations or cores through the flooring, the floor shall be scanned or x-ray mapped. Results of this procedure should be issued to the property team for review prior to penetrations or core work being performed.

10. Welding and Heat Cutting Work

10.1	Before any welding or cutting is done the contractor must obtain a welding and cutting permit from the Cambridge Fire Prevention office and submit it to the property team for approval and recommendations. A letter acknowledging the work may be required by the Cambridge Fire Department and can be provided by the property team.

10.2	The sprinkler system must be in service at the location of the work site.

10.3	A fire watch should be maintained on the floor levels where the work is conducted and the 2 floors below shall be monitored by the fire watch for at least one hour after welding or burning has been ceased. The area shall be monitored by the contractor or security detail for three hours after the job is completed. If there is a chance that slag could enter into a utility or elevator shaft, then the fire watch should cover the base of the shaft as well as the intermediate floors.

10.4	Smoke detectors must be covered and or deactivated by the buildings fire alarm contractor at the location of the work area. The property team will engage the fire alarm contractor to uncover and or activate the smoke detectors when the work is complete.

10.5	All combustible materials shall be located at least 35 feet from the welding and burning area and must be covered by non-combustible materials.

10.6	All flammable liquids and materials must be removed from the welding and burning location.

10.8	A minimum of 1 multi-purpose 20 lb. Fire extinguisher must be provided within 10 feet of the work area. The extinguisher must be fully charged and have been properly serviced within the last year. It is the responsibility for the contractor to provide all extinguishers.

10.9	An Jamestown hot work permit must be filled out (see property team for form).

10.10	All floor, wall penetrations, air ducts and transfers shall be covered and the air turned off to prevent sparks from traveling through ductwork.

10.11	Smoke eaters will be required anytime excessive smoke is present. The contractor will be responsible for notifying the property team of any smoke created and will receive direction of what steps will be required to eliminate or reduce the smoke.

11. Keys and Locks

11.1	The property teams are the only personnel allowed to change base building door cylinders at any time. Any unauthorized key cylinders will be drilled out and removed at the tenant or general contractor’s expense.

11.2	No master keys will be given or loaned to any contractor or construction personnel without the written permission of the property team and exchanged with a valid driver’s license. Keys that are provided during construction must be returned at the end of the project or a cost will be absorbed by the contractor to re-key as needed.

11.3	All lock work must adhere to the buildings Master Key System, please ask Property Manager for suite specific key information, and are to be installed by Charles W. Benton Locksmith 617-523-0787.
12.	Finishes, Flooring, and Ceilings

12.1	No oil base paints, stains, varnishes or like substances, will be allowed to be used within the property without the written consent of the property team.

12.2	These products typically cannot be applied during normal business hours. The scheduling of the work and the operation of the property exhaust fans must be used to eliminate or reduce the off gassing of any such products. The property team must be contacted to arrange any such work. Any potential additional ventilation including after-hour HVAC and smoke detector plug-out/plugin fees may apply and shall be determined by the property team.

13. Asbestos

13.1	If PACM is found during construction notify property team immediately.

13.2	Some properties may require dust and demo permit to be pulled before work commences.

13.3	The architect shall submit approved certificate or documentation stating that all materials used on the construction project have no asbestos containing materials.

Indoor Air Quality Guidelines

PURPOSE

In today’s society, it is common for individuals to spend upwards of 90% of their time in an indoor environment, whether at work or at home which makes planning for good IAQ an important consideration. Landlord Improvement Work (LIW) can adversely affect the indoor air quality (IAQ) in Landlord spaces. The following guidelines will minimize these adverse effects by utilizing sound architectural, engineering and construction methods. Landlords are responsible for the design, engineering and work performed by their consultants and contractors. During LIW it is important to isolate the construction area from all occupied and public areas of the building. All parties involved in designing, approving and constructing your space have an important role to play in keeping the workplace comfortable and free of indoor pollutants such as dust, chemicals and volatile organic compounds that can originate from construction materials and building furnishings. Where feasible, occupants should be involved in decisions affecting their work environment and be considered for temporary relocation away from construction. Please share these guidelines with your Architects, Engineers (A/E) and Contractors at the earliest phase of your planning. Contact the property team if you have any questions about these guidelines.

CONTENTS

Architect and Engineer’s Responsibilities

Contractor Responsibilities, Pre-Construction Phase

Contractor Responsibilities, Construction Phase

Completion Phase

ARCHITECT/ENGINEER’S RESPONSIBILITIES

The A/E shall specify building materials, finishes, furniture and office equipment with products that have the lowest toxic-emitting potential as compared with similar products. Architects should contact the property team for names of Indoor Air Quality Material Consultants for this information if needed. New carpet must have a green label certified by the Carpet and Rug Institute (CRI) and be installed according to CRI installation guidelines.

The A/E shall avoid specifying materials containing chemicals listed as potentially carcinogenic, mutagenic, teratogenic, neurotoxic or “sensitizing.” The following materials will not be allowed in new installations:

•	Materials containing more than trace (>0.1%) amounts of asbestos.Materials that containhalagenated hydrocarbon solvents (i.e., methylene chloride, tetrachloroethylene, trichloroethane).

•	HVAC components internally lined with permeable man-made mineral fiber products unless coated with “Tuffcoat” or other tough, resilient coating or mat surface that provides as smooth, non-shedding surface in contact with the air stream.

•	Paints and sealants specified for “outdoor” and/or “marine” uses

The A/E shall review and indicate on the project drawings the route for the contractor to enter and deliver materials to the construction site. The routes are known as passageways which are required to isolate the construction site from occupied spaces and common areas such as, lobbies, elevators and other Landlord spaces. Where feasible, construction site passageways abutting Landlord occupied location shall incorporate single chamber “air locks” (two sets of doors or plastic strip doors at opposite ends of an enclosed chamber or small room) into each construction site entrance. Plastic strip doors shall be a minimum 0.120” thick material with full overlap. Once installed, the air lock shall remain in place for the duration of the project or until such a time as its presence restricts final completion of the renovations. Contractor passage routes should avoid or minimally intersect Landlord occupied areas of the building.

The A/E shall stamp/certify the renovation drawings after checking that conflicts with the building’s mechanical, plumbing, electrical and sprinkler systems are absent or minimized. Additional drawings shall be prepared showing any required modifications. The Engineer’s design must provide for proper air distribution and ventilation to all occupied areas with reconfigured partitioning and/or HVAC systems. The Engineer’s design for all HVAC systems serving the project area must provide at least the minimum outside air ventilation rate, on the basis of actual occupancy, required by the building code, mechanical code or ventilation code applicable at the time the facility was constructed.

The A/E shall document existing site conditions prior to the start of work. Before finalizing the design, the Designer shall determine the HVAC system capacity (CFM and supply air temperature) available to the project area. This determination may be from record (“as-build”) drawings where available or field measurements when record drawings are not available or their accuracy is in question.

CONTRACTOR RESPONSIBILITIES (Pre-Construction Phase)

The Contractor will assist the property team, in providing pre-construction information sessions to the property team and adjacent Landlords during project planning stages and/or at least 48 hours prior to project initiation. The information sessions should address the following:

Project scope and schedule:

•	Anticipated construction impacts on indoor air quality (IAQ) or workplace conditions.

•	A strategy to minimize impact (e.g., engineering controls, material selection).

•	System to log, investigate and resolve occupant complaints related to construction impacts on IAQ or workplace conditions.

Prior to starting work, the Contractor shall furnish copies of MSDS forms to the property team for all materials to be installed during the planned renovations.

CONTRACTOR RESPONSIBILITIES (Construction Phase)

Contractors shall construct and use only the construction site passageways indicated on the project drawings as approved by the property team. All persons and materials passing to the construction site should be fully in the air lock and the door to the Landlord occupied areas closed before opening the construction site door (or flaps). At least one (set of air lock doors) (or flaps) must remain closed throughout the renovation process. All persons leaving the site shall clean their feet on a contractor provided floor mat in the air lock prior to entering the Landlord occupied part of the building. The Contractor shall clean or replace the floor mat regularly.

The property team is responsible for assuring that the contractor minimizes and contains the spread of odors and contaminants. Activities that have potential to emit airborne contaminants must be coordinated with the property team. The Contractor shall:

•	Isolate all return air pathways from the construction area.

•	Cut and cap all supply air ducts serving the construction area except for temporary ducts supplying air to the construction area for temporary heat and air conditioning.

•	Install a temporary exhaust to outdoors sufficient to maintain the construction area at a pressure of –0.02” wc relative to adjacent occupied spaces. Temporary exhaust to outdoors may be through existing building exhaust systems or through temporary louvers installed in place of windows or exterior doors.

The Contractor shall maintain air tight duct work throughout the renovation process to avoid spreading construction related debris and/or airborne contaminants to the interior of any mechanical system component or to any construction free zone. Existing HVAC exhaust duct work that is directly vented outside the building may remain operational during the renovation process. Upon completion of construction, the Contractor shall remove al installed seals and temporary ductwork.

The Contractor shall install and maintain air-tight seals at all openings between landlord occupied areas of the building and the construction site (e.g., doorways, corridors, air plenums, chases, open conduits and duct work) throughout the course of the renovations activities. Upon completion of construction, the Contractor shall remove all installed barriers and seals.

The property team will coordinate and direct the Contractor in assuring that the rest of the building outside the project area remains unaffected by the project. In particular, HVAC systems altered for the purposes of controlling renovation site contaminants must continue to provide at least the minimum outside air ventilation rate to all occupied spaces.

The ventilation rate should be based on actual occupancy, required by the building code, mechanical code, or ventilation code applicable at the time the facility was constructed.

The Contractor shall maintain the construction site a negative pressure (at least –0.02” w.c.) relative to Landlord occupied spaces by operating temporary exhaust equipment at the renovation area. Temporary exhaust shall be by approved negative air machines with HEPA filtration. A minimum of one negative air machine shall be provided for each 3000 square feet of construction space. The negative air machines shall be sized to complete 5 air changes per hour. The primary and pre filters must be changed daily and the HEPA filter must be replaced per manufacturer’s specs or at a maximum of 800 run-hours. Activated carbon filters will be required when there is a possibility that work being performed will create odors that can cause a hazardous or uncomfortable work environment for other building occupants.

Smoke eaters will be required anytime excessive smoke is present. The contractor will be responsible for notifying the property team of any smoke created and will receive direction of what steps will be required to eliminate or reduce the smoke.

The Contractor shall use only application-approved materials with the lowest content by volume of toxic or irritating chemicals. New carpet must have a green label certified by the Carpet and Rug Institute (CRI) and be installed according to CRI installation guidelines. The Contractor shall avoid materials containing chemicals as potentially carcinogenic, mutagenic, teratogenic, neurotoxicor “sensitizing.” The following material will not be allowed in new installations:

•	Material containing greater than (0.1%) amounts of asbestos

•	Materials containing any halogenated hydrocarbon solvents (i.e., methylene chloride, tetrachloroethylene, trichloroethylene, tricholoroethane)

•	HVAC components internally lined with permeable man-made mineral fiber products unless coated with “Tuffcoat” or other tough, resilient coating or mat surface that provides a smooth, non-shedding surface in contact with the air steam.

•	Paints and sealants specified for “outdoor” and/or “marine” uses

The Contractor shall maintain the work area clean and free of open containers of paint, cleaners, chemicals, loose trash and garbage. The Contractor’s flammable and hazardous substances shall be stored to prevent spillage and in accordance with National Fire Protection Association (NFPA) codes and OSHA regulations.

Electrically powered tools shall be utilized in place of combustion engine equipment. Unless approved by product specifications, the Contractor shall not install wet or water damaged building materials. The Contractor shall protect stored materials from water and moisture prior to installation. The Contractor shall protect new building assemblies from water damage following installation and inspect for signs of ineffective water and moisture control (e.g., condensation on pipes and ducts and roof and drain leaks) following installation

CONTRUCTION RESPONSIBILITIES (Completion Phase)

The Contractor shall clean, or be responsible for the Landlord’s costs to clean all air plenums and mechanical system components determined to have deteriorated as a result of the Contractor’s work activities. The original existing site conditions, as documented by the Contractor and accepted by the property team, shall be used to resolve conflicts related to building components requiring decontamination. All cleaning shall meet the satisfaction of the property team.

All projects, including renovation, shall include air and, where appropriate, water balancing in accordance with the Professional Engineer stamped/certified mechanical drawings. The Contractor must notify the Landlord’s representative 48 hours before the altered mechanical systems are ready for balancing. The Air Balancing Contractor will be hired and coordinated by the property team. All Air Balancing reports must be presented and reviewed by the property team.

Newly installed building materials, finishes, furniture and office equipment have a tendency to off-gas volatile organic compounds soon after they are installed. The newly renovated space should be ventilated and exhausted directly to the outside for a period of 48-72 hours prior to occupancy.

Property Standards

Electrical Equipment

Light fixtures		Property Specific

Receptacles		Property Specific

Light Switches		Property Specific

Telephone plate		Property Specific

Panel Boards		Property Specific.

Exit signs		Property Specific

HVAC Equipment

SCAC Units		Property Specific

Terminal Boxes		Property Specific

Controls		Property Specific

Ceiling System

Ceiling Grid		Property Specific

Ceiling Tiles		Property Specific

Sprinkler Equipment

Sprinkler heads		Property Specific

Replacement		Property Specific

Plumbing Equipment

Hot water sensor	and Valve	Property Specific

Temporary Power for

Construction

All Temporary wiring shall be in compliance with article 590 of the national electrical code as well as any applicable state and building codes.

General

Temporary power shall be limited in use to powering of hand tools, compressors and temporary ventilation.

Power for electric welding equipment must be requested from the property team by separate application.

Contractors shall submit requests for temporary power to the property team not less than three (3) days prior to the day temporary power is required. Include in the request the voltage, phase and amperage requirements for temporary power.

System Protection

The contractor shall be responsible for protecting, electrically and mechanically, all portions of the buildings electrical system that were in place prior to his work and/or will remain in place at the completion of his work. This will include, but not be limited to, panel boards, transformers, circuit breakers, switches, ground connections, etc. Any damaged components that cannot, in the opinion of the property team, be restored to original undamaged condition shall be replaced to new condition at no cost to the landlord.

Any connection to, or use of, 480-Volt or 277-Volt building power, whether by existing or new switch, circuit breaker or bus duct tap, shall include at a minimum the following:

•	Overcurrent protection sized in accordance with the N.E.C.

•	Short circuit protection with interrupting ratings at least equal to the system short circuit capability at the point of application.

•	Ground fault protection coordinated with the landlord’s ground fault systems, but in no case set higher than 200-Amperes with a time delay of 0.2 seconds.

Building Riser Management

Policy

Tenants/Vendors must provide a written request a minimum of 48 hours in advance of any access to telephone and/or database building closets. The written request must include the following information:

•	A description of the work being performed.

•	A schedule of the work. If the work requires access to another tenant’s space, 72 hours advanced notice is required. Work may be required to occur outside of normal building hours, the presence of a security detail and any freight/dock staffing requirements.

•	A list of all vendors involved which must provide a certificate of insurance as defined in the Definitions section.

A property team member must respond in writing to confirm approval in order for work may proceed.

Prior to the commencement of any work, a property team member will review the scope of the tenant contractor’s work, ask questions, and give direction on how the contractor is to proceed. The contractor will review his completed work with a property team member to obtain approval on whether or not he has complied with building requirements including but not limited clean-up, fireproofing and overall organization.

If a tenant is in possession of a key to a telephone or data closet, they are still required to notify and receive approval from the property team per the guidelines established in this section.

When installing cabling between floors, in building riser rooms, and any location other than above a suspended ceiling, a tenant contractor will use conduit in all locations.

When a tenant contractor installs phone lines or “blocks” in the base building telephone closet, they will use conventional industry standards to properly and clearly identify those companies or individual users who are being served by the phone lines.

All work of any kind performed or installed in the telephone or database-building closets will be identified. For cable installations in necessary conduits between floors, the cable or conduit will be tagged on every floor of such vertical installation.

When conduit is installed and extended laterally from a base building closet to tenant suites and the conduit penetrates the wall (i.e. drywall) of a closet, a tenant contractor must use the following product (or equivalent product as approved by property engineers) to properly “fire safe” the wall penetration with an approved fire proofing with a minimum two hour rating or as code dictates.

Horizontal cable runs in a base building closet will also be installed in conduit and secured in an organized fashion with the use of D-rings. If there are no existing available D-rings in the closet then the tenant contractor must install them at his expense

The contractor will be responsible for marking identification information on every tag installed. The following identification information must be printed on every tag:

Name of tenant being served

Suite(s) number being served

Identify extent of cable run (floor x to floor y)

Type of cable material construction

Date of installation

Sample Tag:

Altheimer & Gray

Suite 3800

Floors 35-38

Cat. 5

January 5, 2012

Contractor must use a permanent marking pen in completing a tag.

Contacts

Senior Property Manager	Ed Fontaine	617-780-8568
Chief Engineer	Rich Starck	617-634-4277
Engineer	Rich Bonilla	617-529-2451

Property-Approved Contractors:

Service	Company

Air Balancing

Fire Alarm System	Simplex Grinnell

Sprinkler	Simplex Grinnell

Electric	Sullivan & McLaughlin

Asbestos Testing

EMS	ENE Systems

Keys & Lock	Charles W. Benton Locksmith

Painting

HVAC Controls	ENE Systems

HVAC	Interstate Mechanical

Exhibit “A” Certificates of

Insurance

Certificates of Insurance

Jamestown requires all service contractors to carry insurance. Property Management collects certificates of insurance, which contain information about the Vendor’s insurance.

This insurance must meet certain minimum requirements and name Jamestown Premier 245 First LLC and other related parties as additional insured’s (see separate insurance requirements).

Service Contractor Certificates

The specific insurance requirements for a particular service contractor are those written into their contract with the building owner/manager or tenant, and these may differ from the guidelines listed below. When determining whether or not a certificate shows coverage that meets the actual requirements for a particular service contractor, always refer to the contract wording.

For service contractors, the standard operating procedures require having a certificate of insurance naming the owner and manager of the building as additional insured, and having a signed contract/service agreement in place listing the insurance requirements and having an indemnification section.

Insurance Requirements

245 First St—Certificate of Insurance Requirements attached on next page.

JAMESTOWN Premier 245 First, LLC

CERTIFICATE OF INSURANCE REQUIREMENTS

VENDOR

A. Commercial General Liability

$2,000,000 General Aggregate

$2,000,000 Products/Completed Operations Aggregate

$1,000,000 Personal & Advertising Injury

$1,000,000 Each Occurrence

B. Automotive Insurance (covering “any auto”)

$1,000,000 Combined Single Limit

C. Workers’ Compensation – Should meet all state requirements. Employers’ Liability

$1,000,000 Each Accident

$1,000,000 Disease Policy Limit

$1,000,000 Disease Each Employee

D. Umbrella Liability: $5,000,000 Minimum Limit excess all liability coverage referenced above.

E. (IF CONSULTAN/ARCHITECT/ENGINEER ETC.) Professional Liability Insurance in an amount not less than $2,000,000 on a claims-made basis.

F. (IF CONSULTANT OR MANAGER HANDLING OUR MONEY) Employee Dishonesty Insurance, Blanket Fidelity Bond, or Commercial Crime Insurance in the principal amount of two times the gross monthly base rents.

G. (IF VALET OR PARKING GARAGE MANAGER) Garage Liability and Garage Keepers Legal Liability Insurance in an amount not less than $2,000,000 per occurrence.

H. (IF SELLING ALCOHOL) Liquor Liability Insurance in an amount not less than $1,000,000 per occurrence.

I. The following should be shown as Additional Insured on all liability policies, except Workers’ Compensation.

Jamestown Premier 245 First, LLC and its affiliates, successors and assigns

Jamestown Urban Management LP and its affiliates, successors and assigns

Lincoln Property Company and its affiliates, successors and assigns

J. All policies will not be canceled without 30 days prior written notice to JAMESTOWN Premier 245 First LLC and Lincoln Property Company.

K. Issue the certificate to:	JAMESTOWN Premier 245 First, LLC
c/o Lincoln Property Company
245 First Street
Cambridge, MA 02142

L. Liability policy will extend to any liability of vendor arising out of indemnities provided for in the contract.

M. All Policies should be primary and non-contributory with respect to any policies carried by an additional insured and provide a waiver of the insurer’s right of subrogation against Landlord and Property Manager.

N. All insurance policies should be written by an insurance company with a financial rating from AM Best of A-VIII or better.

Exhibit “B” Kick-Off Meeting

Prior to any construction commencing, a construction kickoff meeting must be scheduled by the general contractor with all relevant parties including the superintendent, project manager and members designated by the property team. This meeting must be scheduled no later than 1 week prior to work commencing. All meeting notes and future meeting schedules/notes need to be maintained and distributed via email or hard copy by the general contractor.

The below form must be completed by the general contractor and forwarded to the property team prior to the kickoff meeting with the exception of information that is unavailable to the general contractor.

Jamestown Properties

Building Owner Representative Pre-Construction Meeting

Date:		Prepared by:

Project name:		Project Duration:
Project address:

Attendees: ☐

Distribution to:

☐ Attendees	☐	Other:

Contact Information

Contractor	Building Owner Representative
Project Manager	Primary contact and title
Phone	Phone
Fax	Fax
Cell	Cell
Email	Email
Pager	Pager
Project Supervisor	Secondary contact and title
Phone	Phone
Fax	Fax
Cell	Cell
Email	Email
Pager	Pager

Weekly Meetings

	Day	Time	Location
Look-Ahead / Site Inspection
Job-site Meeting

Received by Building Owner Representative

	Date	Yes No	N/A	Comments:
Building permit

Other permits

Plans / Documents

Project schedule

Certificate of

Insurance

Contractor Safety Plan

Tenant acknowledges:

	Yes No	N/A	Comments:

Review Terms of Work Letter

Review Requirements for

Periodic Disbursements

Review Requirements for Final

Disbursements

Standard form of Lien

Waiver (Full and Partial)

delivered to tenant

Contractor acknowledges:

	Yes No	N/A	Comments:

Rules and regulations received

Unauthorized areas identified			Contractors must enter and exit the building through the loading dock, and are required to show appropriate identification. Access to and from the construction floors will be via the freight elevator only. Additionally, no contractor will be allowed into the building unless they have been approved by the building, The GC is responsible for providing this list per the Construction Rules, Specifics and Standards.

Smoking areas identified			Smoking is not allowed anywhere in the building or on exterior grounds.

Dumpster locations/restrictions identified			With the approval of the property team, a dumpster may be installed in the loading dock only during off-hours and must be removed by 6am. Proper clean-up must also be completed prior to 7am. At no time is material to be disposed of in an EOP owned trash/recycling receptacle nor left on the dock. Costs may apply for any labor required for trash-outs or major deliveries.

Tenant Access			Access to tenant suites must be provided to the property team a minimum of 72 hours in advance. Contractor will not have permission to enter tenant suite until property team has confirmed entry is allowed by the tenant. Contractors are not permitted to directly request access to other tenants. A security detail is required if contractor has to perform work in another tenant suite (minimum of 4 hours). All work performed in other tenant suites will require the contractor to protect tenants items and put the space back as they found it.

General information reviewed

Comments:
Signage locations	No signage permitted in common areas, inside elevators or shared service corridors.

Parking regulations	No parking permitted on the loading dock or in front of the building.

Fire watch requirements (open flame docs.)

Notification of tenants by whom?	Property Team. Contractor should submit all questions, requests, needs and project information in an email to the

Property Manager.

Temp protection (common areas / other)	Contractor will provide adequate floor and wall protections along all paths of travel.

Potential problem areas

Hours of Operation:
Comments:

Normal work hours	8:00 am to 6:00 pm Monday through Friday. 8:00 am to 1:00 pm on Saturdays.

Access to common areas of property	Contractors are not to access or egress the building through the building lobby or garage. Additionally, no contractor will be allowed into the building unless they have been approved by the building, The GC is responsible for providing this list per the Construction Rules, Specifics and Standards.

Loading / load-out	Large deliveries must be scheduled off-hours with the property team. A charge may be incurred for off-hour deliveries.

Dumpster removal	May be kept on-site only during off-hours and must be removed by 6am.

Work that must be done off hours & times	Contractor acknowledges that they will inform all subcontractors that the following work must be scheduled during off-hours: heavy demolition, core drilling, ram-setting, shooting floor track, shooting ceiling track for acoustical ceilings, hangers or other appurtenances (HVAC, duct work, etc.). Off-hours defined as: after 6:00pm and before 7:00am, Monday—Friday, and from 1:00pm Saturday to 7:00am Monday, unless obtaining permission from the property team to work on Saturday’s before 1:00pm.

Building Systems: Sprinkler
Comments:

Emergency shut off location	Will be pointed out on walk-through with job superintendent by property team.

Who does GC notify of shutdown?	Property Manager

Who notifies fire alarm company?	Property Team. Contractor should submit all questions, requests, needs and project information in an email to the Property Manager. A request form must be completed for all plug in and out requests.

Name of fire alarm company	Simplex Grinnell

Shut down / testing fees	See Attached Exhibit C

Shutdown procedure (drain & fill)	Notify property manager with appropriate notice via email. No building impairments allowed during non-business hours without prior advance notice and required coverage.

Personnel required during drain and fill testing

Building Systems: HVAC/Air Quality
Comments:
HVAC hours of operation	8:00 am to 6:00 pm Monday through Friday, Saturday 8:00 am to1:00 pm

Filters on returns

Control relocation/demo procedures

Duct smokes

Preferred control contractor	ENE Systems

Preferred balancing contractor

Air quality equipment required

Building Systems: Utilities
Comments:
Water shutdown location / time	Performed during off-hours.

Natural gas shutdown location / time	Performed during off-hours.

Medical gas shutdown location / time / certificates	Performed during off-hours.

Electrical service shutdown location / time	Performed during off-hours.

Electrical lock-out / tag-out procedure

Building Systems: Fire Alarm

Comments:
Emergency shut off location

Pre-test preformed	Fire alarm system pre-test performed during off-hours.

Who does GC notify of shutdown?	Property Manager

Who notifies fire alarm company?	Property Manager

Name of fire alarm company	SimplexGrinnel

Shut down / testing fees	See Attached Exhibit C

Shutdown procedure	Notify property manager with appropriate notice via email to all of the following: No building impairments allow ed during non-business hours without prior advance notice and required coverage.

Personnel required during final testing

Preferred test day / time of fire alarm test	Fire alarm system pre-test performed during off-hours.

Smoke detector procedure

Building Envelope

Building’s roofer required?

Window removal required?

Other

Contractor Representative

Project Manager Signature	Date

Print Name and Title

Building Representative
Building Representative Signature	Date

Print Name and Title

The Information herein reflects the authors’ understanding of discussions at the meeting and should any of those present have different recollections, they should advise the author of necessary revisions within 48 hours of the issuance of these minutes. These minutes are provided as a record of discussions and agreements reached at the referenced meeting. Any errors or omissions are to be reported to the author in writing within 5 days of receipt.

Please note that in the event of a conflict in language between this document, the Construction, Specifications and Standards or other such Jamestown document including leases, provided to the contractor(s), architect, tenant, etc., and unless otherwise stated by the property team in writing, the more stringent terms and/or building codes/regulations shall supersede the others.

Exhibit “C” Rate Sheet
Security Detail	$40/hr. per person (4 hour minimum)

Engineer	Varies (4 hour minimum during off-hours)

HVAC	$30.30/hr. (4 hour minimum)

Furniture move	$57/hr. (4 hour minimum per person)

Rubbish Removal	$57/hr. (4 hour minimum per person, no construction material)

Final Clean	$57/hr. (4 hour minimum per person)

Smoke Plug Out/In	Varies

Drain Downs	Varies

Exhibit “D” Closeout Documents

List of Required Documents

Prior to a project closing out, we require the following documents to be submitted. Payment for the final invoice and any retainage shall not be released until all of the documents have been submitted to the property team in adequate form.

All vendors, including the general contractor being paid on a particular payment request must complete a partial lien waiver for partial payments prior to the invoice being approved. Additionally, all vendors including the general contractor must complete a final lien waver prior to the invoice being approved. Please use the forms contained at the end of this exhibit.

1.	Signed letter from tenant accepting condition satisfaction

2.	Signed AIA form by the projects architect

3.	Signed punch list indicating completion

4.	Partial and Final Lien Waivers

5.	O&M Manuals: One hard copy and one electronic copy (CD/DVD)

6.	Permanent Certificate of Occupancy or signed off Short Form Building Permit

7.	As-built plans: one hard copy and two electronic copies (CD/DVD)

8.	LEED 75% recycling certificate

9.	Executed air balancing report by a professional engineer

Note: Documents may be added/deleted to this list by the property team as needed and proper notice will be provided.

PARTIAL WAIVER AND SUBORDINATION OF LIEN

COMMONWEALTH OF MASSACHUSETTS	)	Date:
	) SS	Application for payment No.:
COUNTY OF	)

OWNER:
CONTRACTOR:
LENDER/MORTGAGEE:

1.	Original Contract Amount:	$

2.	Approved Change Orders:	$

3.	Adjusted Contract Amount:	$
(line 1 plus 2)

4.	Completed to Date:	$

5.	Less Retainage:	$

6.	Total Payable to Date:	$
(line 4 less line 5)

7.	Less Previous Payments:	$

8.	Current Amount Due:	$
(line 6 less line 7)

9.	Pending Change Orders:	$

10.	Disputed Claims:	$

The undersigned who has a contract with                         for furnishing labor or materials or both labor and materials or rental equipment, appliances or tools for the erection, alteration, repair or removal of a building or structure or other improvement of real property known and identified as                      located in                      (city or town), County, Commonwealth of Massachusetts and owned by the above referenced Owner, upon receipt of                      ($             ) in payment of an invoice/requisition/application for payment dated             , 20    , does hereby:

(a) waive any and all liens and right of lien on such real property for labor or materials, or both labor and materials, or rental equipment, appliances or tools, performed or furnished through the following date:                     (payment period), except for retainage, unpaid agreed or pending change orders, and disputed claims as stated above; and

(b) subordinate any and all liens and right of lien to secure payment for such unpaid, agreed or pending change orders and disputed claims, and such further labor or materials, or both labor and materials, or rental equipment, appliances or tools, except for retainage, performed or furnished at any time through the twenty-fifth day after the end of the above payment period, to the extent of the amount actually advanced by the above lender/mortgagee through such twenty-fifth day.

Signed under the penalties of perjury this             day of            , %            .

COMPANY NAME:

ADDRESS:

SIGNATURE:

PRINTED NAME:

TITLE:

The giving of a partial waiver and subordination of lien by any contractor under MGLA chapter 254, section 32 shall not affect the lien rights of any other person claiming a lien under any section of MGLA chapter 254.

CONTRACTOR’S AFFIDAVIT

COMMONWEALTH OF MASSACHUSETTS	)
) SS
COUNTY OF	)

TO WHOM IT MAY CONCERN:

THE UNDERSIGNED, (NAME) BEING DULY SWORN, DEPOSES AND SAYS THAT HE OR SHE IS (POSITION) OF (COMPANY NAME) WHO IS THE CONTRACTOR FURNISHING WORK ON THE BUILDING LOCATED AT OWNED

BY

That the total amount of the contract including extras* is $              which he or she has received payment of $             prior to this payment. That all waivers are true, correct and genuine and delivered unconditionally and that there is no claim either legal or equitable to defect the validity of said waivers. That the following are the names and addresses of all parties who have furnished material or labor, or both, for said work and all parties having contracts or sub contracts for specific portions of said work or for material entering into the construction thereof and the amount due or to become due to each, and that the items mentioned include all labor and material required to complete said work according to plans and specifications:

		CONTRACT PRICE		THIS
NAMES AND ADDRESSES	WHAT FOR	INCLDG EXTRAS*	AMOUNT PAID	PAYMENT	BALANCE DUE
		$	$	$	$
		$	$	$	$
		$	$	$	$
		$	$	$	$
		$	$	$	$
		$	$	$	$

That there are no other contracts for said work outstanding, and that there is nothing due or to become due to any person for material, labor or other work of any kind done or to be done upon or in connection with said work other than above stated.

DATE	SIGNATURE

SUBSCRIBED AND SWORN TO BEFORE ME THIS DAY OF , 20 .

NOTARY PUBLIC

*EXTRAS INCLUDE BUT ARE NOT LIMITED TO CHANGE ORDERS, BOTH ORAL AND WRITTEN, TO THE CONTRACT.

FINAL WAIVER OF LIEN

COMMONWEALTH OF MASSACHUSETTS	)	Date:

	) SS	Application for payment No.:
COUNTY OF	)

OWNER:
CONTRACTOR:
LENDER/MORTGAGEE:

1.	Original Contract Amount:	$
2.	Approved Change Orders:	$
3.	Adjusted Contract Amount: (line 1 plus line 2)	$
4.	Less Previous Payments:	$
5.	Final Amount Due: (line 3 less line 4) (includes retention)	$

The undersigned who has a contract with                    for furnishing labor or materials or both labor and materials or rental equipment, appliances or tools for the erection, alteration, repair or removal of a building or structure or other improvement of real property known and identified as                      located in         (city or town),                 County, Commonwealth of Massachusetts and owned by the above referenced Owner, upon receipt of             ($     ) in payment of an invoice/requisition/application for payment dated            , 20    , does hereby waive any and all liens and right of lien on such real property for labor or materials, or both labor and materials, or rental equipment, appliances or tools, heretofore performed or furnished heretofore furnished by the undersigned for the above-described premises.

Upon receipt of the final payment as set forth above, and in consideration thereof, being thus full payment for any and all work performed pursuant to the Contract by the undersigned at the Property as of this date, the receipt and sufficiency of which is hereby acknowledged, the undersigned does hereby forever release and discharge the Owners from any and all claims, whether known or unknown, of whatever nature relating to any and all issues in connection with the performance of or furnishing by the undersigned of any labor or materials or both labor and materials, or rental equipment, appliances or tools, performed or furnished at or on the Property or pursuant to the Contract from the beginning of the world until the date hereof.

Signed under the penalties of perjury this             day of            ,             .

COMPANY NAME:

ADDRESS:

SIGNATURE:

PRINTED NAME:

TITLE:

The giving of a waiver and subordination of lien by any contractor under MGLA chapter 254, section 32 shall not affect the lien rights of any other person claiming a lien under any section of MGLA chapter 254.

CONTRACTOR’S AFFIDAVIT

COMMONWEALTH OF MASSACHUSETTS	)

) SS

COUNTY OF	)

TO WHOM IT MAY CONCERN:

THE UNDERSIGNED, (NAME) BEING DULY SWORN, DEPOSES AND SAYS THAT HE OR SHE IS (POSITION) OF (COMPANY NAME) WHO IS THE CONTRACTOR FURNISHING WORK ON THE BUILDING LOCATED AT OWNED BY .

That the total amount of the contract including extras* is $             which he or she has received payment of $             prior to this payment. That all waivers are true, correct and genuine and delivered unconditionally and that there is no claim either legal or equitable to defect the validity of said waivers. That the following are the names and addresses of all parties who have furnished material or labor, or both, for said work and all parties having contracts or sub contracts for specific portions of said work or for material entering into the construction thereof and the amount due or to become due to each, and that the items mentioned include all labor and material required to complete said work according to plans and specifications:

		CONTRACT PRICE		THIS
NAMES AND ADDRESSES	WHAT FOR	INCLDG EXTRAS*	AMOUNT PAID	PAYMENT	BALANCE DUE
		$	$	$	$
		$	$	$	$
		$	$	$	$
		$	$	$	$
		$	$	$	$
		$	$	$	$

That there are no other contracts for said work outstanding, and that there is nothing due or to become due to any person for material, labor or other work of any kind done or to be done upon or in connection with said work other than above stated.

DATE	SIGNATURE

SUBSCRIBED AND SWORN TO BEFORE ME THIS DAY OF , 20 .

NOTARY PUBLIC

*EXTRAS INCLUDE BUT ARE NOT LIMITED TO CHANGE ORDERS, BOTH ORAL AND WRITTEN, TO THE CONTRACT.

Exhibit “E” Aerial Lift Form

Select equipment type utilized or project type

☐	Powered Platform	☐	Roofing Work

☐	Cooling Tower Services

☐	Swing Staging System	☐	Scissor Lift

☐	Lifts

☐	Crane	☐	Extension Ladder

☐	Other Work

☐	Scaffolding	☐	Elevated HVAC Equipment

☐	Equipment

☐	Bucket Truck	☐	Equipment Maintenance Services

☐	Man Lift	☐	Bosun Chair

		☐	Standard information

☐	Material Deliveries	☐	Glass Replacement

Date:

Job Name:

Job Location:

Contractor Name:

Contractor Telephone Info

Sub-Contractor (if Applicable)

Description of Work:

Equipment Type:

Manufacturer of Equipment:

Plan Prepared By:

Forman:

Competent Person: (if someone other than foreman)

Required documentation

Items checked below are site-specific safety rules and documents required prior to start of any work:

☐

☐	Provide insurance certificate (use attached sample enclosed with contract)

☐	Executed copy of powered platform addendum 3003b5

☐	Provide a signed asbestos acknowledgment letter (as applicable)

☐	Provide a copy of contractor’s company safety plan

☐	Provide training certificates for each person working on-site

☐	Provide employee identification for all employees working on-site

☐	Provide written work specific safety procedure (see below)

☐	Provide police detail / traffic coordination

☐	Provide a most recent maintenance record of equipment being used

☐	Please provide equipment pre-operational check-list if applicable

☐	Provide P.E approved work plan or letter for specific procedure (structural tie-in,weight loading, tie-off locations & etc.)

☐	Review radio frequency safety procedures

☐

☐	Provide any required federal or state permits associated with the project

☐	Completed and notarized OSHA Acknowledgement Certification Record (attached)

Work specific safety procedure

Explain method of set-up, tie-off procedures and layout. Refer to and include OSHA standards and other applicable federal and state regulations as it relates to the specific scope of work. Provide a detailed explanation below. If work is associated to maintenance of equipment within safe distances per OSHA guidelines please explain acknowledgement of such distances. (or attach separate document)

OSHA Acknowledgement Certification Record

State of

                 SS

County of

The undersigned                                         , who is employee of                                                       located at                                          hereby certifies that he is a competent person pursuant to the Requirements of OSHA and is responsible for safety of his employees and that on                                          understands hazards associated at                                               location and has read & understands OSHA standards and other federal and state regulations associated with work being performed.

Signature

SIGNED AND SWORN TO BEFORE ME

THIS                      DAY OF

Notary Public

EXHIBIT 9

TENANT WORK INSURANCE SCHEDULE

Tenant shall cause to be maintained and kept in force by any general contractors, sub-contractors or other third party entities where required by contract, throughout any period of alterations to the Premises or the Building by Tenant, the following insurance coverages:

(1) Property Insurance. “All-Risk” or “Special” Form property insurance, and/or Builders Risk coverage for major renovation projects, including, without limitation, coverage for fire, earthquake and flood; boiler and machinery (if applicable); sprinkler damage; vandalism; malicious mischief coverage on all equipment, furniture, fixtures, fittings, tenants work, improvements and betterments, business income, extra expense, merchandise, inventory/stock, contents, and personal property located on or in the Premises. Such insurance shall be in an amount equal to the full replacement cost of the aggregate of the foregoing and shall provide coverage comparable to the coverage in the standard ISO “All-Risk” or “Special” form, when such coverage is supplemented with the coverages required above. Property policy shall also include coverage for Plate Glass, where required by written contract.

Builders Risk insurance coverage may be provided by the general contractor on a blanket builders risk policy with limits adequate for the project, and evidencing the additional insureds as required in the Lease.

(2) Liability Insurance. General Liability, Umbrella/Excess Liability, Workers Compensation and Auto Liability coverage as follows:

(a)	General Liability	$1,000,000 per occurrence

$1,000,000 personal & advertising injury
$2,000,000 products/completed operations aggregate
$2,000,000 general aggregate

The General Contractor is required to maintain, during the construction period and up to 3 years after project completion, a General Liability insurance policy, covering bodily injury, personal injury, property damage, completed operations, with limits to include a $1,000,000 limit for blanket contractual liability coverage and adding Landlord as additional insured as respects the project during construction and for completed operations up to 3 years after the end of the project. Landlord requires a copy of the ISO 20 10 11 85 Additional Insured endorsement, showing Landlord as an additional insured to the GC’s policy.

(b)	Auto Liability	$1,000,000 combined single limit (Any Auto)

for bodily injury and property damage, hired
and non-owned cover.

EXHIBIT 9, PAGE 1

(c)	Workers Compensation	Statutory Limits

	Employers Liability	$1,000,000 each accident
$1,000,000 each employee
$1,000,000 policy limit

General Contractor shall ensure that any and all sub-contractors shall maintain equal limits of coverage for Workers Compensation/EL and collect insurance certificates verifying same.

(d)	Umbrella/Excess Liability	$3,000,000 per occurrence

$3,000,000 aggregate

(e) Environmental Insurance – To the extent required by Landlord Contractors’ commercial general liability/umbrella insurance policy(ies) shall include Landlord and Landlord’s designees as additional insureds, and shall include a primary non-contributory provision. Liability policy shall contain a clause that the insurer may not cancel or materially change coverage without first giving Landlord thirty (30) days prior written notice, except cancellation for non-payment of premium, in which ten (10) days prior written notice shall be required.

(3) Deductibles. If any of the above insurances have deductibles or self insured retentions, the Tenant and/or contractor (policy Named Insured) shall be responsible for the deductible amount.

All of the insurance policies required in this Exhibit 9 shall be written by insurance companies which are licensed to do business in the State where the property is located, or obtained through a duly authorized surplus lines insurance agent or otherwise in conformity with the laws of such state, with an A.M. Best rating of at least A and a financial size category of not less than VII. Tenant shall provide Landlord with certificates of insurance upon request, prior to commencement of the Tenant/contractor work, or within thirty (30) days of coverage inception and subsequent renewals or rewrites/replacements of any cancelled/non-renewed policies.

EXHIBIT 9, PAGE 2